UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Vertex Pharmaceuticals Incorporated
(Name of Registrant as Specified In Its Charter)

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VERTEX

THE SCIENCE *of* POSSIBILITY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 15, 2016

2016 PROXY STATEMENT VERTEX PHARMACEUTICALS INCORPORATED

DEAR SHAREHOLDERS:

2015 was a year of tremendous success for Vertex and more importantly, for the thousands of people across the world with cystic fibrosis (CF). Our dream has been to create a company that has the scientific wherewithal and the financial strength to consistently discover and develop transformative medicines that can treat the underlying cause of serious diseases, like CF. We are making that dream a reality one patient at a time.

Four years ago, there were no medicines to treat the underlying cause of CF. Today, we have two medicines approved for approximately 25,000 patients worldwide - about a third of all patients with this disease. Much of this progress was achieved in 2015 with the approval of ORKAMBI® in the United States and Europe and label expansions for KALYDECO®. Despite this progress, we are far from done. The people of Vertex are motivated, not by what we have accomplished, but by what we have to do to help all people with CF and other serious diseases. Looking ahead, we have a clear path to reach that goal and are committed to delivering.

In 2015, we significantly advanced our pipeline in CF, bringing two next-generation correctors into the clinic, in-licensing an investigational ENaC inhibitor from Parion Sciences, Inc., and establishing a collaboration with CRISPR Therapeutics to discover new approaches to treating a number of diseases, including CF. We also diversified our pipeline of new medicines, and now have multiple medicines in the clinic for a variety of serious diseases outside of CF; diseases in which our understanding of the underlying biology is strong.

Entering 2016, we are on a path toward sustained earnings and revenue growth, and over the last few years, have transitioned from a development-stage organization to a global commercial-stage biotech company with two approved medicines in markets across the world. We increased CF net product revenues to nearly $1 billion in 2015 and have a strong balance sheet.

In summary, we are truly a different company today than we were four years ago - and even at the beginning of last year. We are in a position of incredible opportunity and responsibility - to patients and to you, our shareholders. What excites me most about our future is where the science is taking us - the transformative nature of the medicines we are discovering and developing to address even more serious diseases. And how our unique business model has positioned us to deliver earnings while also, continuing to invest in our pipeline to develop additional transformative medicines.

All of us at Vertex are humbled and inspired by the CF community, the patients, families and their caregivers who we hear from every day. Thank you for the support you’ve provided to help us get to where we are today, and for inspiring our vision of helping people around the world with serious diseases live healthy, full lives.

Jeffrey M. Leiden, M.D., Ph.D.
Chairman, Chief Executive Officer and President

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholders:
You are invited to attend Vertex Pharmaceuticals Incorporated’s 2016 Annual Meeting of Shareholders. At the meeting, shareholders will vote:

•	to elect the four director nominees that are set forth in the attached proxy statement to the class of directors whose term will expire in 2019;

•	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2016;

•	to approve our named executive officers’ compensation in an advisory vote; and

•	on four proposals submitted by our shareholders, if properly presented at the meeting.
Shareholders also will transact any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

MEETING INFORMATION:
Date:	June 15, 2016
Time:	9:30 a.m.
Location:	50 Northern Avenue Boston, Massachusetts 02210
Record Date:	You can vote if you were a shareholder of record on April 20, 2016.
Your vote matters. Whether or not you plan to attend the annual meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Michael J. LaCascia
Secretary
April 29, 2016

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. This proxy statement and the enclosed proxy card are first being mailed or furnished to our shareholders on or about May 2, 2016. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015 are available to holders of record of our common stock at www.envisionreports.com/vrtx and to beneficial holders of our common stock at www.edocumentview.com/vrtx.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 2

SUMMARY INFORMATION

To assist you in reviewing this year's proposals, we call your attention to the following proxy summary. This is only a summary; please review this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015, or 2015 Annual Report, in full.

PROXY SUMMARY
We are dedicated to developing transformative medicines for people with serious diseases. Over the last several years, we have met or exceeded our goals, building on our leadership position in the treatment of cystic fibrosis, or CF, advancing and broadening our pipeline, increasing revenues and establishing a strong financial profile. We have two medicines that together are approved to treat approximately 25,000 patients with CF, or approximately one third of the CF population worldwide. These medicines are the first, and only, medicines that treat the underlying cause of CF, and we believe they have fundamentally changed the way eligible patients can be treated. In addition, we have a strong CF pipeline, with multiple drug candidates, that may allow us to help all patients with this rare and life-shortening disease.
Specifically, in 2015 we:

•	Increased the number of CF patients who are eligible for treatment with our medicines by approximately 700%:

◦	Obtained U.S. and E.U. approval of ORKAMBI and successfully launched ORKAMBI in the U.S.

◦	Continued to increase the number of patients eligible to receive KALYDECO through label expansions.

•	Advanced our CF development pipeline to help us reach our goal of developing treatments for all CF patients:

◦	Progressed Phase 3 development of VX-661 in combination with ivacaftor, which may enhance treatment for patients currently eligible for ORKAMBI.

◦
Initiated development of VX-152 and VX-440, next-generation correctors that could allow us to increase the benefits our medicines provide to CF patients and increase the number of CF patients eligible for our medicines.

◦
In-licensed from Parion Sciences, Inc. VX-371, an investigational ENaC inhibitor, which provides us an approach that, if successful, could be used as a treatment for all CF patients regardless of their CFTR mutation.

◦
Established a collaboration with CRISPR Therapeutics AG pursuant to which we are seeking to discover medicines aimed at the underlying genetic causes of human diseases, including CF, using CRISPR-Cas9 gene editing technology.

•	Expanded and diversified our pipeline and research efforts beyond CF:

◦
We are pursuing DNA damage repair, an important emerging area for the development of cancer medicines. We are evaluating VX-970 and VX-803, our most advanced oncology drug candidates, in early-stage clinical trials.

◦	In pain, a Phase 2 clinical trial of VX-150 is ongoing, and we expect to begin clinical development of VX-241 in 2016.

•	Grew revenues, maintained our financial strength and became cash flow positive in the fourth quarter of 2015, allowing us to continue to invest significantly in R&D and return value to shareholders:

◦	Increased CF net product revenues by 112% compared to 2014, with significant additional increases expected in 2016.

◦	Entered 2016 with approximately $1.0 billion in cash, cash equivalents and marketable securities.
Our accomplishments reflect the leadership and focus of our executive team in driving exceptional company performance and have led to consistently high shareholder returns and increasing CF net product revenues.
Share Price
(as of December 31, per share)

CF Net Product Revenues
(millions)

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 3

SUMMARY INFORMATION (continued)

Compensation and Shareholder Engagement
We have adopted significant changes to our executive compensation program, and in particular, to the equity compensation component, which were implemented in early 2016. The new equity compensation reflects fundamental changes in our business and financial profile and feedback we received from our shareholders. While we continually engage in dialogue with our shareholders, we increased our level of engagement in response to the decline in support for our advisory say-on-pay proposal at our 2015 annual meeting. Over the past year, we held specific discussions regarding executive compensation with shareholders representing approximately 75% of our outstanding stock.
Similar to other development-stage companies and consistent with market practices, our long-term equity grants historically have been weighted toward granting equity awards at levels based on absolute numbers of shares, which we refer to as a share-based approach. Over the last several years, the value of annual compensation reported in the Summary Compensation Tables for our named executive officers has increased due primarily to our share-based approach, the strong performance of our business and increases in our share price. During this period, we also matured from a development-stage company to a commercial-stage global biotechnology company with a strong financial profile and a clear path to sustainable revenues and earnings growth. In early 2016, consistent with market practices for companies at our stage of development we transitioned from a share-based approach to a value-based approach for our long-term equity program.
Adoption of New "Value-Based" Equity Compensation Program
In response to the feedback we received during our shareholder engagement efforts, we adopted a new approach for 2016 for granting equity and equity-based compensation to our executives, including our named executive officers. Under this program (which we sometimes refer to herein as our "value-based" program), awards of equity compensation are no longer based upon a targeted number of shares. The value-based program provides that:

•
Annual awards to our executives will be sized based upon a target grant-date value, which will be determined based upon a holistic analysis of market data, business needs and other considerations that the management development and compensation committee, or MDCC, deems relevant;

•	The targeted values are expected to result in grants with significantly fewer shares on an annual basis than the prior, share-based approach;

•	The awards themselves will be comprised of a mix of award types, and a majority of the value of each award will have performance features (e.g., performance vesting or stock option awards); and

•
The size of annual equity awards also takes into consideration individual performance results as well as adherence to corporate values, including our uncompromising commitment to patients and focus on innovation.

Under the value-based program, our CEO will be eligible for annual equity awards with a value between zero and $14 million (with the actual value depending upon his performance), as compared to a grant date fair-value of $23.3 million in 2015 under the prior share-based approach. Our other named executive officers will be eligible for annual equity awards with values between zero and $4.5 million, as compared to the grant date fair-values for such officers in 2015, which ranged from $6.6 million to $7.5 million.

In reviewing the compensation information included in this proxy statement, it is important to note that the equity compensation in these tables for 2015 reflects compensation received under the program we had in place prior to the changes implemented in early 2016.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 4

SUMMARY INFORMATION (continued)

Shareholder Feedback and Response
The following chart summarizes what we heard from shareholders and how we responded in our revised equity compensation program.

CONCERNS WE HEARD	WHAT WE DID
Magnitude of awards resulting from our share-based equity program	Changed to a value-based equity program which should reduce grant date fair-value of our CEO's equity awards by 40% in 2016
Exclusive use of time-based equity	Implemented performance-contingent restricted stock unit awards, significantly reducing our reliance on time-based stock option awards
Rigor of vesting terms for one-time retention awards granted in 2014	Implemented balanced financial and non-financial metrics with a substantial risk of forfeiture for performance-contingent restricted stock unit awards
Dilution created by compensation program	Changed to value-based program which should significantly reduce dilution; for example, the number of shares at target subject to CEO equity awards will decrease by approximately 44% in 2016

A detailed discussion and analysis of our executive compensation begins on page 46 of this proxy statement. Consistent with the changes we made to our executive compensation program, we also have implemented changes to our non-employee director compensation program to shift to a value-based program that will result in a more than 50% decrease in non-employee director equity compensation in 2016 as compared to 2015.
Proxy Access and Shareholder Engagement
Throughout 2015, we continued discussions with a number of our shareholders regarding, among other matters, our corporate governance practices. During these discussions we listened to our shareholders' perspectives and gained insight into how we could further align the interests of our company with the interests of our shareholders. In April 2016, we implemented a proxy access by-law. This amendment to our by-laws was in response to the approval of a proxy access shareholder proposal at our 2015 annual meeting. Our shareholder engagement regarding proxy access included discussions over the last several months with a number of our largest shareholders that together hold approximately 46% of our outstanding stock. This engagement allowed us to gain valuable feedback as to the particular proxy access parameters that our shareholders consider appropriate. Based on that feedback and after considering various proxy access provisions recently adopted by other companies, including peers such as Alexion and pharmaceutical companies such as Pfizer, our board of directors adopted a proxy access framework that it believes will provide meaningful access for shareholders while safeguarding the interest of all our shareholders and limiting the potential for abuse.
Voting Matters

Proposal	Board of Directors Recommendation
Item 1: Election of Directors for Three Year Term Expiring in 2019	FOR all Nominees
Item 2: Ratify Selection of Independent Auditor for 2016	FOR
Item 3: Approve, on an Advisory Basis, Our Named Executive Officer Compensation	FOR
Item 4: Shareholder Proposal to Elect Each Director Annually	AGAINST
Item 5: Shareholder Proposal Concerning Accelerated Vesting of Equity Awards	AGAINST
Item 6: Shareholder Proposal Regarding Executive Equity Retention	AGAINST
Item 7: Shareholder Proposal Regarding Sustainability Report	AGAINST

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 5

TABLE OF CONTENTS

Frequently Asked Questions Regarding the Annual		Item 6: Shareholder Proposal #3	34
Meeting	7	Item 7: Shareholder Proposal #4	36
Item 1: Election of Directors	10	Compensation Discussion and Analysis
Board Structure and Composition	10	Overview	38
Shareholder-Recommended Director Candidates	11	Detailed Discussion and Analysis	46
Proxy Access By-law	11	Management Development and Compensation
Majority Vote Standard	12	Committee Report	66
Director Nominees	13	Compensation and Equity Tables	67
Continuing Directors	15	Summary Compensation Table	67
Corporate Governance and Risk Management	18	Option Exercises and Stock Vested for 2015	68
Independence, Chair and Co-Lead Independent		Total Realized Compensation Table	69
Directors	18	Grants of Plan-Based Awards During 2015	70
Board Committees	18	Outstanding Equity Awards at Fiscal Year-End
Risk Management	19	for 2015	72
Code of Conduct	19	Summary of Termination and Change of Control
Board Attendance, Committee Meetings and		Benefits	75
Committee Membership	20	Employment Contracts and Change of Control
Audit and Finance Committee	20	Arrangements	76
Corporate Governance and Nominating		Equity Compensation Plan Information	85
Committee	20	Security Ownership of Certain Beneficial
Management Development and Compensation		Owners and Management	86
Committee	21	Section 16(a) Beneficial Ownership Reporting
Compensation Committee Interlocks and		Compliance	87
Insider Participation	21	Other Information	88
Science and Technology Committee	21	Other Matters	88
Director Compensation	22	Shareholder Proposals for the 2017 Annual
Item 2: Ratification of the Appointment of		Meeting and Nominations for Director	88
Independent Registered Public Accounting Firm	25	Shareholder Communications to the Board	88
Audit and Finance Committee Report	27	Householding of Annual Meeting Materials	88
Item 3: Advisory Vote to Approve Named		Solicitation	89
Executive Officer Compensation	28	Availability of Materials	89
Item 4: Shareholder Proposal #1	30	Forward Looking Statements	89
Item 5: Shareholder Proposal #2	32
PROXY STATEMENT
This proxy statement, with the enclosed proxy card, is being furnished to shareholders of Vertex Pharmaceuticals Incorporated in connection with the solicitation by our board of directors of proxies to be voted at our 2016 annual meeting of shareholders and at any postponements or adjournments thereof. The annual meeting will be held on Wednesday, June 15, 2016, at 9:30 a.m. at our headquarters, which are located at 50 Northern Avenue, Boston, Massachusetts.
This proxy statement and the enclosed proxy card are first being mailed or otherwise furnished to our shareholders on or about May 2, 2016. Our 2015 Annual Report on Form 10-K and other materials regarding our company are being mailed to the shareholders with this proxy statement, but are not part of the proxy statement.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 6

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At the annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include:

•	The election of directors;

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm;

•	The approval, on an advisory basis, of the compensation program for our named executive officers;

•	A shareholder proposal requesting that we take necessary steps to declassify our board of directors, if properly presented at the meeting;

•	A shareholder proposal requesting that we adopt a policy limiting acceleration of equity awards to senior executives upon a change of control, if properly presented at the meeting;

•	A shareholder proposal requesting that we adopt a policy requiring that senior executives retain a percentage of their equity awards, if properly presented at the meeting; and

•	A shareholder proposal requesting a report assessing the feasibility of integrating sustainability into performance measures for senior executive compensation, if properly presented at the meeting.
Management, chairs of each committee of our board of directors and representatives of Ernst & Young LLP are expected to attend the annual meeting and be available to respond to questions from shareholders.
WHAT IS A PROXY?
It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Jeffrey M. Leiden, Ian F. Smith, Michael Parini and Michael J. LaCascia to serve as proxies at the annual meeting.
WHAT IS A PROXY STATEMENT?
It is a document that provides certain information about a company and matters to be voted upon at a meeting of shareholders. The SEC and other applicable law require us to give you, as a shareholder, the information in this proxy statement and certain other information when we are soliciting your vote.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?
Shareholders of Record. If your shares are registered in your name with our transfer agent, Computershare, you are a shareholder of record with respect to those shares, and these proxy materials were sent directly to you by Computershare.
Street Name Holders. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in “street name.” The proxy materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your bank or broker how to vote the shares held in your account.
HOW MANY SHARES MUST BE REPRESENTED IN ORDER TO HOLD THE ANNUAL MEETING?
In order for us to conduct the annual meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. If you are a shareholder of record, your shares are counted as present if you properly return a proxy card or voting instruction form by mail or if you attend the annual meeting and vote in person. If you are the beneficial owner of shares held in “street name,” you must follow the instructions of your bank or broker in order to direct them how to vote the shares held in your account. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the annual meeting until a quorum is obtained.
HOW CAN I VOTE AT THE ANNUAL MEETING IF I OWN SHARES IN STREET NAME?
If you are a street name holder, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your bank or broker. A legal proxy is a bank’s or broker’s authorization for you to vote the shares it holds in its name on your behalf.
WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?
The record date for the annual meeting is April 20, 2016 and was established by our board of directors. On the record date, there were 247,349,864 shares of our common stock entitled to vote. Owners of record of common stock at the close of business on the record date are entitled to:

•	receive notice of the annual meeting; and

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 7

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING (continued)

•	vote at the annual meeting and any adjournment or postponement of the annual meeting.
IF I SUBMIT A PROXY, MAY I LATER REVOKE IT AND/OR CHANGE MY VOTE?
Shareholders may revoke a proxy and/or change their vote prior to the completion of voting at the annual meeting by:

•	signing another proxy card with a later date and delivering it to our Secretary, Michael J. LaCascia, 50 Northern Avenue, Boston, Massachusetts 02210, before the annual meeting; or

•	voting at the annual meeting, if you are a shareholder of record or hold your shares in street name and have obtained a legal proxy from your bank or broker.
WHAT IF I DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?
Shareholders should specify their choice for each matter following the directions described on their proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•	FOR the election of all director nominees;

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2016;

•	FOR our executive compensation program;

•	AGAINST the shareholder proposal requesting that we take necessary steps to declassify our board of directors;

•	AGAINST the shareholder proposal requesting that we adopt a policy limiting acceleration of equity awards to senior executives upon a change of control;

•	AGAINST the shareholder proposal requesting that we adopt a policy requiring that senior executives retain a percentage of their equity awards; and

•	AGAINST the shareholder proposal requesting a report assessing the feasibility of integrating sustainability into performance measures for senior executive compensation.
ARE MY SHARES VOTED IF I DO NOT PROVIDE A PROXY?
If you are a shareholder of record and do not provide a proxy, you must attend the annual meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker if you do not provide voting instructions. Banks and brokers have the authority under applicable rules to vote shares on routine matters for which their customers do not provide voting instructions. The ratification of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter. Each of the other proposals, including the election of directors, the advisory vote with respect to our executive compensation program and the four shareholder proposals are not considered routine, and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote on those matters are counted as “broker non-votes” and will have no effect on the results of those votes.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AND HOW ARE VOTES COUNTED?
Item 1: Election of Directors
The nominees for director in an uncontested election who receive a majority of the votes from shareholders present in person or represented by proxy at the annual meeting (more votes cast “FOR” such director than “WITHHELD” from such director) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR or WITHHOLD your vote from any one or more of the nominees.
Item 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
To be approved, this proposal must receive an affirmative vote from shareholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.
Item 3: Advisory Vote to Approve Named Executive Officer Compensation
To be approved, this proposal must receive an affirmative vote from shareholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.
Item 4: Shareholder Proposal Requesting That We Take Necessary Steps to Declassify Our Board of Directors
To be approved, this proposal must receive an affirmative vote from shareholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.
Item 5: Shareholder Proposal Requesting That We Adopt a Policy Limiting Acceleration of Equity Awards to Senior Executives Upon a Change of Control
To be approved, this proposal must receive an affirmative vote from shareholders present in person or represented by

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FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING (continued)

proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.
Item 6: Shareholder Proposal Requesting That We Adopt a Policy Requiring that Senior Executives Retain a Percentage of their Equity Awards
To be approved, this proposal must receive an affirmative vote from shareholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.
Item 7: Shareholder Proposal Requesting a Report Assessing the Feasibility of Integrating Sustainability into Performance Measures for Senior Executive Compensation
To be approved, this proposal must receive an affirmative vote from shareholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.
WHERE CAN I FIND MORE INFORMATION ABOUT MY VOTING RIGHTS AS A SHAREHOLDER?
The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that website at sec.gov/spotlight/proxymatters.shtml.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 9

ITEM 1 - ELECTION OF DIRECTORS

Our board of directors has nominated Joshua Boger, Terrence C. Kearney, Yuchun Lee and Elaine S. Ullian for re-election at our 2016 annual meeting of shareholders to hold office until our 2019 annual meeting of shareholders.
Our board of directors is our company’s ultimate decision-making body, except with respect to those matters reserved to the shareholders. Our board selects our senior management team, who in turn are responsible for the day-to-day operations of our company. Our board acts as an advisor and counselor to senior management and oversees its performance.
Our board consists of directors divided into three classes, with each class holding office for a three-year term. Joshua Boger, Terrence C. Kearney, Yuchun Lee and Elaine S. Ullian, current Class III Directors, have been nominated by our board for election at the 2016 annual meeting of shareholders for three-year terms that will expire at the 2019 annual meeting of shareholders. Each of the nominees has agreed to be named in this proxy statement and to serve if elected. We believe that all of the nominees will be able and willing to serve if elected. However, if any nominee should become unable for any reason or unwilling to serve, proxies may be voted for another person nominated as a substitute by our board, or our board may reduce the number of directors.
BOARD STRUCTURE AND COMPOSITION
The corporate governance and nominating committee of our board of directors is responsible for recommending the composition and structure of our board and for developing criteria for board membership. This committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to general corporate strategy and oversight of corporate performance, risk management, organizational development and succession planning.
Our by-laws provide that the size of our board may range between three and eleven members. We currently have nine members on our board. Following our 2016 annual meeting and the election of the four directors, we expect that Dr. Boger will resign as a Class III director and will be re-appointed to our board as a Class I Director, with a term expiring in 2017, in order to ensure that the number of members of each class of our board of directors remains as nearly equal as possible. Our corporate governance and nominating committee may seek additional director candidates who meet the criteria below in order to complement the qualifications and experience of our existing board members. Our corporate governance and nominating committee may engage a search firm to recommend candidates who satisfy the criteria.
Director Criteria, Qualifications and Experience; Diversity. The corporate governance and nominating committee seeks to recommend for nomination directors of stature who have a substantive knowledge of our business and industry or who can bring to the board specific and valuable strategic or management capabilities acquired in other industries. The committee expects each of our directors to have proven leadership, sound judgment, integrity and a commitment to the success of our company. We also seek personal qualities that foster a respectful environment in which our directors listen to one another and are engaged and constructive. These goals for our board composition presuppose a diverse range of viewpoints, experiences and specific expertise. The corporate governance and nominating committee considers a nominee’s personal characteristics and business experience relative to those of our existing board members, including the type of prior management experience, levels of expertise relevant to our business and its growth stage, prior board service, reputation in the business community, personal characteristics such as gender and race and other factors that the committee believes to be important. At this time, our commitment to diversity is demonstrated by the composition of our board, which includes three women and two ethnically diverse individuals.
The key experience, qualifications, attributes and skills brought by our directors to our board that are important to our business include:

•
Corporate leadership experience. We believe that directors who have held significant corporate leadership positions over extended periods of time provide our company with special insights. These people generally have a practical understanding of organizational processes and strategy that is valuable during periods of organizational change and growth.

•
Industry knowledge. We seek directors with substantive knowledge of the biotechnology, pharmaceutical or related industries. We believe that having a substantial portion of our board of directors comprised of individuals with

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 10

ITEM 1 - ELECTION OF DIRECTORS (continued)

experience as executives or directors in these industries provides our board with the background necessary to counsel our management regarding the issues facing our company.

•
Financial expertise. We believe that an understanding of finance is important for our board of directors, and our budgeting processes and financial and strategic transactions require our directors to be financially knowledgeable. In addition, we seek to have a number of directors qualified to serve on our audit and finance committee and at least one director with in-depth knowledge of financial statements and financial reporting processes sufficient to qualify as an audit committee financial expert under applicable regulatory standards.

•
Scientific experience. As a biopharmaceutical company that seeks to develop transformative medicines for patients with serious diseases, we look for directors with backgrounds in science and technology and in particular the research and development of pharmaceutical products.

•
Commitment to company values and goals. We seek directors who are committed to our company and its values and goals and who value the contributions that can be provided by individuals who believe in our company and its prospects for success.

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES
The corporate governance and nominating committee will consider director candidates recommended by shareholders using the same criteria for director selection described above under Director Criteria, Qualifications and Experience; Diversity. Shareholders recommending candidates for consideration should submit any pertinent information regarding the candidate, including biographical information and a statement by the proposed candidate that he or she is willing to serve if nominated and elected, by mail to our corporate secretary at our offices at 50 Northern Avenue, Boston, Massachusetts 02210. If a shareholder wishes to nominate a candidate to be considered for election as a director at the 2017 annual meeting of shareholders using the procedures set forth in our by-laws, the shareholder must follow the procedures described in Other Information—Shareholder Proposals for the 2017 Annual Meeting and Nominations for Director on page 88 of this proxy statement.
PROXY ACCESS BY-LAW
In April 2016, we amended our by-laws and adopted proxy access, a process that allows qualifying shareholders to nominate a director candidate for consideration at an annual meeting of shareholders and have such candidate be included in our proxy materials for the applicable shareholder meeting. This amendment was in response to the approval of a shareholder proposal at our 2015 annual meeting. Our engagement with our shareholders regarding proxy access included discussions over the last several months with a number of our largest shareholders that together hold approximately 46% of our outstanding stock. This engagement allowed us to gain valuable feedback as to the particular proxy access parameters that our shareholders consider appropriate. Based on that feedback and after considering various proxy access provisions recently adopted by other companies, including biotech peers such as Alexion and pharmaceutical companies such as Pfizer, our board of directors adopted a proxy access framework that it believes will provide meaningful access for shareholders while safeguarding the interest of all our shareholders and limiting the potential for abuse. The key elements of our proxy access by-law are as follows:

PROVISION	REQUIRMENT
Ownership Threshold and Holding Period	Available to shareholders owning 3% or more of our shares continuously for at least 3 years.
Number of Board Seats	Total number of proxy access nominees is capped at 20% of the existing board seats (or the closest whole number below 20%), with a minimum of two.
Creeping Control
A proxy access nominee elected to our board counts towards the cap on proxy access nominees for the two annual meetings following the election if such proxy access nominee's term extends beyond the upcoming annual meeting.

Aggregation Limits	20-shareholder limit on the number of shareholders who can aggregate their shares to satisfy the 3% ownership requirement.
Proxy Fights	Proxy access nominees will not be included in the proxy materials if we receive notice that a shareholder intends to nominate a candidate who is not to be included in our proxy materials.
Future Ineligibility	Proxy access nominees who fail to receive at least 10% of the votes cast "for" such nominee may not be re-nominated as a proxy access nominee for the next two annual meetings.

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ITEM 1 - ELECTION OF DIRECTORS (continued)

The above table is only a summary of our proxy access by-law and is qualified in its entirety by the actual amendment to our by-laws, which is set forth in Exhibit 3.1 of a Current Report on Form 8-K, that we filed with the SEC on April 27, 2016. A shareholder who wishes to nominate a proxy access nominee to be considered for election as a director at the 2017 annual meeting of shareholders, must follow the procedures set forth in our by-laws as well as those described in Other Information—Shareholder Proposals for the 2017 Annual Meeting and Nominations for Director on page 88 of this proxy statement.
MAJORITY VOTE STANDARD
Our by-laws provide for a majority vote standard for uncontested elections of our directors. Under our by-laws, director nominees in an uncontested election who receive more votes cast “for” such director nominee than “withheld” from such director nominee are elected. Our board’s policy is that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” the nominee’s election shall promptly tender his or her resignation to the chair of our board following certification of the shareholder vote. Our corporate governance and nominating committee will promptly consider the tendered resignation. Based on all factors it deems in its discretion to be relevant, the committee will recommend that our board either accept or reject the resignation and may recommend that the board adopt measures designed to address any issues perceived to underlie the election results. Our board will then act on the corporate governance and nominating committee’s recommendation. We will promptly disclose our board’s decision, including, if applicable, the reasons for rejecting the tendered resignation. Any director whose resignation is being considered under this policy will not participate in the corporate governance and nominating committee or board considerations, recommendations or actions with respect to the tendered resignation.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES.

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ITEM 1 - DIRECTOR NOMINEES

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the board of directors to conclude that the director nominee or continuing director should serve on our board at this time.
DIRECTOR NOMINEES
CLASS III DIRECTORS— PRESENT TERMS EXPIRING IN 2016 AND PROPOSED TERMS TO EXPIRE IN 2019

Joshua Boger, Ph.D.[1]
Age: 65	Chair – Science and Technology Committee
Director Since: 1989

Dr. Boger is the founder of Vertex and has been a director since our inception in 1989. He was our Chief Executive Officer from 1992 through May 2009. He was our Chairman of our board of directors from 1997 until May 2006 and our President from our inception until December 2000, and from 2005 through February 2009. He was our Chief Scientific Officer from 1989 until May 1992. Prior to founding Vertex in 1989, Dr. Boger held the position of Senior Director of Basic Chemistry at Merck Sharp & Dohme Research Laboratories in Rahway, New Jersey, where he headed both the Department of Medicinal Chemistry of Immunology & Inflammation and the Department of Biophysical Chemistry. Dr. Boger holds a B.A. in chemistry and philosophy from Wesleyan University and M.S. and Ph.D. degrees in chemistry from Harvard University.
Skills and Qualifications: Dr. Boger’s qualifications for our board of directors include his extensive industry knowledge and leadership experience. Dr. Boger brings an in-depth knowledge of issues facing our company and our industry as a result of his experience founding and leading Vertex and his distinguished career as a scientist.

Terrence C. Kearney
Age: 61	Chair – Audit and Finance Committee
Director Since: 2011	Member – Management Development and Compensation Committee

Mr. Kearney served as the Chief Operating Officer of Hospira, Inc., a specialty pharmaceutical and medication delivery company, from April 2006 to January 2011. From April 2004 to April 2006, he served as Hospira’s Senior Vice President, Finance, and Chief Financial Officer, and he served as Acting Chief Financial Officer through August 2006. Mr. Kearney served as Vice President and Treasurer of Abbott Laboratories from 2001 to April 2004. From 1996 to 2001, Mr. Kearney was Divisional Vice President and Controller for Abbott’s International Division. Mr. Kearney serves as a member of the Board of Directors at Acceleron Pharma Inc., a biopharmaceutical company, and AveXis, Inc., a gene therapy company, and served as a member of the Board of Directors at Innoviva, Inc. (formerly known as Theravance, Inc.), a royalty management company, until April 2016. He received his B.S. in biology from the University of Illinois and his M.B.A. from the University of Denver.
Skills and Qualifications: Mr. Kearney’s corporate leadership experience, industry knowledge and financial expertise make him a valuable contributor to our board of directors. He has a practical perspective on the management of global pharmaceutical operations, including commercial, manufacturing and research and development activities, and financial management strategies. He is an “audit committee financial expert” as defined in SEC regulations, with particular experience in matters faced by the audit committee of a company with pharmaceutical product revenues and related expenses.

1Following our 2016 annual meeting and the election of the four directors, we expect that Dr. Boger will resign as a Class III director and will be re-appointed to our board as a Class I Director, with a term expiring in 2017, in order to ensure that number of members of each class of our board of directors remains as nearly equal as possible.

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ITEM 1 - DIRECTOR NOMINEES (continued)

Yuchun Lee
Age: 50	Member – Audit and Finance Committee
Director Since: 2012	Member – Science and Technology Committee

Mr. Lee has served as an Executive in Residence (XIR) and Partner of General Catalyst Partners, a venture capital firm, since April of 2013. Mr. Lee also serves as the Chief Executive Officer of two software companies, Clarabridge, Inc. and Allego Inc. Mr. Lee was the Vice President of IBM’s Enterprise Marketing Management Group from November 2010 through January 2013. Mr. Lee co-founded Unica Corporation, a provider of software and services used to automate marketing processes, in 1992, and was Unica’s President and/or Chief Executive Officer from 1992 through November 2010, when Unica was acquired by IBM. From 1989 to 1992, Mr. Lee was a senior consultant at Digital Equipment Corporation, a supplier of general computing technology and consulting services. Mr. Lee holds a B.S. and an M.S. in electrical engineering and computer science from the Massachusetts Institute of Technology and an M.B.A. from Babson College.
Skills and Qualifications: Mr. Lee’s expertise in marketing processes and customer engagement and business and financial experience make him a valuable contributor to our board of directors. Mr. Lee is an innovator who founded and managed the growth of a successful technology company and gained further leadership experience while serving as an executive at IBM. Mr. Lee’s experiences outside of the biopharmaceutical sector provide the board with an important perspective on the issues facing the company.

Elaine S. Ullian	Co-lead Independent Director
Age: 68	Chair – Corporate Governance and Nominating Committee
Director Since: 1997	Member – Management Development and Compensation Committee

Ms. Ullian served as President and Chief Executive Officer of Boston Medical Center, a private, not-for-profit, 626-bed, academic medical center with a community-based focus, from 1996 through January 2010. From 1994 to 1996, she served as President and Chief Executive Officer of Boston University Medical Center Hospital. From 1987 to 1994, Ms. Ullian served as President and Chief Executive Officer of Faulkner Hospital. She also serves as a director of Thermo Fisher Scientific Inc. and Hologic, Inc. Ms. Ullian holds a B.A. in political science from Tufts University and an M.P.H. from the University of Michigan.
Skills and Qualifications: Ms. Ullian brings significant leadership experience acquired as the CEO of large health care providers to our board of directors. The knowledge she obtained serving as an executive, together with her extensive experience serving on the boards of directors of multiple public companies in the healthcare field, provide her with the expertise required to serve as one of our co-lead independent directors and as the chair of our corporate governance and nominating committee. She also provides the board with the perspective of providers, payors and patients, for whom our products are intended.

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ITEM 1 - CONTINUING DIRECTORS

CONTINUING DIRECTORS
CLASS I DIRECTORS —TERMS EXPIRING IN 2017

Margaret G. McGlynn
Age: 56	Member – Science and Technology Committee
Director Since: 2011
Ms. McGlynn served as the President and Chief Executive Officer of the International AIDS Vaccine Initiative, a global not-for-profit organization whose mission is to ensure the development of safe, effective and accessible HIV vaccines for use throughout the world, from July 2011 until September 2015. Ms. McGlynn served as President, Vaccines and Infectious Diseases of Merck & Co., Inc. from 2005 until 2009. Ms. McGlynn joined Merck in 1983 and served in a variety of marketing, sales and managed care roles. Ms. McGlynn serves as a member of the Board of Directors for Air Products and Chemicals, Inc., a company specializing in gases and chemicals for industrial uses, and Amicus Therapeutics, Inc., a biopharmaceutical company. She is also a member of the National Industrial Advisory Committee at the University at Buffalo School of Pharmacy and Pharmaceutical Sciences. Ms. McGlynn holds a B.S. in Pharmacy and an M.B.A. in Marketing from the State University of New York at Buffalo.

Skills and Qualifications: Ms. McGlynn’s corporate leadership experience and industry knowledge make her a valuable contributor to our board of directors. Her service as an executive at Merck and her service on the board of Amicus Therapeutics and the board and audit committee of Air Products and Chemicals, Inc. give her a practical understanding of organizational practices valuable to a company at our stage of growth. Her experience in the development of treatments for infectious diseases provides her with a valuable understanding of the scientific issues we face in the drug development process.

William D. Young
Age: 71	Member – Corporate Governance and Nominating Committee
Director Since: 2014	Member – Management Development and Compensation Committee
Mr. Young is a Venture Partner at Clarus Ventures, a life sciences venture capital firm, which he joined in 2010. Prior to Clarus Ventures, Mr. Young served from 1999 until June 2009 as the Chairman and Chief Executive Officer of Monogram Biosciences, Inc., a biotechnology company acquired by Laboratory Corporation of America in June 2009. From 1980 to 1999, Mr. Young was employed at Genentech, Inc. in positions of increasing responsibility, including as Chief Operating Officer from 1997 to 1999, where he was responsible for all product development, manufacturing and commercial functions. Prior to joining Genentech, Mr. Young was with Eli Lilly & Co. for 14 years. Mr. Young currently serves as the Chairman of the Board of Directors of NanoString Technologies, Inc., and as a member of the Board of Directors of Theravance BioPharma Inc. Mr. Young retired from BioMarin Pharmaceutical Inc.’s Board of Directors in November 2015 and from Biogen’s Board of Directors in June 2014. Mr. Young holds a B.S. in Chemical Engineering from Purdue University, an M.B.A. from Indiana University and an Honorary Doctorate in Engineering from Purdue University. Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology.
Skills and Qualifications: Mr. Young is a valuable contributor to our board of directors due to the in-depth knowledge of the pharmaceuticals industry that he acquired through his extensive experience as both a CEO and board member at numerous pharmaceutical and biotechnology organizations and as a venture capitalist focused on the life sciences industry. Mr. Young’s strong leadership qualities, global industry knowledge and financial expertise provide him with the background to work collaboratively with both management and fellow board members in order to address issues facing our company.

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ITEM 1 - CONTINUING DIRECTORS (continued)

CLASS II DIRECTORS— TERMS TO EXPIRE IN 2018

Sangeeta N. Bhatia, M.D., Ph.D.	Member - Corporate Governance and Nominating Committee
Age: 47	Member – Science and Technology Committee
Director Since: 2015
Dr. Bhatia is a professor at the Massachusetts Institute of Technology, where she currently serves as the John J. and Dorothy Wilson Professor of Health Sciences & Technology/Electrical Engineering & Computer Science. Prior to joining the Massachusetts Institute of Technology in 2005, Dr. Bhatia was a professor of bioengineering and medicine at the University of California at San Diego from 1998 through 2005. Dr. Bhatia also is an investigator for the Howard Hughes Medical Institute, a member of the Department of Medicine at Brigham and Women’s Hospital, a member of the Broad Institute and a member of the Koch Institute for Integrative Cancer Research. Dr. Bhatia holds an Sc.B. in biomedical engineering from Brown University, an S.M. and Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School.
Skills and Qualifications: Dr. Bhatia is a leading academic scientist and medical researcher. Her extensive experience in the field of biomedical engineering and in-depth understanding on the use of advanced technologies in medical research provides valuable insights to our board, including with respect to our key research and development initiatives.

Jeffrey M. Leiden, M.D., Ph.D.	Chairman, Chief Executive Officer and President
Age: 60
Director Since: 2009
Dr. Leiden is our Chairman, Chief Executive Officer and President. He has held the positions of Chief Executive Officer and President since February 2012 after joining us as CEO Designee in December 2011. He has been a member of our Board of Directors since July 2009, the Chairman of our Board of Directors since May 2012, and served as our lead independent director from October 2010 through December 2011. Dr. Leiden was a Managing Director at Clarus Ventures, a life sciences venture capital firm, from 2006 through January 2012. Dr. Leiden was President and Chief Operating Officer of Abbott Laboratories, Pharmaceuticals Products Group, and a member of the Board of Directors of Abbott Laboratories from 2001 to 2006. From 1987 to 2000, Dr. Leiden held several academic appointments, including the Rawson Professor of Medicine and Pathology and Chief of Cardiology and Director of the Cardiovascular Research Institute at the University of Chicago, the Elkan R. Blout Professor of Biological Sciences at the Harvard School of Public Health, and Professor of Medicine at Harvard Medical School. He is an elected member of both the American Academy of Arts and Sciences, and the Institute of Medicine of the National Academy of Sciences. Dr. Leiden is a senior advisor to Clarus Ventures. Dr. Leiden serves as a director of Quest Diagnostics Inc., a medical diagnostics company, and Massachusetts Mutual Life Insurance Company, an insurance company. Dr. Leiden was a director and the non-executive Vice Chairman of the board of Shire plc, a specialty biopharmaceutical company, from 2006 to January 2012. Dr. Leiden received his M.D., Ph.D. and B.A. degrees from the University of Chicago.
Skills and Qualifications: Dr. Leiden possesses strong leadership qualities, demonstrated through his service as an executive in the pharmaceutical industry and as a life sciences venture capitalist, and has extensive knowledge of the science underlying drug discovery and development through his experiences as a distinguished physician, scientist and teacher. He also provides our board of directors with in-depth knowledge of our company through the day-to-day leadership of our executives.

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ITEM 1 - CONTINUING DIRECTORS (continued)

Bruce I. Sachs	Co-lead Independent Director
Age: 56	Chair – Management Development and Compensation Committee
Director Since: 1998	Member – Audit and Finance Committee

Mr. Sachs is a General Partner at Charles River Ventures, a venture capital firm he joined in 1999. From 1998 to 1999, he served as Executive Vice President and General Manager of Ascend Communications, Inc. From 1997 until 1998, Mr. Sachs served as President and Chief Executive Officer of Stratus Computer, Inc. From 1995 to 1997, he served as Executive Vice President and General Manager of the Internet Telecom Business Group at Bay Networks, Inc. From 1993 to 1995, he served as President and Chief Executive Officer of Xylogics, Inc. Mr. Sachs holds a B.S.E.E. in electrical engineering from Bucknell University, an M.E.E. in electrical engineering from Cornell University, and an M.B.A. from Northeastern University.

Skills and Qualifications: Mr. Sachs brings strong business judgment and financial analytical skills, honed through his experience developing business strategy at a senior management level and his success in building companies and in venture capital, to our board of directors. In addition, Mr. Sachs has extensive business leadership experience, including service as a CEO at a technology company, as well as financial expertise.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Statement of Corporate Governance Principles, which addresses the role and composition of our board of directors and the functioning of the board and its committees. You can find our governance documents, including our Statement of Corporate Governance Principles, charters for each committee of the board and our Code of Conduct, on our website www.vrtx.com under “Investors—Corporate Governance—Governance Documents.”
INDEPENDENCE, CHAIR AND CO-LEAD INDEPENDENT DIRECTORS
Our board of directors has determined that eight of our nine directors qualify as “independent” under the definition of that term adopted by The Nasdaq Stock Market LLC, or Nasdaq. These directors are Dr. Bhatia, Dr. Boger, Mr. Kearney, Mr. Lee, Ms. McGlynn, Mr. Sachs, Ms. Ullian and Mr. Young. Dr. Wayne Riley was an independent director prior to his resignation from our board in June 2015. Our independent directors generally meet in executive session at each regularly scheduled board meeting.
Dr. Leiden, our president and chief executive officer, serves as the chairman of our board. Our employment agreement with Dr. Leiden provides that he will serve as the chairman of our board through December 31, 2017. In addition, we have two co-lead independent directors who are elected by the independent directors. Each of the board committees is chaired by one of our independent directors.
Our board believes that strong, independent board leadership is a critical aspect of effective corporate governance, and our corporate governance principles require that if the chair is not an independent director, that the independent directors elect a lead independent director. Since December 2011, Mr. Sachs and Ms. Ullian have served as our co-lead independent directors. We believe this structure provides our board independent leadership, while providing the benefit of having our chief executive officer, the individual with primary responsibility for managing our day-to-day operations, chair regular board meetings as we discuss key business and strategic issues. Combined with the co-lead independent directors and experienced and independent committee chairs, this structure provides strong independent oversight of management.
Our co-lead independent directors’ responsibilities include:

•	calling and leading regular and special meetings of the independent directors;

•	serving as a liaison between our executive officers and the independent directors;

•	reviewing the planned dates for regularly scheduled board meetings and the primary agenda items for each meeting; and

•	reviewing with the chair of each board committee agenda items that fall within the scope of the responsibilities of that committee.
BOARD COMMITTEES
Our board of directors has established various committees to assist in discharging its duties: the audit and finance committee, the corporate governance and nominating committee, the MDCC and the science and technology committee. Each member of the audit and finance committee, corporate governance and nominating committee and MDCC is an independent director as that term is defined by the SEC and Nasdaq. The primary responsibilities of each of the committees are set forth below, and the committee memberships are provided in the table appearing on page 20 of this proxy statement.
Each of the committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the committee in carrying out its responsibilities.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

RISK MANAGEMENT
Our board of directors discharges its overall responsibility to oversee risk management with a focus on our most significant risks. We face considerable risk related to the commercialization of our approved products, including regulatory risk with respect to our promotional activities and competition from approved drugs and investigational drug candidates that may have product profiles superior to our approved products. We continue to invest significant resources in research programs and clinical development programs as part of our strategy to develop transformative medicines for patients with serious diseases. With respect to each of our drug development and commercialization programs, we face considerable risk that the program will not ultimately result in a commercially successful pharmaceutical product. Our board and its committees monitor and manage the strategic, compliance and operational risks related to KALYDECO, ORKAMBI and our research and development programs through regular board and committee discussions that include presentations to the board and its committees by our executive officers as well as during in-depth short- and long-term strategic reviews held at least annually.
For certain specific risk types, our board has delegated oversight responsibility to board committees as follows:

•
Our audit and finance committee oversees our enterprise risk management programs and policies, including those related to our financial and accounting systems, accounting policies and investment strategies, intellectual property strategy, information technology systems and steps our management has taken to monitor, mitigate and report on those exposures. The audit and finance committee also is responsible for addressing risks arising from related party transactions.

•	Our MDCC oversees risks associated with our compensation policies, management resources and structure, succession planning, and management development and selection processes.

•	Our corporate governance and nominating committee oversees risks related to the company’s governance structure.

•	Our science and technology committee oversees risks related to our research and development investments.
CODE OF CONDUCT
We have adopted a Code of Conduct that applies to all of our directors and employees, including our chief executive officer and chief financial and accounting officers. Our Code of Conduct is available on our website www.vrtx.com under “Investors—Corporate Governance—Governance Documents.” Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors or principal executive, financial or accounting officers will be posted on our website or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director (1)	Independence	Board	Audit and Finance	Corporate Governance and Nominating	Management Development and Compensation	Science and Technology	2015 Attendance at Meetings (2)
Sangeeta N. Bhatia	X	●		●		●	88%
Joshua Boger	X	●				Chair	100%
Terrence C. Kearney	X	●	Chair		●		100%
Yuchun Lee	X	●	●			●	100%
Jeffrey M. Leiden		Chair					100%
Margaret G. McGlynn	X	●				●	100%
Bruce I. Sachs	X	Co-lead	●		Chair		100%
Elaine S. Ullian	X	Co-lead		Chair	●		95%
William D. Young	X	●		●	●		100%
2015 Meetings		7	8	5	7	5

(1)	Each of our directors is invited to attend each meeting of shareholders. Joshua Boger, Terrence Kearney, Yuchun Lee and Margaret McGlynn attended our 2015 annual meeting of shareholders.

(2)	Includes meetings of the board of directors and meetings of each committee of the board while the director served on such committee.
Audit and Finance Committee
The primary purposes of the audit and finance committee are to:

•	appoint, oversee and replace, if necessary, our independent registered public accounting firm;

•	assist our board of directors in fulfilling its responsibility for oversight of our accounting and financial reporting processes; and

•	review and make recommendations to our board concerning our financial structure and financing strategy.
Our independent registered public accounting firm reports directly to, and is held accountable by, our audit and finance committee in connection with the audit of our annual financial statements and related services.
Mr. Kearney, the chair of our audit and finance committee, is our “audit committee financial expert” as that term is defined in applicable regulations of the SEC. In addition, each of the other members of the audit and finance committee are qualified to serve as an audit committee financial expert under the SEC's rules.
The report of the audit and finance committee appears on page 27 of this proxy statement.
Our audit and finance committee reviews and, if appropriate, recommends for approval or ratification by our board, all transactions with related persons that are required to be disclosed by us pursuant to Item 404(a) of Regulation S-K, except for transactions, if any, related to the employment of executive officers, which would be recommended for approval by the MDCC. Our policies and procedures with respect to transactions with related persons are governed by our written Related Party Transaction Policy. Pursuant to this policy, related party transactions include transactions, arrangements or relationships in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders or their immediate family members, whom we refer to as related persons, has a direct or indirect material interest, except where disclosure of such transaction would not be required pursuant to Item 404(a) of Regulation S-K. As appropriate for the circumstances, our audit and finance committee will review and consider the related person’s interest in the related party transaction and such other factors as it deems appropriate. Since January 1, 2015, we have not entered into any transactions disclosable pursuant to Item 404(a) of Regulation S-K.
Corporate Governance and Nominating Committee
The corporate governance and nominating committee:

•	assists our board of directors in developing and implementing our corporate governance principles;

•	recommends the size and composition of our board and its committees;

•	develops and recommends to our board an annual self-evaluation process to assess the effectiveness of our board and oversees this process;

•	reviews and recommends director compensation;

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

•	identifies qualified individuals to become members of our board;

•	recommends director nominations to the full board; and

•	assists the board in external recruiting and evaluating potential candidates for the CEO position.

Management Development and Compensation Committee
The primary purposes of the MDCC are to oversee the discharge of our board’s responsibilities relating to:

•	compensation and development of our executives; and

•	review and approval of our benefit and equity compensation plans.
The MDCC has the authority to delegate any of its responsibilities to individual members of the MDCC to the extent deemed appropriate by the MDCC in its sole discretion, but subject always to the general oversight of the board of directors.
See Compensation Discussion and Analysis—Detailed Discussion below for a discussion of the MDCC’s role in overseeing executive compensation.
The report of the MDCC appears on page 66 of this proxy statement.
Compensation Committee Interlocks and Insider Participation.
Mr. Kearney, Mr. Sachs, Ms. Ullian and Mr. Young served on the MDCC during all or a portion of 2015. Each member of the MDCC was an independent director while serving on the MDCC. No member of our board of directors who was a member of our MDCC at any time during 2015 has ever been one of our employees or officers. No member of our board of directors who was a member of our MDCC at any time during 2015 has ever been a party to a transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K prior to becoming a member of our MDCC. During 2015, none of our executive officers served as a member of the board of directors or compensation committee of the board of directors, or performed the equivalent functions, of any entity that has one or more executive officers serving as a member of our board or the MDCC.

Science and Technology Committee
Our science and technology committee discharges our board’s responsibilities relating to the oversight of our investment in pharmaceutical research and development. In furtherance of that oversight function, the science and technology committee:

•	reviews and assesses our current and planned research and development programs and technology initiatives from a scientific perspective;

•	assesses the capabilities of our key scientific personnel and the depth and breadth of our scientific resources;

•	provides strategic advice to our board regarding emerging science and technology issues and trends; and

•	periodically reviews our patent portfolio and strategy.

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DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.
Compensation Program
During the course of 2015, we reviewed the compensation program for our non-employee directors and consistent with changes made to our executive compensation program, we modified the compensation program for our non-employee directors to reflect the fundamental changes in our business and financial profile. The changes include a transition from a share-based approach to a value-based approach in the granting of equity awards to our non-employee directors, reducing our reliance on stock options and increasing our cash fees. Under our revised program, the value of the equity awards to non-employee directors, as reported in the Director Compensation Table, will be reduced by more than 50% in 2016 as compared to 2015.
Beginning in 2016, the compensation program for our non-employee directors is:

Revised Compensation Elements - New 2016 Program
Cash
Annual Cash Retainer		$85,000
Annual Committee Chair Retainer	Audit and Finance Committee	$30,000
	Management Development and Compensation Committee	$25,000
	Corporate Governance and Nominating Committee	$20,000
	Science and Technology Committee	$20,000
Committee Membership Retainer
	Audit and Finance Committee	$15,000
	Management Development and Compensation Committee	$10,000
	Corporate Governance and Nominating Committee	$10,000
	Science and Technology Committee	$10,000
Annual Lead Independent Director Retainer		$40,000
Equity
Initial Equity Grant
Value-based awards, with a 50/50 mix of restricted stock units and options
•    $275,000 in options vesting quarterly over four years from the date of grant
•    $275,000 in restricted stock units vesting annually over four years from the date of grant

Annual Equity Retainer
On June 1 of each year, value-based awards with a 50/50 mix of restricted stock units and options
•    $275,000 in options that are fully-vested upon grant
•    $275,000 in restricted stock units that vests on the first anniversary of the date of grant

Each of our non-employee directors is eligible to defer the cash and restricted stock portion of his/her compensation set forth above and elect to receive deferred stock units that are paid out in common stock upon the earliest to occur of (i) termination of the non-employee director's service on our board of directors, (ii) a change of control and (iii) the non-employee directors disability or death.

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DIRECTOR COMPENSATION (continued)

In 2015, our non-employee directors were paid in accordance with our then-existing compensation program for non-employee directors as follows:

Compensation Elements - Previous Non-Employee Director Compensation Program
Cash
Annual Cash Retainer		$50,000
Annual Committee Chair Retainer	Audit and Finance Committee	$25,000
	Corporate Governance and Nominating Committee	$20,000
	Management Development and Compensation Committee	$20,000
	Science and Technology Committee	$12,500
Annual Committee Retainer (non-Chair)		$5,000
Annual Lead Independent Director Retainer		$25,000
Equity
Initial Equity Grant	Option to purchase 30,000 shares of common stock. These options vests quarterly over a four-year period from the date of grant.
Annual Equity Retainer	Option to purchase 20,000 shares of common stock granted on June 1 of each year. These options are fully-vested upon the date of grant.
Co-lead Independent Director Annual Grant	Option to purchase 2,500 shares of common stock granted on June 1 of each year. These options are fully-vested upon the date of grant.
Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at board and committee meetings and related activities. Our only employee director, Dr. Leiden, receives no separate compensation for his service in such capacity.
Non-Employee Director Stock Ownership Guidelines
We have stock ownership guidelines for our non-employee directors pursuant to which our non-employee directors should, within five years of becoming subject to the guidelines, achieve ownership of shares of our common stock with a value equal to at least three times the annual cash retainer.
Non-Employee Director Compensation and Equity Information
The following tables provide summary information regarding compensation to our non-employee directors. Our modified compensation program for non-employee directors became effective for 2016 and as a result, the tables below reflect compensation paid under our prior compensation program for non-employee directors. Compensation paid in 2016 under our modified program will be reflected in next year's proxy statement and will reflect a significant decrease in total compensation, and specifically a more than 50% decrease in the value of annual equity awards in 2016 as compared to 2015.
Summary 2015 Compensation

Director	Fees Earned or Paid in Cash	Option Awards (1)	Total
Sangeeta N. Bhatia	$27,818	$1,691,118	$1,718,936
Joshua Boger	$62,500	$1,168,916	$1,231,416
Terrence C. Kearney	$80,000	$1,168,916	$1,248,916
Yuchun Lee	$60,000	$1,168,916	$1,228,916
Margaret G. McGlynn	$55,000	$1,168,916	$1,223,916
Wayne J. Riley (until June 30, 2015)	$35,000	$1,168,916	$1,203,916
Bruce I. Sachs	$100,000	$1,315,031	$1,415,031
Elaine S. Ullian	$100,000	$1,315,031	$1,415,031
William D. Young	$60,000	$1,168,916	$1,228,916

(1)
The amounts set forth under the caption “Option Awards” in the table above represent the grant-date fair value for financial statement reporting purposes of the equity awards granted during 2015. Our methodology, including underlying estimates and assumptions, for calculating these values is set forth in Note N to our consolidated financial statements included in our 2015 Annual Report on Form 10-K, filed with the SEC on February 16, 2016.

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DIRECTOR COMPENSATION (continued)

2015 Equity Grants

Option Grant	Date	Shares	Exercise Price	Grant-Date Fair Value
Annual Non-Employee Director Grants	June 1, 2015	20,000	$127.54	$1,168,916
Annual Grants to Co-lead Independent Directors	June 1, 2015	2,500	$127.54	$146,115
Initial Grant - Sangeeta N. Bhatia	June 4, 2015	30,000	$126.68	$1,691,118
Outstanding Equity
As of December 31, 2015, our non-employee directors had outstanding stock options to purchase our common stock as follows:

Director	Exercisable Options	Total Outstanding Options
Sangeeta N. Bhatia	3,750	30,000
Joshua Boger	1,067,400	1,067,400
Terrence C. Kearney	60,375	60,375
Yuchun Lee	79,042	84,667
Margaret G. McGlynn	80,000	80,000
Bruce I. Sachs	120,000	120,000
Elaine S. Ullian	67,500	67,500
William D. Young	51,250	70,000

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ITEM 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ENGAGEMENT OF ERNST & YOUNG LLP
Our audit and finance committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. Ernst & Young LLP has been our independent registered public accounting firm since 2005, and we believe that the selection of Ernst & Young LLP as our independent registered accounting firm for the year ending December 31, 2016 is in the best interest of our company and our shareholders.
In determining whether to reappoint our independent registered public accounting firm, our audit and finance committee undertakes an annual formal evaluation of the independent registered public accounting firm, during which it considers the quality of its discussions with and the performance of the lead audit partner, the audit team assigned to our account, the potential impact of changing our independent registered public accounting firm, the overall strength and reputation of the firm and issues pertaining to auditor independence, including fees that our independent registered public accounting firm receives for non-audit services.
Each year, our audit and finance committee, together with Ian F. Smith, our executive vice president and chief financial officer, and Paul Silva, our senior vice president and controller, review the selection of our lead audit partner from Ernst & Young LLP. The review considers several factors, including sound judgment, industry knowledge and experience managing audits of complex companies with substantial international operations. After undertaking such review, we decided to retain the same lead audit partner from Ernst & Young LLP for the 2016 audit. In accordance with applicable requirements, we are required to change our lead audit partner ever five years.
Representatives of Ernst & Young LLP are expected to attend the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
EFFECT OF VOTE
We are not required to have shareholders ratify the selection of Ernst & Young LLP. If our shareholders do not ratify the selection, our audit and finance committee will reconsider the selection of Ernst & Young LLP for the ensuing year, but may determine that continued retention of Ernst & Young LLP is in our company’s and our shareholders’ best interests. Even if the appointment is ratified, the audit and finance committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our company’s and our shareholders’ best interests.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The audit and finance committee works with our management in order to negotiate appropriate fees with Ernst & Young LLP and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by Ernst & Young LLP in 2015 and 2014.

Service	2015	2014
Audit fees	$1,750,000	$1,384,000
Audit-related fees	342,000	156,000
Tax fees	1,645,000	1,030,000
All other fees	1,995	1,995
Total	$3,738,995	$2,571,995
“Audit fees” represented the aggregate fees for professional services rendered for the audit of our annual consolidated financial statements, and our internal controls over financial reporting, for the reviews of the consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, for statutory audits of our international operations and providing consents with respect to registration statements.
“Audit-related fees” consisted principally of fees for accounting consultations.
“Tax fees” consisted of fees related to tax compliance, worldwide tax planning and tax advice. The tax fees for 2015 and 2014 consisted of:

•	tax compliance and preparation fees, including the preparation of original and amended tax returns and refund claims, and tax payment planning of $1,113,000 and $750,000, respectively; and

•	tax advice and planning fees of $532,000 and $280,000, respectively.
“All other fees” consisted of licensing fees paid to Ernst & Young LLP for access to its proprietary accounting research database.
AUDIT AND FINANCE COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
Our audit and finance committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Prior to the engagement of the firm for each year’s audit, management submits to our audit and finance

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ITEM 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued)

committee for approval a description of services expected to be rendered during that year for each of the following four categories of services and a budget for those services in the aggregate.

•
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only our independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, consents and attestation services.

•
Audit-related services are for assurance and related services that traditionally are performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, special procedures required to meet certain regulatory requirements and consultation regarding financial accounting and/or reporting standards.

•
Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of our financial statements, and include fees in the areas of tax compliance, tax planning and tax advice.

•	All other fees are those associated with services not captured in the three preceding categories.

Prior to the engagement of our independent registered public accounting firm, our audit and finance committee pre-approves these services by category of service. The fees are budgeted and our audit and finance committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, our audit and finance committee requires that we obtain its specific pre-approval for these services.
The audit and finance committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to our audit and finance committee at its next scheduled meeting.
All of the services set forth above in the categories “audit-related fees,” “tax fees” and “all other fees” were pre-approved and none were approved by our audit and finance committee pursuant to Rule 2-01(c)(7)(i)(C), which relates to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY ON THIS MATTER IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

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AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors (the “Audit Committee”) of Vertex Pharmaceuticals Incorporated (the “Company”), which consists entirely of directors who meet the independence and experience requirements of the Securities and Exchange Commission and The Nasdaq Stock Market LLC, has furnished the following report:
The Audit Committee assists the Company’s Board of Directors in overseeing and monitoring the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements related to financial reporting and the quality of internal controls and external audit processes. The Audit Committee’s roles and responsibilities are set forth in a written charter, which is available on the Company’s website www.vrtx.com under “Investors—Corporate Governance—Governance Documents.” Among its duties, the Audit Committee is responsible for recommending to the Company’s Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. As a basis for that recommendation, the Audit Committee engaged in the following activities. First, the Audit Committee discussed with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm for 2015, those matters that Ernst & Young is required to communicate to and discuss with the Audit Committee by the Public Company Accounting Oversight Board (United States) Auditing Standard No. 16, Communications with Audit Committees, which included information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with Ernst & Young the firm’s independence, and received from Ernst & Young the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence). This discussion and disclosure informed the Audit Committee of Ernst & Young’s relationships with the Company and was designed to assist the Audit Committee in considering Ernst & Young’s independence. Finally, the Audit Committee reviewed and discussed, with Ernst & Young and with the Company’s management, the Company’s audited consolidated balance sheet as of December 31, 2015, and the Company’s consolidated statements of operations, comprehensive income (loss), shareholders’ equity and noncontrolling interest, and cash flows for the year ended December 31, 2015, including the notes thereto.
Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.
During 2015, management tested and evaluated the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting, which the Audit Committee reviewed. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission, as well as Ernst & Young’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K. The latter reports relate to Ernst & Young’s audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.
Based on (i) discussions with Ernst & Young concerning the audit and the consolidated financial statements, (ii) the independence discussions, (iii) discussions with the Company’s management concerning the consolidated financial statements, and (iv) such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Company’s Board of Directors that the consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. This report is provided by the following independent directors, who comprise the Audit Committee:
Terrence C. Kearney (Chair)
Yuchun Lee
Bruce I. Sachs

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 27

ITEM 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Our compensation program is structured to attract, retain and motivate talented, experienced leaders and reward our executive officers for the achievement of short- and long-term strategic and operational goals while avoiding inappropriate or excessive risk-taking. In 2015, our board of directors and the MDCC decided, based on fundamental changes in our business and financial profile and feedback we received from our shareholders, to adopt significant changes to our executive compensation program, and in particular, our equity compensation program that were implemented in early 2016.
As described in the Summary Information beginning on page 3 of this proxy statement and Compensation Discussion and Analysis section beginning on page 38 of this proxy statement, based on fundamental changes in our business and financial profile and feedback we received from our shareholders, we adopted significant changes to our executive compensation program, and in particular, our equity compensation program that were implemented in early 2016.
Our compensation for our named executive officers was supported by 45% of the “Say-on-Pay” advisory votes cast by our shareholders in 2015. In 2015, we continued discussions with our shareholders regarding, among other matters, our executive compensation program and dilution caused by our broad-based equity compensation program. During these discussions, which included discussions with shareholders representing approximately 75% of our common stock, we listened to their perspectives and gained insight into how we could further align the interests of our company with the interests of our shareholders. Based in part on this feedback, we made significant changes to our equity compensation program, which we believe will allow us to (i) continue to attract, retain and motivate our named executive officers and (ii) address the concerns raised by our shareholders. As a result of these changes, our named executive officer's total equity compensation as provided in the summary compensation tables is expected to decrease by 40% to 45% in 2016 under the new program as compared to our NEO's total equity compensation in 2015 under the prior program.
Our board of directors and MDCC reviewed our compensation programs and made the following key decisions:

•	In early 2016, we implemented significant changes to our equity compensation program (i.e., the adoption of the value-based program).

•	For 2015, adjusted base salaries to align our named executive officers' salaries closer to median levels.

•	As a result of our exceptional performance in 2015, our board approved annual cash bonuses at the high-end of the range for each of our named executive officers.
Our executive compensation program, including our performance and the compensation earned by our named executive officers, is discussed in greater detail in the Compensation Discussion and Analysis section beginning on page 38 of this proxy statement. In that section, we discuss our executive compensation program and policies and explain the compensation decisions relating to our named executive officers for 2015. In addition, the compensation tables and related narratives, which begin on page 67 of this proxy statement, provide additional information regarding the compensation received by our named executive officers in 2015. In reviewing the compensation information included in this proxy statement, it is important to note that the equity compensation in these tables for 2015 reflects compensation received under the program we had in place prior to the changes implemented in early 2016.
Based upon a vote of shareholders at the 2011 annual meeting of shareholders, following our Board’s recommendation for an annual advisory vote to approve executive compensation, we are presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our 2015 executive compensation program by voting for or against the following resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section, the Compensation and Equity Tables and the related narrative executive compensation disclosures contained in this proxy statement.

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ITEM 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (continued)

While the vote on this resolution is advisory in nature, and therefore will not bind us to take any particular action, our MDCC and board intend to consider carefully the shareholder vote resulting from the proposal in making future decisions regarding our executive compensation program.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY ON THIS MATTER IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

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ITEM 4 - SHAREHOLDER PROPOSAL NO. 1

We expect the following shareholder proposal will be presented for consideration at the 2016 annual meeting of shareholders. Our board of directors recommends a vote AGAINST the shareholder proposal for the reasons set forth following the proposal.
SHAREHOLDER PROPOSAL AND SUPPORTING STATEMENT
Proposal
The Comptroller of the State of New York, Division of Corporate Governance, 59 Maiden Lane - 30th Floor, New York, New York 10038, as the trustee of the New York State Common Retirement Fund, and as the administrative head of the New York State and Local Retirement System, who collectively are the owners 629,800 shares of our common stock as of December 17, 2015, has given notice that they, or one or more of them, intend to present for action at the 2016 annual meeting of shareholders the following resolution:
RESOLVED, that shareholders of Vertex Pharmaceuticals urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2016 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2016 from completing the term for which such director was elected.
SUPPORTING STATEMENT
The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.
Director accountability is of particular importance at Vertex Pharmaceuticals where the Company's advisory vote on executive compensation received the support of only 45% of votes cast at the 2015 annual shareholder meeting.
The significant shareholder support for declassification proposals is consistent with empirical studies reporting that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).
Although one study (Bates, Becher and Lemmon, 2008) reports that classified boards are associated with higher takeover premiums, this study also reports that classified boards are associated with a lower likelihood of an acquisition and that classified boards are associated with lower firm valuation.
Please vote for this proposal to make directors more accountable to shareholders.
VERTEX'S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL NO. 1
Our board of directors recommends a vote AGAINST the shareholder proposal requesting that we take necessary steps to declassify our board.
Our board does not believe that declassifying our board is in the best interest of our company and our shareholders for the following reasons:
Independence, Stability, Continuity and Experience
Our board of directors is divided into three classes, with each class serving a staggered three-year term. The longer term enhances the independence of our board and encourages the directors to make decisions in the long-term interest of our company and our shareholders, reducing the potential influence of certain investors and special interest groups with short-term agendas that may be harmful to our company and shareholders in the long-term. The classified board structure also

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ITEM 4 - SHAREHOLDER PROPOSAL NO. 1 (continued)

creates stability and continuity on our board and ensures that, at any given time, our board is comprised of experienced directors who are intimately familiar with our business, strategic goals, history and culture.
Protects Shareholder Value
The classified board structure protects our company and our shareholders against a hostile purchaser replacing a majority of our directors with its own nominees at a single annual meeting of shareholders, thereby gaining control of our company without paying fair market value to our shareholders. A classified board does not preclude a takeover, but rather provides our board with the time and flexibility necessary to evaluate the adequacy and fairness of a proposed offer, consider alternative methods of maximizing shareholder value, protect shareholders against abusive tactics during a takeover process, and, as appropriate, negotiate the best possible return for all shareholders.
Accountability
All directors, regardless of the length of their term, have a fiduciary duty under the law to act in a manner that they believe to be in the best interests of our company and all of our shareholders. As a result, the classified board structure maintains the same level of accountability as with annual elections of directors. In addition, we have adopted a majority vote standard for the election of directors and require that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” the nominee’s election shall promptly tender his or her resignation to the chair of our board following certification of the shareholder vote for consideration by our corporate governance and nominating committee.
After careful consideration, our board of directors has determined that continuation of our classified board structure is appropriate and in the best long-term interests of our company and our shareholders.

FOR ALL OF THE ABOVE REASONS OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE APPROVAL OF SHAREHOLDER PROPOSAL NO. 1. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY ON THIS MATTER IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

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ITEM 5 - SHAREHOLDER PROPOSAL NO. 2

We expect the following shareholder proposal will be presented for consideration at the 2016 annual meeting of shareholders. Our board of directors recommends a vote AGAINST the shareholder proposal for the reasons set forth following the proposal.
SHAREHOLDER PROPOSAL AND SUPPORTING STATEMENT
Proposal

The City of Philadelphia Public Employees Retirement System, Sixteenth Floor, Two Penn Center Plaza, Philadelphia, Pennsylvania 19102-1712, an owner of 9,215 shares of our common stock as of December 22, 2015, has given notice that it intends to present for action at the 2016 annual meeting of shareholders the following resolution:
RESOLVED: The shareholders ask the board of directors of Vertex Pharmaceuticals Incorporated to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity inventive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the board's Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive officer's termination, with such qualifications for an award as the Committee may determine.
For purposes of this Policy, "equity award" means an award granted under an equity incentive plan as defined in item 402 of the SEC's Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2016 annual meeting.
SUPPORTING STATEMENT
Vertex Pharmaceuticals Incorporated ("Company") allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive's performance.
According to last year's proxy statement, a change of control and an involuntary termination other than for cause or a termination by the executive for good reason could have accelerated the vesting of more than $133 million worth of long-term equity to Company's five senior executives, with the Chairman, President and CEO Jeffrey M. Leiden entitled to more than $57 million.
We are unpersuaded by the argument that executives somehow "deserve" to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a "pay for performance" philosophy worthy of the name.
We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.
Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.
We urge you to vote FOR this proposal.
VERTEX'S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL NO. 2
Our board of directors recommends a vote AGAINST the shareholder proposal requesting that we adopt a policy limiting acceleration of equity awards to senior executives upon a change of control.
We believe that it is in the best interest of our shareholders to retain the current provisions regarding acceleration of equity awards in the event of a change of control as set forth in employment agreements with our senior executive officers and the terms of the individual equity awards. These provisions do not provide for automatic acceleration in the event of a change of

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ITEM 5 - SHAREHOLDER PROPOSAL NO. 2 (continued)

control, but instead require a "double trigger" consisting of both a change of control and the involuntary termination of a senior executive officer within a specified time following such change in control.
We believe that our management development and compensation committee, or MDCC, which is composed entirely of independent directors, is in the best position to design and implement executive compensation arrangements that are appropriate for our company, including the treatment of equity awards in connection with a change in control. The proposal would preemptively tie the hands of the MDCC with respect to a significant element of our executive compensation program and would place our company at a competitive disadvantage in attracting and retaining highly qualified and talented executives relative to competing companies, many of whom have acceleration provisions that are similar to our existing provisions.
We also believe the current policy appropriately aligns the interests of senior executives and our shareholders. In the event of a potential change of control, the retentive power of our existing compensation program would be diminished if senior executives were to forfeit a portion of their equity awards, and the potential loss of key executives could mitigate the ability of the company to deliver an intact management team and achieve critical performance goals. Such an outcome could reduce the value of the company to an acquirer and thereby negatively affect the amount shareholders would realize in the change of control transaction. In addition, our existing compensation program helps mitigate against the potential misalignment of interests between our senior executives and our shareholders in the event of a change of control transaction by ensuring that our senior executives, who would otherwise forfeit a significant portion of their equity compensation if they are terminated in connection with a change of control, remain objective, avoid conflicts of interest and stay focused on executing a transaction that maximizes shareholder value.
The current treatment of equity grants following a change in control is consistent with our overarching goals of providing pay for performance and attracting and retaining highly talented executives in a competitive marketplace where similar provisions are common. Our board does not believe the proposal would be in the best interest of shareholders.

FOR ALL OF THE ABOVE REASONS OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE APPROVAL OF SHAREHOLDER PROPOSAL NO. 2. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY ON THIS MATTER IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

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ITEM 6 - SHAREHOLDER PROPOSAL NO. 3

We expect the following shareholder proposal will be presented for consideration at the 2016 annual meeting of shareholders. Our board of directors recommends a vote AGAINST the shareholder proposal for the reasons set forth following the proposal.
SHAREHOLDER PROPOSAL AND SUPPORTING STATEMENT
Proposal
The Comerica Bank & Trust, National Association, Institutional Services Group, MC 3464, PO Box 75000, Detroit, Michigan 48275, as trustee of the Trowel Trades S&P 500 Index Fund, an owner of 3,990 shares of our common stock as of December 23, 2015 and the International Brotherhood of Electrical Workers Pension Benefit Fund, 900 Seventh Street, NW, Washington, DC 20001, an owner of 3,441 shares of our common stock as of December 24, 2015, have given notice that they, or one of them, intend to present for action at the 2016 annual meeting of shareholders the following resolution:

RESOLVED: Shareholders of Vertex Pharmaceuticals Incorporated (the "Company") urge the Compensation Committee of the Board of Directors (the "Committee") to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age or terminating employment with the Company. For the purpose of this policy, normal retirement age shall be defined by the Company's qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 50 percent of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company's existing contractual obligations or the terms of any compensation or benefit plan currently in effect.
SUPPORTING STATEMENT
Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company's senior executives are generally free to sell shares received from our Company's equity compensation plans. In our opinion, the Company's current share ownership guidelines for its senior executives do not go far enough to ensure that the Company's equity compensation plans continue to build stock ownership by senior executives over the long-term.
For example, our Company's share ownership guidelines require the CEO to hold an amount of shares equivalent to six times his base salary or 150,000 shares. In comparison, the CEO currently owns 778,728 shares. Additionally, in 2015, our Company granted the CEO 509,000 stock and option awards. In other words, one year's worth of equity awards exceeds by three times the Company's long-term share ownership guidelines for the CEO.
We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.
Our proposal seeks to better link executive compensation with long-term performance by requiring a meaningful share retention ratio for shares received by senior executives from the Company's equity compensation plans. Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age will better align the interests of executives with the interests of shareholders and the Company. A 2009 report by the Conference Board Task Force on Executive Compensation observed that such hold-through-retirement requirements give executives "an ever growing incentive to focus on long-term stock price performance as the equity subject to the policy increase" (available at http://www.conference-board.org/pdf_free/ExecCompensation2009.pdf).
We urge shareholders to vote FOR this proposal.
VERTEX'S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL NO. 3
Our board of directors recommends a vote AGAINST the shareholder proposal requesting that we adopt a policy requiring that senior executives retain a percentage of their equity awards.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 34

ITEM 6 - SHAREHOLDER PROPOSAL NO. 3 (continued)

Our board has already taken steps to align the interests of our senior executives with those of shareholders and to encourage a focus on the long-term performance of our company. These steps, which render the proponents proposal unnecessary, include the following:

•
Executive Stock Ownership Guidelines: We already have stock ownership guidelines for our senior executive officers. These guidelines provide that our chief executive officer should, within five years of becoming subject to the guidelines, satisfy at least one of the following two criteria: (i) ownership of shares of our common stock with a value at least six times his then-current base salary or (ii) ownership of at least 150,000 shares of our common stock. Our executive vice presidents should, within five years of becoming subject to these guidelines, achieve ownership of shares of our common stock with a value at least four times such executive vice president’s then-current base salary.

•
Clawback Policy: We have a clawback policy providing that, if our board determines that an executive officer engaged in fraud or intentional misconduct that resulted in an incorrect determination that an incentive compensation performance goal had been achieved, the board may take appropriate action to recover from such executive officer any compensation that resulted from such determination. The board may require reimbursement for any bonus, equity or incentive compensation awarded to an executive officer who engaged in the fraud or intentional misconduct to the extent it was based on such incorrect determination.

•
Anti-Hedging Policy: We prohibit all of our directors and employees worldwide, including our executive officers, from (i) short selling or hedging our securities, (ii) purchasing or selling derivative securities based on our securities and (iii) pledging our securities.

These policies and practices have been carefully designed to align the interests of executive officers with those of our shareholders and encourage a focus on the long-term performance of our company, while enabling us to attract and retain talented executives. We believe that the approach set forth in the proposal fails to strike a reasonable balance between incenting desired management behaviors and permitting executives to manage their own financial affairs. The proposal would place unnecessary constraints on executives’ legitimate needs to diversify their holdings and could hinder our ability to attract and retain executive talent.

FOR ALL OF THE ABOVE REASONS OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE APPROVAL OF SHAREHOLDER PROPOSAL NO. 3. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY ON THIS MATTER IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 35

ITEM 7 - SHAREHOLDER PROPOSAL NO. 4

We expect the following shareholder proposal will be presented for consideration at the 2016 annual meeting of shareholders. Our board of directors recommends a vote AGAINST the shareholder proposal for the reasons set forth following the proposal.
SHAREHOLDER PROPOSAL AND SUPPORTING STATEMENT
Proposal
The Gun Denhart Living Trust, an owner of our common stock with a market value of at least $2,000, has given notice that it intends to present for action at the 2016 annual meeting of the shareholders the following resolution:
WHEREAS: A large and diverse group of companies has integrated sustainability metrics into executive pay incentive plans, among them Walt Disney, Unilever, Pepsi, Walmart, Group Danone and Mead Johnson.
Numerous studies suggest companies that integrate environmental, social and governance factors into their business strategy reduce reputational, legal and regulatory risks and improve long-term performance.
According to the largest study of CEOs on sustainability to date (CEO Study on Sustainability 2013, UN Global Compact and Accenture):
◦76 percent believe embedding sustainability into core business will drive revenue growth and new opportunities.
◦93 percent regard sustainability as key to success.

◦	86 percent believe sustainability should be integrated into compensation discussions, and 67 percent report they already do.
A 2012 Harvard Business School study concluded that firms that adopted social and environmental policies significantly outperformed counterparts over the long-term, in terms of stock market and accounting performance.
The Glass Lewis report Greening the Green 2014: Linking Executive Pay to Sustainability, finds a "mounting body of research showing that firms that operate in a more responsible manner may perform better financially.... Moreover, these companies were also more likely to tie top executive incentives to sustainability metrics."
A 2012 report by the United Nations Principles for Responsible Investment and the UN Global Compact found "the inclusion of appropriate Environmental, Social and Governance (ESG) issues within executive management goals and inventive schemes can be an important factor in the creation and protection of long-term shareholder value."
In 2013, CH2MHill found that firms that set tangible sustainability goals are more likely to tie executive compensation to the achievement of sustainability goals.
Vertex shareholders have expressed their dissatisfaction with pay practices at the company. At the company's last annual meeting, only 45% of shareholders approved the advisory vote on compensation. This was the third lowest vote of all S&P 500 companies. A focus on sustainability will be an improvement.
SUPPORTING STATEMENT
Effectively managing for sustainability creates opportunities for long-term value creation, we therefore believe sustainability should be a key area in which executives are evaluated.
Linking sustainability metrics to executive compensation could reduce risks related to sustainability underperformance and incent executives to meet sustainability goals and achieve resultant benefits. Examples of such metrics might include: greenhouse gas emissions monitoring and reduction goals, green procurement programs, energy consumption (including renewable energy sourcing and efficiency), and progress toward workforce diversity goals.
RESOLVED: Shareholders request the Board Compensation Committee prepare a report assessing the feasibility of integrating sustainability metrics into the performance measures of senior executives under Vertex Pharmaceuticals' compensation incentive plans. Sustainability is defined as how environmental and social considerations, and related financial impacts, are integrated into corporate strategy over the long term.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 36

SHAREHOLDER PROPOSAL NO. 4 (continued)

VERTEX'S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL NO. 4
Our board of directors recommends a vote AGAINST the shareholder proposal requesting a report assessing the feasibility of integrating sustainability into performance measures for senior executive compensation.
We believe that our MDCC, which is composed entirely of independent directors, is in the best position to design and implement executive compensation arrangements that are appropriate for our company, including the performance metrics for senior executives under our equity compensation plans. To that end, the MDCC needs flexibility to develop effective and competitive compensation programs and to establish short- and long-term performance metrics for individual equity awards. While it may be appropriate from time to time to incorporate new performance measures into our executive compensation program, the MDCC is in the best position to evaluate whether such additions will promote our goals and create long-term shareholder value.
Although our board agrees that sustainability is important, we believe that our existing executive compensation program, as modified for 2016, has a strong pay-for-performance philosophy that results in awards to executives that are responsive to the long-term value they produce for shareholders and our underlying mission of discovering, developing, manufacturing and commercializing medicines for serious diseases.
Nonetheless, we are committed to conserving natural resources and minimizing or eliminating any adverse health, safety and environmental impacts that may be associated with our facilities and operations and to promoting waste minimization, recycling and energy efficiency in our business activities. For example, and as a direct result of our commitment to sustainability, we recently achieved LEED Gold certifications for high performance in sustainable site development, water savings, energy efficiency, materials selection and indoor environmental quality.

FOR ALL OF THE ABOVE REASONS OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE APPROVAL OF SHAREHOLDER PROPOSAL NO. 4. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY ON THIS MATTER IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS - OVERVIEW

Letter from Management Development and Compensation Committee to Our Shareholders
Dear Fellow Shareholder,

The Management Development and Compensation Committee’s stewardship of Vertex’s compensation programs is guided by Vertex’s mission of developing transformative medicines for people with serious diseases. Toward that end, we have designed the company’s compensation programs to closely align management’s incentives with Vertex’s strategic long- and short-term goals and with the interests of Vertex’s shareholders. This alignment has contributed to Vertex ’s exceptional performance over the last several years as Vertex built its leadership position in the treatment of cystic fibrosis (CF), advanced its pipeline and increased its CF net product revenues. This performance has helped the company build outstanding financial strength and deliver total shareholder returns of 200% for the three years ended December 31, 2015.

We take seriously our role in the governance of compensation programs, including how these programs should evolve as the company transforms from a development-stage organization to a profitable commercial enterprise. We also carefully consider and incorporate the views expressed by the company’s shareholders into our thinking. Based on the progression of the company and input from shareholders, we transitioned Vertex’s equity program from a share-based program (that provided for annual equity grants based on specific numbers of shares) to a value-based approach (that provides for annual equity grants based on specific dollar values). As part of this transition, we made modifications to the equity program consistent with market practices for companies at Vertex’s stage of development, including decreasing our reliance on options and implementing performance stock units (which utilize a balance of financial and non-financial goals tied to the execution of the company's strategic objectives) to further strengthen the link between pay and performance. We believe that many of the enhancements to the company’s equity program, which we implemented in February 2016, are consistent with the feedback from the company’s shareholders, and we plan to continue to engage in an active dialogue with these important constituents.

Looking ahead, we will continue to focus on maintaining the strong link between Vertex’s compensation programs and its long- and short-term strategic objectives. Central to these objectives is our ability to continue to develop transformative medicines while delivering sustained revenues and earnings growth.

Sincerely, Bruce I. Sachs (Chair) Terrence C. Kearney Elaine S. Ullian William D. Young

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 38

COMPENSATION DISCUSSION AND ANALYSIS - OVERVIEW (continued)

This section discusses the principles underlying our policies and decisions with respect to the compensation of our "named executive officers" and all material factors we believe are relevant to an analysis of these policies and decisions. Our named executive officers, or NEOs, for 2015 were:

•	Dr. Jeffrey M. Leiden, our Chairman, Chief Executive Officer and President

•	Ian F. Smith, our Executive Vice President and Chief Financial Officer

•	Stuart A. Arbuckle, our Executive Vice President and Chief Commercial Officer

•	Dr. Jeffrey Chodakewitz, our Executive Vice President, Global Medicines Development and Medical Affairs and Chief Medical Officer
•Dr. David M. Altshuler, our Executive Vice President, Global Research and Chief Scientific Officer

Performance-based Executive Compensation Program
Our compensation program is designed to attract, retain and motivate talented and experienced individuals across all areas of our business and to align the interests of our executive officers with the interests of our shareholders as we seek to create value through the discovery, development and commercialization of transformative medicines. Our MDCC seeks to achieve this objective through a program consisting of the following principal components:

Salary	Annual Bonus	Equity Compensation
Evaluated and adjusted, as appropriate, each year based upon a detailed market assessment as well as each executive’s contributions and individual performance.
Determined each year based on individual and company performance based on achievement against operating and financial goals approved by the committee at the beginning of each year, as well as performance-based and values-based evaluations of individual performance.
Aligns the incentives of our executive officers with shareholder interests and rewards the creation of shareholder value:
(1) In 2015, granted options and performance-accelerated restricted stock based on 2014 individual and company performance pursuant to a share-based program.
(2) In 2016, adopted a new "value-based" program, reducing reliance on stock options and introducing performance restricted stock units to increase linkage between pay and performance.
Executive Summary
We have adopted significant changes to our executive compensation program, and in particular, to the equity compensation component, which were implemented in early 2016. The new equity compensation program reflects fundamental changes in our business and financial profile and feedback we received from our shareholders. While we continually engage in dialogue with our shareholders, we increased our level of engagement in response to the decline in support we received for our advisory say-on-pay proposal at our 2015 annual meeting. Over the past year, we held specific discussions regarding executive compensation with shareholders representing approximately 75% of our outstanding stock.
Similar to other development-stage companies and consistent with market practices, our long-term equity grants historically have been weighted toward granting a consistent number of stock options, which we refer to as a share-based program. Over the last several years, the value of annual compensation reported in the Summary Compensation Tables for our named executive officers has increased due to our share-based approach, the strong performance of our business and increases in our share price. During this period we also matured from a development-stage company to a commercial-stage global biotechnology company with a strong financial profile and a clear path to sustained revenues and earnings growth. In early 2016, consistent with market practices for companies at our stage of development we transitioned from a share-based approach to a value-based approach for our long-term equity program.
Adoption of New "Value-based" Equity Compensation Program
As discussed in more detail below, in response to the feedback we received during our shareholder engagement efforts, we adopted for 2016 a new approach for granting equity and equity-based compensation to our executives, including our named executive officers. Under this program awards of equity compensation are no longer based upon a targeted number of shares. The value-based program provides that:

•
Annual awards to our executives will be sized based upon a target grant-date value, which will be determined based upon a holistic analysis of market data, business needs and other considerations that the MDCC deems relevant;

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS - OVERVIEW (continued)

•	The targeted values are expected to result in grants with significantly fewer shares than the prior, share-based approach;

•	The awards themselves will be comprised of a mix of award types, and a majority of the value of each award will have performance features (e.g., performance vesting or stock option awards); and

•
The size of annual equity awards also takes into consideration individual performance results as well as adherence to corporate values, including our uncompromising commitment to patients and focus on innovation.

Under the value-based program, our CEO will be eligible for annual equity awards with a value between zero and $14 million (with the actual value depending upon his performance), as compared to the 2015 grant value of $23.3 million under the prior share-based approach. Our other named executive officers will be eligible for annual equity awards with values between zero and $4.5 million, as compared to the 2015 grant values for such officers, which ranged from $6.6 million to $7.5 million.
Shareholder Feedback and Response
The following chart summarizes what we heard from our shareholders and how we responded in our revised equity compensation program.

CONCERNS WE HEARD	WHAT WE DID
Magnitude of awards resulting from our share-based equity program	Changed to a value-based equity program which should reduce grant date fair-value of our CEO's equity awards by 40% in 2016
Exclusive use of time-based equity	Implemented performance-contingent restricted stock unit awards, significantly reducing our reliance on time-based stock option awards
Rigor of vesting terms for one-time retention awards granted in 2014	Implemented balanced financial and non-financial metrics with a substantial risk of forfeiture for performance-contingent restricted stock unit awards
Dilution created by compensation program	Changed to value-based program which should significantly reduce dilution; for example, the number of shares at target subject to CEO equity awards will decrease by approximately 44% in 2016
In order to ensure that our compensation program is aligned with the achievement of strategic objectives and company performance, we continue to have approximately 90% of the compensation for our CEO and our other named executive officers performance-linked through annual cash bonuses, restricted unit awards and stock-option awards.

In reviewing the compensation information included in this proxy statement, it is important to note that the equity compensation in these tables for 2015 reflects compensation received under the program we had in place prior to the changes implemented in early 2016.

Performance and Operational Results
We are dedicated to developing transformative medicines for people with serious diseases. Over the last several years, we have met or exceeded our goals, building on our leadership position in the treatment of CF, advancing and broadening our

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 40

COMPENSATION DISCUSSION AND ANALYSIS - OVERVIEW (continued)

pipeline, increasing revenues and establishing a strong financial profile. We have two medicines that together are approved to treat approximately 25,000 patients with CF, or approximately one third of the CF population worldwide. These medicines are the first, and only, medicines that treat the underlying cause of CF, and we believe they have fundamentally changed the way eligible patients can be treated. In addition, we have a strong CF pipeline, with multiple drug candidates, that may allow us to help all patients with this rare and life-shortening disease.
Specifically, in 2015 we:

•	Increased the number of CF patients who are eligible for treatment with our medicines by approximately 700%:

◦	Obtained U.S. and E.U. approval of ORKAMBI and successfully launched ORKAMBI in the U.S.

◦	Continued to increase the number of patients eligible to receive KALYDECO through label expansions.

•	Advanced our CF development pipeline to help us reach our goal of developing treatments for all CF patients:

◦	Progressed Phase 3 development of VX-661 in combination with ivacaftor, which may enhance treatment for patients currently eligible for ORKAMBI.

◦
Initiated development of VX-152 and VX-440, next-generation correctors that could allow us to increase the benefits our medicines provide to CF patients and increase the number of CF patients eligible for our medicines.

◦
In-licensed from Parion Sciences, Inc. VX-371, an investigational ENaC inhibitor, which provides us an approach that, if successful, could be used as a treatment for all CF patients regardless of their CFTR mutation.

◦
Established a collaboration with CRISPR Therapeutics AG pursuant to which we are seeking to discover medicines aimed at the underlying genetic causes of human diseases, including CF, using CRISPR-Cas9 gene editing technology.

•	Expanded and diversified our pipeline and research efforts beyond CF:

◦
We are pursuing DNA damage repair, an important emerging area for the development of cancer medicines. We are evaluating VX-970 and VX-803, our most advanced oncology drug candidates, in early-stage clinical trials.

◦	In pain, a Phase 2 clinical trial of VX-150 is ongoing, and we expect to begin clinical development of VX-241 in 2016.

•	Grew revenues, maintained our financial strength and became cash flow positive in the fourth quarter of 2015, allowing us to continue to invest significantly in R&D and return value to shareholders:

◦	Increased CF net product revenues by 112% compared to 2014, with significant additional increases expected in 2016.

◦	Entered 2016 with approximately $1.0 billion in cash, cash equivalents and marketable securities.
Our accomplishments reflect the leadership and focus of our executive team in driving exceptional company performance and have led to consistently high shareholder returns and increasing CF net product revenues.
Share Price
(as of December 31, per share)

CF Net Product Revenues
(millions)

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS - OVERVIEW (continued)

From 2013 through 2015 as a result of our business performance, we had a three-year TSR of 44% on an annualized basis. On this basis, we outperformed (i) our Peer Group, (ii) the S&P 500 Healthcare Sector Index and (iii) the S&P 500 overall.

2015 Vertex Peer Group
3-Year TSR (percentile ranking)
50%
25%
0%
-25%
72nd Percentile
Median

S&P 500 Healthcare Sector

3-Year TSR (percentile ranking)
50%
25%
0%
-25%
92nd Percentile
Median

S&P 500 Index
3-Year TSR (percentile ranking)
50%
25%
0%
-25%
96th Percentile
Median

The top and bottom dotted lines in the preceding charts indicate the 3-year total shareholder return for the 25th and 75th percentiles, respectively, for each of these groups.

Key Compensation Decisions
The primary elements of our annual executive compensation program are base salary, annual cash bonus and equity awards. The key recent decisions that our MDCC and board made are as follows:

•
Base Salary: As discussed in our proxy statement for our 2015 annual meeting, in December 2014 our board approved a change in our CEO's base salary from $1,100,000 to $1,300,000. This change was related to the extension of the term of our CEO's contract and is aligned with the median CEO pay of our Peer Group. During 2015, our board also approved adjustments to the base salaries for our other NEOs to align their salaries closer to the median levels for our Peer Group.

•	Annual Cash Bonus: As a result of our exceptional performance in 2015, our board approved annual cash bonuses at the high-end of the range for each of our NEOs.

•	Long-Term Equity Program:

◦
In 2015, we granted options and performance-accelerated restricted stock under the share-based approach that we utilized until early 2016. Dr. Leiden, Mr. Smith, Mr. Arbuckle and Dr. Chodakewitz received options and restricted stock in February 2015 reflecting their individual performance in 2014 and a mid-year option grant. Dr. Altshuler received a sign-on restricted stock award in January 2015 and a mid-year option grant.

◦
In early 2016, we implemented significant changes to our equity compensation program (i.e., the adoption of the value-based equity program, which is summarized above and described in more detail below and will be reflected in our Summary Compensation Table for 2016 in next year's proxy statement).

As a result of the changes to our equity compensation program, we are decreasing substantially the value of compensation provided in the form of stock options, reducing the value of compensation delivered in the form of time-vested restricted stock, and in order to increase the link between performance and compensation introducing performance stock units, or PSUs. As a result of these changes, the grant date fair-value of our NEOs' total equity compensation under the annual program will decrease by 40% to 45% as set forth in the following chart. Dr. Altshuler's equity grants in 2015 included the sign-on equity grant he received when he became an employee in January 2015.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 42

COMPENSATION DISCUSSION AND ANALYSIS - OVERVIEW (continued)

LTI Program Change has resulted in decreased equity award levels for NEOs
(2015 grant date value LTI v. 2016 grant date value LTI)
2015
2016
In Millions
$25
$20
$15
$10
$5
$0
$23.3
$14.0
$7.5
$4.5
$7.5
$4.5
$6.6
$3.8
$11.0
$3.8
Leiden
Smith
Arbuckle
Chodakewitz
Altshuler
% Change
-40%
-40%
-40%
-43%
-66%

Estimates for value of 2016 equity-based awards are based on our methodology for determining the grant-date fair value, including underlying assumptions for calculating these values as set forth in Note N to our consolidated financial statements included in our 2015 Annual Report on Form 10-K and are subject to adjustment.
Pay-for-Performance Alignment
We considered pay and performance alignment based on “realized” and “realizable” perspectives. The MDCC’s independent consultant, Pearl Meyer & Partners, or Pearl Meyer, conducted both the realized and realizable pay and performance analyses set forth below, comparing our executive pay and performance as well as our Peer Group companies' pay and performance. Our three-year TSR approximated the 72nd percentile of our Peer Group. Our CEO and NEOs average three-year realized compensation approximated the 53rd and 67th percentiles of our Peer Group’s CEOs and NEOs. Our CEO and NEOs' average three-year realizable compensation approximated the 78th and 84th percentiles of our Peer Group’s CEOs and NEOs. Based on these results, we believe that our pay programs are effective at ensuring that pay levels for our executives are aligned with performance.

•
Realized compensation is compensation actually received during the year based on the executive’s total compensation as calculated under SEC rules, excluding the grant-date fair value of equity awards and substituting the actual value realized on the exercise of options and the vesting of restricted stock as set forth in our “Total Realized Compensation Table” on page 69 of this proxy statement. Accordingly, it excludes unvested grants and other amounts that will not actually be received, if at all, until a future date.

•
Realizable compensation is actual salary received, payouts from non-equity incentive plan compensation, the value of time-based shares granted during the period, the in-the-money value of stock options granted during the period, and the value of performance stock or units granted during the period, assessed at payout value, if applicable, and based upon the target value of underlying shares if the performance period has not yet concluded. All equity grants are valued as of December 31, 2015, the last day of the three-year performance period. With respect to options, the value is based on the difference between the exercise price and the fair market value of the company's stock on December 31, 2015. It excludes grants of cash or equity awards outside the three-year performance period.

As discussed above, our business has performed exceptionally over the last several years, and the compensation paid to our NEOs during 2013-2015 shows a strong connection to our TSR relative to our Peer Group, as shown in the graphs below. Data points that are within the shaded area designate Peer Group companies that exhibit pay-for-performance alignment.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS - OVERVIEW (continued)

CEO 3-year Realized Comp. vs. TSR Other NEO 3-year Realized Comp. vs. TSR

INCY
ALKS
Low Pay
High Performance
REGN
CELG
VRTX
UTHR
GILD
Pay and Performance
Alignment
ENDP
BMRN
BIIB
ALXN
AMGN
ABBV
High Pay
Low Performance
100%
75%
50%
25%
0%
3-Y TSR % Rank
0%
25%
50%
75%
100%
3-Y Realized Pay % Rank

INCY
100%
Low Pay
High Performance
ALKS
REGN
CELG
75%
VRTX
Pay and Performance
Alignment
UTHR
GILD
50%
ENDP
BMRN
3-Y TSR % Rank
BIIB
25%
ALXN
AMGN
ABBV
High Pay
Low Performance
0%
0%
25%
50%
75%
100%
3-Y Realized Pay % Rank

In the preceding graphs regarding realized compensation:

•
Realized compensation was determined using (i) Vertex's realized compensation for 2013-2015 and comparing it to (ii) our Peer Group's realized compensation for 2012-2014, which is the most recent period for which data was available as of December 31, 2015, in each case as reported by the applicable company in their proxy statement.

•	TSR was determined using the actual TSR for Vertex and each of the companies in our Peer Group for the period from 2013-2015.
CEO 3-year Realizable Comp. vs. TSR Other NEO 3-year Realizable Comp. vs. TSR

Low Pay
High Performance
High Pay
Low Performance
Pay and Performance Alignment
INCY
ALKS
REGN
CELG
VRTX
UTHR
GILD
ENDP
SHPG
BMRN
BIIB
ALXN
AMGN
ABBV
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
3-Y TSR % Rank
3-Y Realizable Pay % Rank

INCY
100%
Low Pay
High Performance
ALKS
REGN
CELG
75%
VRTX
Pay and Performance Alignment
UTHR
GILD
50%
ENDP
BMRN
3-Y TSR % Rank
BIIB
25%
ALXN
AMGN
High Pay
Low Performance
ABBV
0%
0%
25%
50%
75%
100%
3-Y Realizable Pay % Rank

In the preceding graphs regarding realizable compensation:

•
Realizable compensation was determined using our realizable compensation for 2013-2015 and comparing it to our Peer Group's realizable compensation for 2013-2015, in each case valuing all equity grants as of December 31, 2015. For 2015, realizable compensation values for companies in our Peer Group were estimated based on Form 4 filings for equity awards and the assumption that compensation amounts were the same in 2015 as in 2014 for other forms of compensation.

•	TSR was determined using the actual TSR for Vertex and each of the companies in our Peer Group for the period from 2013-2015.
Dilution
Since our inception, we have compensated all eligible employees using a mix of cash and equity. The broad-based nature of our equity compensation program is an important element of our overall employee compensation program and reflects our philosophy that it is important for all of our employees to approach their jobs with a long-term commitment and perspective. Over the last several years, we have modified our equity compensation programs. These modifications are consistent with modifications other biotechnology companies have made as they matured from development-stage companies to commercial-stage companies with a strong financial profile. As a result of these changes, we granted on an absolute basis equity awards representing 33% fewer shares of common stock in 2015 as compared to 2012 and reduced our "burn rate" from 3.6% in 2012 to 2.1% in 2015.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 44

COMPENSATION DISCUSSION AND ANALYSIS - OVERVIEW (continued)

	2012 Equity Awards	2013 Equity Awards	2014 Equity Awards	2015 Equity Awards	% Change 2012 v 2015
Total Shares Subject to Equity Awards	7,525,000	6,276,000	5,629,000	5,035,000	(33)%
Burn Rate (1)	3.6%	2.8%	2.4%	2.1%
(1) "Burn rate" is defined as the number of equity awards granted in a specific year divided by the basic weighted average number of shares outstanding during that year.
We currently expect that we will grant fewer options in 2016 than 2015. As a result, although the MDCC and board retains discretion with respect to equity grants, we expect consistent with the last several years, that there will be a further decline in the dilution to our shareholders from our equity compensation program in 2016 as compared to 2015.
Compensation Governance Practices
We continue to implement and maintain leading practices in our compensation program, shareholder outreach and related areas.

√ Risk Mitigation	√ Independent Compensation Consultant
√ Compensation Recoupment (Clawback) Policy	√ Director and Officer Stock Ownership Guidelines
√ No Hedging or Pledging	√ No Option Repricing
√ Policy Against Gross-ups	√ Robust Shareholder Outreach
√ No executive perquisites	√ Double-trigger severance provisions
Total Compensation and Total Realized Compensation
The information set forth below for 2015 NEO compensation reflects compensation received under our prior executive compensation program, which we revised in early 2016. Total compensation for our NEOs in 2015 is set forth under the caption “Total Compensation” in the table below. To supplement this information, we have included a column entitled “Total Realized Compensation,” which subtracts the grant-date fair value of equity awards granted in 2015 and substitutes the actual value realized on the exercise of stock options and the vesting of restricted stock awards during 2015.

Named Executive Officer	Salary	Annual Cash Bonus	Grant-Date Fair Equity Awards	Total Compensation	Total Realized Compensation
Jeffrey M. Leiden	$1,297,692	$3,463,200	$23,325,824	$28,099,826	$12,513,357
Ian F. Smith	$701,796	$832,500	$7,458,577	$9,005,983	$4,837,625
David Altshuler	$528,846	$552,628	$11,043,284	$12,387,868	$2,574,284
Stuart A. Arbuckle	$629,262	$721,500	$7,458,577	$8,822,449	$11,961,471
Jeffrey Chodakewitz	$615,231	$617,382	$6,582,549	$7,830,416	$2,355,296

For more information regarding our NEOs’ compensation as calculated under SEC rules, see the narrative and notes accompanying the Summary Compensation Table set forth beginning on page 67 of this proxy statement. For more information regarding the calculation of “Total Realized Compensation” see the narrative accompanying the Total Realized Compensation Table on page 69 of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS

Compensation Philosophy and Compensation Decision-Making Process
Compensation Philosophy
Our compensation program is designed to attract, retain and motivate talented and experienced individuals across all areas of our business and to align the interests of our executive officers with the interests of our shareholders as we seek to create value through the discovery, development and commercialization of transformative medicines. Our NEOs have had long and varied careers, and possess experiences and skills that make them extremely valuable members of our executive team and to our company as a whole. They have been instrumental in building Vertex into the company it is today, with a leadership position in the treatment of CF, an advancing pipeline that has been significantly broadened over the last several years, increasing revenues and an established strong financial profile.
Our MDCC and our board of directors seeks to connect the achievement of our strategic objectives with our compensation program in a number of ways, including through company goals that underlie our annual cash bonuses and the performance goals which are now included in our equity awards. Our company goals involve a mix of goals relating to revenues from our current products, achievement of research and development objectives, our organizational capability and maintenance of our financial strength. These objectives are selected specifically because they are considered by our board to be objective milestones that our company must achieve if it is to maintain its movement towards significant revenue growth and sustainable profitability. Our MDCC and board of directors expects to continue to seek to balance the use of financial metrics and research and development goals in order to motivate our executive team to increase revenues and manage operating expenses, while providing appropriate incentives for our management to continue to make appropriate investments in our business.
In determining compensation, we consider compensation paid to similar companies as reference points, but do not strictly benchmark or target compensation at any particular level. Rather, the MDCC retains flexibility to structure compensation based on good governance practices and our objectives of building our company and creating shareholder value.
Compensation Decision-Making Process
Role of MDCC and Chief Executive Officer in Setting Executive Compensation
The MDCC has responsibility for overseeing the design, development and implementation of the compensation program for our chief executive officer and other NEOs. The MDCC evaluates the performance of our chief executive officer and the performance of the other executive officers. Our chief executive officer and our senior vice president, human resources, assist the MDCC in evaluating the performance of our other executive officers, including the named executive officers other than the chief executive officer. Our chief executive officer does not participate in board discussions relating to his compensation, and the other NEOs do not play a role in their own compensation determination.
The members of the MDCC, each of whom is an independent director, together with the other independent directors, make final compensation decisions for the CEO’s and other executive officers’ compensation levels based on these assessments.
Role of Compensation Consultant
The MDCC (i) is directly responsible for the appointment and oversight of its compensation consultants, (ii) has the authority to determine the fees that we pay for services provided by such compensation consultants and (iii) prior to engaging any compensation consultant, considers applicable factors potentially affecting the independence of the compensation consultant, including the factors set forth in Nasdaq Marketplace Rule 5605(d)(3).
Annually, the MDCC has engaged a compensation consultant to conduct an analysis of all elements of compensation paid to our executive officers, including our NEOs, compared to similar elements paid to similarly situated executives at companies in our peer group and to provide a written report and presentation of findings at the meeting of the MDCC that occurs in July each year. In 2015, the MDCC selected Pearl Meyer to conduct and present this analysis to the MDCC.  In addition, our MDCC also engaged Pearl Meyer in order to assist us in making significant modifications and improvements to our compensation program that were implemented in early 2016.
Pearl Meyer only provides, and is compensated for, advice provided to us at the direction of the MDCC.  The MDCC considered the following information provided to it by Pearl Meyer:

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

•	Pearl Meyer’s policies and procedures designed to prevent conflicts of interest;

•	that fees paid by us to Pearl Meyer represent less than 1% of Pearl Meyer’s total annual revenues;

•	the absence of business and personal relationships between the compensation consultant and the MDCC or any of our executive officers; and

•	that Pearl Meyer’s partners, consultants and employees who provide services to the MDCC, and their immediate family members, do not own shares of our common stock.
Based on these, and other factors considered by the MDCC, the MDCC determined that Pearl Meyer’s work did not raise a conflict of interest.
Use of Peer Group Companies
In order to make judgments about elements of executive compensation on a competitive basis, the MDCC and our board of directors considers information about the compensation practices of a representative group of companies with whom we compete for executive talent, or Peer Group. We select companies for this Peer Group on the basis of similarity and complexity of business model. In order to assess business model similarity, we consider a number of factors including the following:

Factor Considered	What we look for
Similar industry	Biotechnology or pharmaceutical industry
Importance of medicines to patients and society	Transformative medicines for serious diseases; therapeutics for unmet needs
Recognized focus on innovation	Breakthrough Therapy designations, priority review and/or other markers indicating unmet need
Global operations	Significant operations outside the U.S.
Commercial operations	Marketing and selling approved medicines
Significant R&D investment	Greater than $700M or 50% of revenue
Number of employees	Greater than 750 employees
Market capitalization and significance to broader economy	Market cap at least ¼ our size and/or inclusion on S&P 500 or NASDAQ 100
Labor market competitor	Companies we compete with for executive talent
Companies that use Vertex as a peer	Inclusion of Vertex in proxy reported peer group
We also consider revenue but it is not a factor we emphasize because we do not believe revenue adequately reflects business model similarity or complexity in the biotechnology industry. A company with similar revenues may not have global or commercial operations like we have nor may it focus on innovative therapies, but rather on generic medicines, which we believe results in a different business model requiring less research and development investment. Moreover, a company with similar revenues may not focus on innovative therapies such as those designated as a Breakthrough Therapy by the Food and Drug Administration, which expedites the development and review of medicines that are intended to treat a serious condition and preliminary clinical evidence indicates that the medicine may demonstrate substantial improvement over available therapy on clinically significant endpoints. As a result, we believe the factors listed above provide a better way to assess similarity versus a reliance on the combination of revenue and industry. We also note that it is unlikely for companies to align on all the factors listed above, so we look for companies meeting a majority of the criteria although we place greater weight on companies focused on innovation and importance of medicines to patients and society as we believe these are the key drivers of our business model. We also focus on market capitalization because we believe it is an indicator of the complexity of a company's business model. On a regular basis, we review and revise the list of companies with the goal of maintaining a group of comparators comprised of at least twelve companies. As a result of this analysis, and on the basis of the criteria listed above, the MDCC selected the following comparator companies for 2015.

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

2014 Peer Company	2015 Peer Company	Reason for Change
AbbVie Inc.	AbbVie Inc.
Alexion Pharmaceuticals, Inc.	Alexion Pharmaceuticals, Inc.
Allergan, Inc.		Acquired
	Alkermes plc	Additional company that met criteria
Amgen Inc.	Amgen Inc.
Biogen Inc.	Biogen Inc.
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
Celgene Corporation	Celgene Corporation
Cubist Pharmaceuticals, Inc.		Acquired
	Endo International plc	Additional company that met criteria
Gilead Sciences, Inc.	Gilead Sciences, Inc.
	Incyte Corporation	Additional company that met criteria
Regeneron Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc.
Salix Pharmaceuticals, Ltd.		Acquired
Shire plc	Shire plc
United Therapeutics Corporation	United Therapeutics Corporation
This Peer Group was modified in 2015 from 2014 to include three additional companies (Alkermes plc, Endo International plc and Incyte Corporation) to replace three prior peer companies: Allergan Inc. (which was acquired by Actavis plc), Cubist Pharmaceuticals, Inc. (which was acquired by Merck & Co), and Salix Pharmaceuticals, Ltd. (which was acquired by Valeant Pharmaceuticals). We believe, based on our discussions with major shareholders, that the Peer Group identified by our MDCC is consistent with our shareholders' views of our relevant peers in the biopharmaceutical industry. In addition, the Peer Group companies have many of the business model characteristics that we seek in comparator companies as set forth in the following table.

Company Information		R&D Expense (1)		Operational Focus		Innovative and Importance of Medicines				Market Position
Company	Industry	$ (millions)	% of Revenue	Global	Commercial	Orphan/Unmet Clinical Need	Breakthrough Therapy Designations	Innovative Drugs in Last 5 Years (2)	Uses Vertex as Peer	Nasdaq 100	S&P 500
AbbVie	Biotech	$4,101	18%	√	√	√	1	2			√
Alexion	Biotech	$709	27%	√	√	√	1	2	√	√	√
Alkermes	Biotech	$336	54%	√	√	√	0	1	√
Amgen	Biotech	$4,006	19%	√	√	√	1	3		√	√
Biogen	Biotech	$2,012	22%	√	√	√	0	2	√	√	√
BioMarin	Biotech	$635	71%	√	√	√	0	1	√	√
Celgene	Biotech	$2,090	23%	√	√	√	0	3		√	√
Endo	Pharma	$102	3%	√	√		0	0	√	√	√
Gilead	Biotech	$3,014	9%	√	√	√	3	4	√	√	√
Incyte	Biotech	$481	64%		√	√	0	1	√	√
Regeneron	Biotech	$1,621	40%	√	√	√	1	4	√	√	√
Shire	Pharma	$920	14%	√	√	√	0	3
United Therapeutics	Biotech	$245	17%	√	√	√	0	3	√

Vertex	Biotech	$996	96%	√	√	√	4	3		√	√
(1) R&D Expense and R&D Expense as a % of Revenue reflects the trailing data for the most recent four quarters as of 12/31/2015 per the S&P Capital IQ database.
(2) Innovative drugs in the last five years include: VIEKIRA PAK and IMBRUVICA (Abbvie), STRENSIQ and KANUMA (Alexion), ARISTADA (Alkermes), XGEVA, PROLIA and KYPROLIS (Amgen), TECFIDERA and ALPROLIX (Biogen), VIMIZIM (BioMarin), POMALYST, ABRAXANE and OTEZLA (Celgene), SOVALDI, HARVONI, CAYSTON and ZYDELIG (Gilead), JAKAFI (Incyte), PRALUENT, EYLEA, ZALTRAP and ELOCTATE (Regeneron), FIRAZYR, NATPARA and GATTEX (Shire) and REMODULIN, ORENITRAM and UNITUXIN (United Therapeutics).

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

We do not strictly benchmark to a particular level of compensation relative to compensation levels at the Peer Group companies, but rather make a judgment about where each executive should fall in comparison with executives with similar responsibilities at the Peer Group companies. The MDCC looks at Peer Group information to confirm that our compensation levels are competitive with those of the Peer Group companies and consistent with our compensation philosophy. In addition, the MDCC reviews broader industry specific executive compensation surveys published by Radford, Mercer SIRS and Towers Watson, but does not make any material compensation decisions based on any particular company participants in such surveys.

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Elements of Annual Compensation
Our executive compensation program is structured to use a mix of base salary, annual performance-based cash bonus, and long-term equity compensation awards in the form of stock options and restricted stock/restricted stock unit awards to incent and reward those individuals who make the greatest contribution to our company performance over time. For the NEOs, this means compensation is primarily in the form of equity and directly tied to changes in shareholder value over time.
The elements of our annual executive compensation program are base salary, annual cash bonus, equity awards in the form of stock option awards and restricted stock/restricted stock unit awards. Each year we review the balance of the elements of our executive compensation program to ensure that they are appropriately designed in light of our goals to align the program with our shareholders’ interests, the competitive environment and our business strategy. In early 2016, we implemented a revised long-term equity program, changing from a share-based approach to a value-based approach, deemphasized stock options and replaced time-based restricted stock awards that could accelerate based on performance goals with a mix of performance contingent restricted stock unit awards and time-based restricted stock unit awards.
2015 Program (Prior Share-based Program)
The following chart sets forth the target mix of compensation for our CEO and NEO, under the compensation program we utilized in 2015 (actual values, excluding Dr. Altshuler who joined us during 2015).
CEO Pay Mix

NEO Pay Mix

2016 Program (New Value-based Program)
As shown in the following charts, under our new compensation program we have deemphasized options and introduced performance restricted stock units (based on target values):
CEO Pay Mix

NEO Pay Mix

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Performance-Linked 2015 Program

In line with our objectives, a significant portion of our NEOs' 2015 compensation was in the form of equity, specifically:
Stock options.  Our NEOs received 70% of their equity in the form of stock options that vest over a four-year period. We have historically heavily weighted our equity program toward stock options given our stage of development at the time.
Performance accelerated restricted stock (PARS).  Our NEOs received 30% of their equity in the form of PARS that cliff-vest after four years with the opportunity to earn and vest earlier if certain performance criteria is met related to our long-term strategic objectives. For 2015, the performance acceleration vesting criteria were as follows:

•
The vesting accelerates for the first half of the shares upon (i) U.S. net ORKAMBI sales for a 12-month period ending on a calendar quarter being equal to or greater than $1.25 billion or (ii) completion of a clinical trial that establishes a proof-of-concept for a next-generation CFTR corrector.

•
The vesting accelerates for the second half of the shares upon (i) worldwide net ORKAMBI sales, excluding U.S. net ORKAMBI sales, for a 12-month period ending on a calendar quarter being equal to or greater than $500 million or (ii) completion of a pivotal clinical trial of a non-CF drug candidate that provides sufficient data to support a new drug application.

We have historically granted PARS as a combination of a retentive tool and an incentive tool to focus our executives on achieving strategic objectives. As discussed below, we have changed our equity program and are effectively replacing PARS with PSUs.

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Performance-Linked 2016 Value-Based Program
Under our new value-based program, we maintained our focus on performance-linked elements as follows:

Compensation Element	Performance-Link
Annual Cash Bonus	▶ Annual bonus dependent on company performance factors ▶ Annual bonus dependent on individual performance ▶ Potential range of bonus 0% to 225% of target bonus
Stock Options	▶ Grant date value of options granted based on individual performance ▶ Value of awards tied to potential increases in share price with no value to executive unless share price increases
Performance Restricted Stock Unit Awards	▶ Potential range of shares issued 0% to 200% of target based on financial and non-financial metrics ▶ Value of awards increases or decreases based on increases or decreases in stock price
Time-Based Restricted Stock Unit Awards	▶ Number of shares granted based on individual performance ▶ Value of awards increases or decreases based on increases or decreases in stock price
As mentioned above, we have made significant changes to our equity program over the last year due to the evolution of our company as well as feedback we received from our engagement with shareholders. We have matured from a research and development company to a global biotechnology company with a market cap ranging from twenty to thirty billion dollars over the last year. We became cash flow positive in the fourth quarter of 2015 and by the end of 2015 were marketing two commercial medicines that are the first and only medicines to treat the underlying cause of CF and had expanded our global footprint to support the sale of KALYDECO and ORKAMBI. Because of these accomplishments, we believed it was the right time to modify our equity compensation program to better fit where we are in our stage of growth. As a result, we made the following changes:

•	Adopted a value-based approach to granting equity awards;

•	Decreased emphasis on stock options;

•	Replaced performance accelerated restricted stock with performance stock units tied to a balance of financial and non-financial metrics; and

•	Modified our mix of long-term incentive awards to provide balance between our incentive, shareholder alignment and retention objectives of our equity awards.
More specifically, under the revised program:

•
Stock Options. Our NEOs will receive 30% of their annual target equity value in the form of stock options that will vest over a four-year period. This is a significant shift away from the 70% weight under the prior program that we believe aligns better with our current stage of growth. We are continuing stock option awards because we believe stock options are performance-based and provide alignment with shareholders as executives are rewarded for broad corporate performance only if the stock price appreciates.

•
Performance Stock Units. Our NEOs will receive 35% of their annual equity compensation in the form of PSUs, which we introduced in 2016. The PSUs will vest, if at all, based half on financial and half on non-financial goals. The potential range of shares issuable pursuant to the performance stock unit awards range from 0% to 200% of the target shares based on financial and non-financial measures. Fifty percent of PSUs that could be earned have a one-year performance period with the amount actually earned dependent upon Vertex’s net product revenue performance for 2016 and with vesting of the earned shares in three equal installments over a three-year period. The MDCC selected a one-year performance period because of the difficulty in forecasting financial metrics at our stage of growth beyond a one-year period. The remaining 50% of PSUs that could be earned have a three-year performance period with the amount actually earned dependent upon the achievement of multiple clinical development milestones (i.e., advancement of CF and non-CF therapies in the clinic) and with the earned shares cliff vesting at the end of the three-year performance period. The MDCC selected revenue and clinical development milestones because

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

shareholders and analysts rely heavily on these metrics to understand the underlying condition and the performance of our business. In addition, achievement of these metrics would indicate successful execution toward our long-term strategic objectives of expanding our CF franchise and diversifying our product portfolio.

•
Time-based Stock Units. Our NEOs will receive 35% of their annual equity compensation in the form of restricted stock units that will vest over a three-year period, subject to continued service. We believe that with a majority of the annual long-term incentive award at risk based on our stock price appreciation and successful execution of our strategic objectives, it is important to have a smaller portion of the annual award focused on retaining our key executive talent. As a result, we believe time-based restricted stock units encourage retention while also providing immediate alignment with our shareholders.

•	No Other Awards. No off-cycle grants were made in 2015 to our NEOs, nor are there any plans to make such grants in 2016.
In total, approximately 90% of our CEO's 2016 compensation is performance-linked:

2016 Compensation Elements at Target
Performance-linked Compensation
CEO Compensation
Performance-linked Compensation
NEO Compensation
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Percentage of 2016 Compensation
Salary
Cash Bonus
Restricted Stock
Performance Restricted Stock
Stock Options

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Base Salary (5%-15% of Annual Compensation)
The MDCC recommends base salaries for each of our executive officers on the basis of a market analysis, on a position-by-position basis. Annually, the MDCC reviews tables showing a comparison of each executive’s prior year base salary and cash bonus opportunity, measured at the target level, to salaries and cash bonuses reported for executives with similar responsibilities at comparable companies. We do not strictly benchmark to a particular level of compensation relative to compensation levels at the Peer Group companies, but rather make a judgment about where each executive should fall in comparison with executives with similar responsibilities at the Peer Group companies, taking into account the executive’s general level of experience and capability, the significance of his or her job responsibilities to the achievement of our business strategy and company goals, and general performance over time, including demonstration of the values and desirable behaviors under our core values program. On the basis of that information, including compensation at Peer Group companies, and taking into consideration the executive’s base salary for the previous year, the MDCC recommends an appropriate salary for each executive officer, subject to final approval by our independent directors. Our current base salaries for our named executive officers approximate the median base salaries for counterparts at companies in our Peer Group.
In December 2014, our board negotiated an extension to the term of Dr. Leiden’s employment agreement, which included a salary increase, effective January 1, 2015. Our board and MDCC considered, among other factors, our success during his tenure as our CEO and the salaries of the CEOs for companies in our Peer Group, and increased Dr. Leiden's salary to the median of the salaries of the CEOs in our Peer Group. In 2015, the MDCC reviewed and adjusted base salary levels for our other NEOs, other than Dr. Altshuler who joined us in early 2015, based on market data regarding salaries at our Peer Group companies. The following table sets forth our NEOs annual base salaries at the end of 2014 and 2015, together with information regarding a comparison of their base salaries to comparable executives at companies in our Peer Group.

Name	2014 Base Salary	% of Peer Group	2015 Base Salary	% of Peer Group	% Change 2014 v 2015
Jeffrey M. Leiden	$1,100,000	35th	$1,300,000	50th	18%
Ian F. Smith	$650,000	35th	$750,000	50th	15%
David Altshuler	na	na	$550,000	55th	na
Stuart A. Arbuckle	$600,000	40th	$650,000	50th	8%
Jeffrey Chodakewitz	$600,000	60th	$618,000	60th	3%

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Company and Individual Ratings
Two of the principal elements of our executive compensation program - annual cash bonus and annual equity awards - are awarded in amounts determined on the basis of annual company and individual performance ratings.
Overview of Company Performance Rating & Achievement in 2015
At the beginning of each year, our board of directors, in consultation with our CEO, establishes company-wide goals for that year. Our performance against these goals is the most important factor considered by the board in assessing our corporate performance, but our board considers additional accomplishments and may increase or decrease the performance scores. Although the directors discuss and analyze our performance as a group, each director makes his or her own judgment about specific performance factors and accomplishment of the goals in reaching a conclusion.
For 2015, the board of directors set company goals and assigned relative weights that reflected our operational, strategic and financial objectives for the year and the importance of these goals to our long-term goals of significant revenue growth and achieving sustainable profitability. Our 2015 weighted goals and the year-end score achieved by the company and assigned by the board are set forth in the following table:

Goal(s)	Maximum Score	Actual 2015 Performance Score
Marketed and Approval-Stage Products	60	60
• Expand KALYDECO label in U.S. and ex-U.S. markets and support adherence for KALYDECO patients through compliant marketing practices
• Support activities to obtain marketing approval for ORKAMBI in the U.S. by mid-2015 and in the European Union by end of 2015
• Prepare for and launch ORKAMBI in U.S. and European Union pending regulatory approvals
Pipeline Growth	45	38
• Advance next-generation CFTR correctors into clinical development
• Advance Phase 3 clinical trials of VX-661
• Maintain high productivity in research and early-stage development to expand pipeline
• Execute collaborations to support and diversify the pipeline and monetize non-core pipeline assets
Organizational Development and Capability	15	15
• Attract, develop and retain Vertex expertise and key talent necessary to drive near- and long-term company growth
• Continue to implement our international expansion strategy
• Support U.S. and international efforts to support access to ORKAMBI
• Continue our leadership and commitment to the global CF community
• Continue to ensure a strong compliance mindset and enterprise-wide risk management program
Financial Strength	30	30
• Manage balance sheet to sustain financial capacity for future investment
Additional Factors (see page 57 of this proxy statement)		5
Total	150	148

Our 2015 company performance score was 148 out of a potential of 150.
Going forward, our 2016 company performance will be evaluated against the broad categories set forth above putting slightly more emphasis on Pipeline Growth (55 points in 2016 compared to 45 points in 2015) and slightly less on Marketed &

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Approval-Stage Products (50 points in 2016 compared to 60 points in 2015). This change was made to better align our annual incentive plan with our business goals for 2016.
Detailed Discussion of Company Performance Rating Factors and Achievements
Goals - Marketed and Approval-Stage Products
KALYDECO. KALYDECO net product revenues increased by 36% from $463.8 million in 2014 to $631.7 million in 2015. The increase was due to additional patients being treated with KALYDECO as we completed reimbursement discussions in various jurisdictions, and increased the number of patients eligible to receive KALYDECO through label expansions and the maintenance of high compliance rates.
ORKAMBI. In 2015, we obtained timely approval of ORKAMBI in the U.S. and European Union, increasing the number of patients eligible for our medicines by approximately 20,500. As of December 31, 2015, more than 4,500 patients had initiated treatment with ORKAMBI, and in 2015 we had ORKAMBI net product revenues of $350.7 million as compared to no ORKAMBI net product revenues in 2015.
Overall, we increased CF net product revenues to $982.3 million in 2015, an increase of 112% compared to 2014, with significant additional increases in CF net product revenues expected in 2016.
For marketed and approval-stage products goals, our board assigned the company a score of 60 out of 60, due to (1) our success in expanding our KALYDECO revenues, which resulted in KALYDECO net product revenues that increased by 36% and (2) our achievements in obtaining approval for ORKAMBI in the U.S. and E.U, and commercializing ORKAMBI in the U.S. and preparing for the global launch of ORKAMBI.
Goals - Pipeline Growth (Late and Early-Stage)
In 2015, we built on our leadership position in the treatment of CF and advancing and broadening our pipeline. Specifically, we:

•	Advanced our CF development pipeline to help us reach our goal of developing treatments for all CF patients:

◦
Initiated development of VX-152 and VX-440, next-generation correctors that could allow us to increase benefits our medicines provide to patients with CF and increase the number of patients with CF eligible for our medicines.

◦
In-licensed from Parion Sciences, Inc. VX-371, an investigational ENaC inhibitor, which provides us an approach that could be used as a treatment for all patients with CF regardless of their CFTR mutation.

◦
Established a collaboration with CRISPR Therapeutics AG pursuant to which we are seeking to discover medicines aimed at the underlying genetic causes of human diseases, including CF, using CRISPR-Cas9 gene editing technology.

•	Expanded and diversified our pipeline and research efforts beyond CF:

◦
We are pursuing DNA damage repair, an important emerging area for the development of cancer medicines. We are evaluating VX-970 and VX-803, our most advanced oncology drug candidates, in early-stage clinical trials.

◦	In pain, a Phase 2 clinical trial of VX-150 is ongoing and we expect to begin clinical development of VX-241 in 2016.
Partially offsetting these achievements, were challenges and/or delays we encountered with respect to certain of our development programs, including VX-210, and with respect to the expansion of manufacturing infrastructure.
On the basis of the accomplishments in advancing our research and development programs and, in particular, the advancement of our CF programs across multiple initiatives including research and business development, partially offset by delays with respect to certain activities, the board assigned the company a score of 38 out of 45 for our pipeline growth goal.
Goals - Organizational Development and Capability
Talent and expertise. Strengthened our organizational capabilities by attracting, developing and retaining the key talent necessary to operate our business, including the advancement of leadership development programs and diversity initiatives.
International Expansion. Expanded and improved our international infrastructure, including the transition to our new international headquarters in London and the expansion of our international operations.
Systems. Improved infrastructure to support and integrate external research efforts and to support clinical operations.

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Compliance. Continued to promote effective governance, communication and training to support our company-wide compliance and risk management programs.
To reflect the improvements to our organizational structure, processes and systems achieved in 2015, the board assigned the company a score of 15 out of 15 for our organizational development and capability goals.
Goals - Financial Strength
We met all of our financial strength goals in 2015. We managed our operating expenses to the low end of our guidance allowing us to maintain our balance sheet strength and exit 2015 with cash, cash equivalents and marketable securities of $1.04 billion.
As a result of our success in maintaining our financial strength by managing our operating expenses and securing a strong cash position, the board assigned the company a score of 20 out of 20 for our financial strength goals.
Additional Factors
In connection with determining our 2015 company rating, our board of directors made a net positive five point adjustment based on additional factors that were not anticipated in our goals including positive factors such as execution of our regulatory strategy for KALYDECO label expansion, our overall financial performance, advancement of VX-970 through engagement with the National Cancer Institute and implementation of initiatives to foster innovation, partially offset by certain negative factors related to our operations, including the slower than expected enrollment of certain clinical trials.
2015 Individual Performance Ratings - Overview
The MDCC evaluates executives’ individual performance on a “results-based, values-tempered” basis, which takes into account not only “what” was accomplished, but “how” it was accomplished. The results-based component evaluates the executive officer’s performance in his or her individual role and as a leader of our company in achieving our objectives. The possible individual results-based performance ratings are “not building,” “building,” “strong” or “leading.” The values-tempered component of the individual evaluations builds upon our company core values: “uncompromising commitment to patients;” “innovation is our lifeblood;” “fearless pursuit of excellence” and “we wins” and are based on whether the decisions made by the executives were consistent with these values and what is in the best interests of the company in the long term. Under our Values Into Practice program, we expect all employees to demonstrate our company core values in all aspects of job performance. We further expect that our executives will be stewards of our core values, and the performance ratings assigned to them incorporate our board’s assessment of the strength of their leadership with respect to, and demonstration of, values-based behavior. This evaluation results in ratings of “not demonstrating,” “living the values” or “exemplary demonstration.” The possible individual performance ratings under this program are as set forth in the following table:

Results Evaluation
Values Evaluation	Not Building	Building	Strong	Leading
Exemplary Demonstration	[Not Possible]	Strong	Leading	Leading/Exemplary
Living the Values	Not Building	Building	Strong	Leading
Not Demonstrating	Not Building	Not Building	Building	[Not Possible]
The 2015 results-based rating recommendation for each NEO, other than our CEO, is the combined result of the committee members’ observations and review of the executive’s role in the accomplishment of the corporate goals and recommendations provided to the MDCC by our chief executive officer made on the basis of his independent assessment of each executive officer’s performance. The MDCC and Dr. Leiden discussed the recommendations at length, on both an individual-by-individual basis, and on a comparative basis. Upon completion of these discussions, the MDCC finalized its recommendation for the results-based rating for each executive, taking into account Dr. Leiden’s recommendations, factors considered in the discussions and the opinions of MDCC members based on the executive’s contributions and the committee members’ interactions with the executive. When considering the more subjective values-based rating, the MDCC also discussed Dr. Leiden’s recommendations, giving Dr. Leiden's recommendations greater weight when determining the values-based rating than when determining the results-based rating, because the values-based rating is pertinent to the executive’s daily interactions in carrying out his or her duties. Furthermore, the MDCC believes that, in his role as CEO, Dr. Leiden had greater

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

visibility than the committee members into the quality of these interactions. Taking into account all of the factors raised in the discussion and the assigned individual performance rating, the MDCC assigns an individual performance factor for each NEO within the ranges set forth above.
2015 Actual Individual Ratings for Named Executive Officers
Dr. Leiden:

On the basis of the MDCC’s recommendation, our independent directors rated Dr. Leiden’s overall performance for 2015 as “leading/exemplary” with an individual performance factor of 150%.  The performance rating for Dr. Leiden combined a “leading” results-based rating with an “exemplary demonstration” values-based rating. The rating derived principally from his leadership of our executive team as we executed our strategy for 2015, which was highlighted by:

•	Obtaining timely approval for ORKAMBI in the United States and Europe

•	Advancing and broadening our pipeline in CF

•	Advancing our non-CF pipeline through internal research and external business development activities

•	Continuing to develop the strength of the organization in order to support the expanded scope and increased complexity of our business

•	Maintaining our financial strength through increased revenues and management of our operating expenses

•	Advancing our gender and ethnic diversity initiatives

•	Leadership in determining our corporate strategy and executing our business goals

•	Coordinating, as the chair of our board, clear communication between our board and management regarding key business and strategic issues

•	Exhibiting outstanding personal and leadership qualities enabling the successful stewardship of our company over the last year
Mr. Smith:
The MDCC recommended a “leading/exemplary” rating for Mr. Smith based on a results-based rating of “leading” and a values-based rating of “exemplary demonstration” with an individual performance factor of 150%. Mr. Smith’s rating was due to his overall contributions to the execution of our strategy with a focus on performance of the finance/accounting, business development, information systems and investor relations functions. More specifically, Mr. Smith was responsible for:

•
Managing operating expenses in accordance with our budget and guidance, which together with increased CF net product revenues, allowed us to return to profitability in the fourth quarter of 2015 and to exit 2015 with cash, cash equivalents and marketable securities of approximately $1.0 billion

•	Leading our business development group, which had a very successful year, including the execution of two significant collaboration agreements:

◦	Parion Sciences Inc. - the in-license of VX-371, an investigational ENaC inhibitor, which strengthened our CF pipeline

◦
CRISPR Therapeutics AG - a collaboration pursuant to which we are seeking to discover medicines aimed at the underlying genetic causes of human diseases, including CF, using CRISPR-Cas9 gene editing technology

•	Coordinating the expansion of our infrastructure to support continued international expansion in support of the launch of ORKAMBI

•	Managing the implementation of multiple new GIS systems, including integrated systems to enhance the management of our development activities and the expansion of our international GIS infrastructure

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Dr. Altshuler:
The MDCC recommended an overall rating of “leading” for Dr. Altshuler based on a results-based rating of “strong” and a values-based rating of “exemplary demonstration” with an individual performance factor of 140%. Dr. Altshuler’s rating derived from his leadership of the research organization, including the following:

•	Advancing multiple next-generation CFTR corrector compounds into clinical development

•	Advancing multiple oncology and pain drug candidates into clinical development

•
Leading the review of our research strategy and global research function, which was designed to support our long-term strategy of continuing to invest in research in order to expand our pipeline through the discovery and development of transformation medicines

•
Supporting business development efforts directed at enhancing our pipeline through our collaboration with Parion Sciences and our research capabilities through our collaboration with CRISPR Therapeutics AG

•	Completing the build out of infrastructure to support and integrate external research efforts
Mr. Arbuckle:
The MDCC recommended an overall rating of “leading/exemplary” for Mr. Arbuckle based on a results-based rating of “leading” and a values-based rating of “exemplary demonstration” with an individual performance factor of 150%. The MDCC noted Mr. Arbuckle’s leadership with respect to the following:

•	Increasing CF net product revenues by 112% compared to 2014

•	Successfully launching ORKAMBI in the United States in mid-2015 and preparing for the launch of ORKAMBI in ex-U.S. markets

•
Successfully securing appropriate reimbursement for eligible KALYDECO patients in the United States and ex-U.S. markets as we continued to increase the number of patients who were eligible for KALYDECO through label and geographic expansions

•	Executing international expansion to support KALYDECO and ORKAMBI through Vertex's presence in multiple additional jurisdictions

•	Facilitating strong cooperation across a diverse set of cross-functional teams and partnering with other leadership team members in the commercial and research and development organizations

•	Overseeing the successful development and validation of the new commercial manufacturing processes that enabled the ORKAMBI launch
Dr. Chodakewitz:
The MDCC recommended an overall rating of “leading” for Dr. Chodakewitz based on a results-based rating of “strong” and a values-based rating of “exemplary demonstration” with an individual performance factor of 135%. Dr. Chodakewitz ’s rating derived principally from his leadership of the regulatory and development organizations with respect to the following:

•	Obtaining timely approval for ORKAMBI in the United States and European Union

•	Advancing multiple development programs, including the four ongoing Phase 3 clinical trials of VX-661 in combination with ivacaftor

•	Advancing our pipeline through multiple early-stage clinical trials in a number of therapeutic areas, including clinical trials evaluating:

◦	our next-generation corrector compounds, VX-152 and VX-440; and

◦	our drug candidates for the treatment of cancer and pain

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Annual Cash Bonus (5%-15% of Annual Compensation)
The cash bonus (referred to in the Summary Compensation Table on page 67 of this proxy statement as “Non-Equity Incentive Plan Compensation”) is calculated by multiplying the executive officer’s target bonus by both the company performance factor and the individual performance factor, in accordance with the following formula:

Target Cash Bonus			x	Performance Factors			=	Cash Bonus
Base Salary	×	Individual Incentive Target (expressed as a percentage of base salary)	×	Company Performance Factor (expressed as a percentage of the target bonus)	×	Individual Performance Factor (expressed as a percentage of the target bonus)	=	Annual Cash Bonus Award
		CEO 120% of base salary (50% of base salary for other NEOs)		0%- 150%		0-150%

The individual incentive targets were established, and are reviewed annually, by the MDCC based on available data about Peer Group company compensation. These individual incentive targets have remained unchanged since we modified our cash compensation program in 2012. The resulting target annual bonuses approximate the median target annual bonuses for comparable executives at companies in our Peer Group.

Company performance factors are determined annually and range from 0% to 150%. The possible individual ratings and corresponding individual performance factor ranges for our executive officers in 2015 are set forth in the table below:

Individual Rating	Individual Performance Factor
Not Building	0%
Building	50%-80%
Strong	80%-120%
Leading	120%-150%
Leading/Exemplary	150%

On the basis of the factors described above, our independent directors approved, upon the MDCC’s recommendation, individual performance factors and annual bonus awards for each of the NEO on account of 2015 performance, as set forth in the table below.

Name	2015 Target Bonus		Company Performance Factor		Individual Performance Factor		Proration Factor		2015 Performance Cash Bonus
Jeffrey M. Leiden	$1,560,000	x	148%	x	150%	x	100%	=	$3,463,200
Ian F. Smith	$375,000	x	148%	x	150%	x	100%	=	$832,500
David Altshuler	$275,000	x	148%	x	140%	x	97%	=	$552,628
Stuart A. Arbuckle	$325,000	x	148%	x	150%	x	100%	=	$721,500
Jeffrey Chodakewitz	$309,000	x	148%	x	135%	x	100%	=	$617,382

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Annual Equity Awards (75%-85% of Annual Compensation)
The annual equity awards granted to our named executive officers are determined based on the executives' individual rating (i) in 2015 under our share-based guidelines and (ii) in 2016 under our new value-based guidelines.
2015 Equity Awards (Share-based Program)
Under our prior program, our NEOs were eligible for the following equity awards granted in 2015 based on 2014 individual performance.

	Building		Strong		Leading		Leading and Exemplary
	Restricted Stock	Stock Options	Restricted Stock	Stock Options	Restricted Stock	Stock Options	Restricted Stock	Stock Options
Chief Executive Officer	21,500	106,500	43,000	213,000	53,750	266,250	64,500	319,500
Executive Vice President	6,900	34,000	13,800	68,000	17,250	85,000	20,700	102,000
During 2015, our named executive officers received equity awards in the following aggregate amounts, which are reflected in the 2015 Summary Compensation Table. Dr. Leiden, Mr. Smith, Mr. Arbuckle and Dr. Chodakewitz received options and restricted stock awards in February 2015 based on 2014 performance and a mid-year option grant. Dr. Altshuler received a sign-on performance contingent restricted stock award in January 2015 and a mid-year option grant.

	Stock Options	Restricted Stock	Value
Jeffrey M. Leiden	319,500	64,500	$23,325,824
Ian F. Smith	102,000	20,700	$7,458,577
David Altshuler	34,000	75,000	$11,043,284
Stuart A. Arbuckle	102,000	20,700	$7,458,577
Jeffrey Chodakewitz	91,500	17,250	6,582,549
2016 Equity Awards (New Value-based Program)
We made significant modifications to our equity program, fundamentally shifting from a share-based approach to granting equity to a value-based program. The first equity grants under this program were made in February 2016. As a result of these changes, we are:

•	substantially decreasing the value of compensation provided in the form of stock options (30% of total annual awards);

•	reducing the value of compensation delivered in the form of time-vested restricted stock (35% of total annual awards); and

•	increasing the link between performance and compensation by introducing PSU (35% of total annual awards).

	Not Building	Building	Strong	Leading	Leading/Exemplary
CEO	$—	$5,500,000	$11,000,000	$12,500,000	$14,000,000
EVP	$—	$1,500,000	$3,000,000	$3,750,000	$4,500,000

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

In February 2016, our independent directors approved, upon the MDCC’s recommendation, individual performance factors and 2016 equity awards for each of the NEOs, as set forth in the table below.

Name	Individual Performance Rating	Performance-Based RSU (35%)	Options (30%)	Time-based RSU (35%)	Total Equity Value
Jeffrey M. Leiden	Leading Exemplary	$4,900,000	$4,200,000	$4,900,000	$14,000,000
Ian F. Smith	Leading Exemplary	$1,575,000	$1,350,000	$1,575,000	$4,500,000
David Altshuler	Leading	$1,312,500	$1,125,000	$1,312,500	$3,750,000
Stuart A. Arbuckle	Leading Exemplary	$1,575,000	$1,350,000	$1,575,000	$4,500,000
Jeffrey Chodakewitz	Leading	$1,312,500	$1,125,000	$1,312,500	$3,750,000
(1) Estimates for value of 2016 equity-based awards are based on our methodology for determining the grant-date fair value, including underlying assumptions for calculating these values as set forth in Note N to our consolidated financial statements included in our 2015 Annual Report on Form 10-K and are subject to adjustment.
In connection with the revision of our equity program, we have eliminated our practice of granting mid-year equity awards. In addition, we do not expect to grant off-cycle equity awards to our named executive officers in 2016. As a result of these changes, the grant date fair-value of our NEOs total equity compensation under the annual program will decrease by 40% to 45% in 2016 under the new value-based program as compared to 2015 under the share-based program. Dr. Altshuler's equity grants in 2015 included his sign-on equity grant.
(1) Estimates for value of 2016 equity-based awards are based on our methodology for determining the grant-date fair value, including underlying assumptions for calculating these values as set forth in Note N to our consolidated financial statements included in our 2015 Annual Report on Form 10-K and are subject to adjustment.

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Other Compensation Arrangements
Benefits
Our executives are eligible to participate in all benefit programs on the terms made generally available to our employees, including medical insurance, dental insurance, payment of life insurance premiums, disability coverage, equity programs, including a career employment/retirement provision, and participation in our employee stock purchase plan. We have a defined contribution—a 401(k)—plan, in which our NEOs are eligible to participate. We make matching contributions to the 401(k) plan. The formula for determining the amount of our matching contributions is the same for our NEOs as for our other employees (and are subject to the same statutory maximum), but the actual contributions made to the accounts of our NEOs generally are at the top end of the range, due to the executives’ higher salaries and correspondingly higher cash contribution levels. We do not provide any other retirement benefits to our executive officers.
Employment Agreements and Post-Termination Compensation and Benefits
The initial compensation terms for newly hired members of our executive team are the result of negotiations between us, in consultation with the MDCC and our board of directors, and the executive being recruited. Accordingly, the initial employment terms for each of the executive officers may vary significantly because they take into account both our interests and the executive’s interests under the circumstances at the time of negotiation, and depend on the level of job responsibility, the market for the executive’s services, the value of other opportunities then available to the executive and similar considerations. Executives who join us from other companies may sacrifice potential bonuses and/or equity payouts, and may request compensation elements of similar value. More experienced individuals may seek higher compensation than individuals who are still establishing their careers. We seek to balance the need to be competitive in a competitive market against the need for the executive’s compensation to be comparable with the executive’s peers at the company. In general, each newly hired executive team member enters into an employment agreement and a change of control agreement and is awarded a stock option grant and a restricted stock grant, and in some cases a cash sign-on bonus, reimbursement of moving expenses, and other benefits. We also enter into employment and change of control agreements with executives who are promoted to our executive team, on the basis of standard terms and conditions that have been recommended by our MDCC and approved by our board for such circumstances. We have entered into agreements providing for severance and change of control payments with each of the members of our executive team, including all of the NEOs, because we believe that they are a fair and effective way to allow our executives to maintain focus on our business in the face of market and other volatility in our industry.
In general, each employment arrangement provides for cash severance and continuation of certain employee benefits in the event that an executive’s employment is terminated by us without cause or is terminated by the executive for good reason. We use a “double trigger” with respect to benefits that are to be provided in connection with a change of control. A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability, or by the executive for good reason, during a specified period before or after a change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk.
In addition to the benefits that only accrue in connection with a change of control, our agreements with our executive officers provide benefits if we terminate their employment with us without cause or they terminate their employment with us for good reason, as such terms are defined in the applicable agreement with the executive officer. A further discussion of the terms and projected payments under each of these agreements is set forth below under the heading Employment Contracts and Change of Control Arrangements.
Tax Considerations
We would like our compensation program to be reasonably cost and tax effective. To the extent consistent with our other goals, we seek to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that we believe are in the best interests of the company and our shareholders. The approach does not always result in full tax deductibility.

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Compensation Practices
Equity Grant Practices
The exercise price for each stock option awarded to our executive officers under our equity compensation program is equal to the fair market value of our common stock on the date of grant, which under our equity plans is the average of the high and low price for our common stock on the date of grant. Our board of directors generally grants employee options two times per year, on the date of its mid-summer meeting, usually in July, and on the date of its first meeting of each new year, usually in late January or early February. Beginning in 2016, our named executive officers will no longer receive mid-year equity grants. Supplemental equity grants, if any, are made at board meetings at the time when the board determines they are appropriate in order to meet the objectives of our compensation program. Board and committee meetings generally are scheduled at least a year in advance, and scheduling decisions are made without regard to anticipated earnings or other major announcements by the company.
Newly hired employees, including executive officers, are sometimes granted options and/or restricted stock effective on the first day of employment, with the options having an exercise price set at the average of the high and low price for our common stock on the employment start date. The employees’ start dates are scheduled without regard to anticipated earnings or other major announcements by the company.
In the past, the MDCC has recommended that our board of directors make an additional, off-cycle equity award to an executive officer or group of officers in order to achieve one or more of the objectives of our executive compensation program. Supplemental grants have been made on an ad hoc basis, when warranted in the judgment of the MDCC and our board. No such supplemental grants of equity compensation were made during 2015. Our MDCC and board do not currently anticipate making supplemental grants in 2016, but retain the discretion to do so if warranted in their judgment.
Compensation Recoupment (“Clawback”) Policy
We have adopted a recoupment or claw-back policy providing that, if our board of directors determines that an executive officer engaged in fraud or intentional misconduct that resulted in an incorrect determination that an incentive compensation performance goal had been achieved, the board may take appropriate action to recover from such executive officer any compensation that resulted from such determination. The board may require reimbursement for any bonus, equity or incentive compensation awarded to an executive officer who engaged in the fraud or intentional misconduct to the extent it was based on such incorrect determination.
Stock Ownership Guidelines
We have stock ownership guidelines for our chief executive officer and NEOs and in 2014 adopted stock ownership guidelines for our non-employee directors, as discussed in Non-Employee Director Stock Ownership Guidelines on page 23 of this proxy statement. The guidelines for our NEOs are set forth in the following table:

Employee	Minimum Shareholding Requirement
Chief Executive Officer	6X base salary or 150K shares of our common stock
Executive Vice Presidents	4X base salary
Individual holdings, and holdings of immediate family members, of (a) common stock, including unvested restricted stock, (b) restricted stock units and (c) shares held through our 401(k) plan count toward meeting these guidelines.  Each of our NEOs, including our chief executive officer, currently satisfies the individual holding requirements.
Anti-Hedging and Pledging Policy
We prohibit all of our directors and employees, including our named executive officers, from (i) short selling or hedging our securities, (ii) purchasing or selling derivative securities based on our securities and (iii) pledging our securities.

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COMPENSATION DISCUSSION AND ANALYSIS - DETAILED DISCUSSION AND ANALYSIS (continued)

Risk Mitigation
Our MDCC reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short term and the long term. Our MDCC regularly evaluates the risks involved with our compensation programs and does not believe that any of our compensation programs create risks that are reasonably likely to have a material adverse effect on our company.
We believe that our annual cash bonus and long-term equity compensation programs, which account for most of our executive officers’ compensation, contain appropriate risk mitigation factors, as summarized below:

Risk Mitigation Factor

Cap on Awards

Multiple Performance Factors

Annual Cash Bonus	Range of Awards (not all or nothing)

	Clawback Policy	Equity Grants

Balance of Short-term and Long-term Incentives (through annual cash bonuses and equity awards)

Anti-hedging Policy

Executive and Non-Employee Director Stock Ownership Guidelines

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MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and its discussions with management, the Management Development and Compensation Committee recommended to Vertex’s Board of Directors that the Compensation Discussion and Analysis be included in Vertex’s proxy statement for its 2016 annual meeting of shareholders and incorporated by reference into Vertex’s Annual Report on Form 10-K for the year ended December 31, 2015. This report is provided by the following directors who comprise the Management Development and Compensation Committee:
Bruce I. Sachs (Chair)
Terrence C. Kearney
Elaine S. Ullian
William D. Young

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COMPENSATION AND EQUITY TABLES

SUMMARY COMPENSATION TABLE
The following table provides summary information concerning compensation earned by our chief executive officer; our chief financial officer; and our other three most highly compensated employees who were serving as executive officers on December 31, 2015. We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Jeffrey M. Leiden	2015	$1,297,692	$—	$7,038,885	$16,286,939	$3,463,200	$13,110	$28,099,826
Chairman, President & CEO	2014	$1,100,000	$—	$19,883,350	$12,669,261	$2,970,000	$12,857	$36,635,468
	2013	$1,038,462	$—	$1,773,963	$7,529,374	$2,772,000	$12,675	$13,126,474
Ian F. Smith	2015	$701,796	$—	$2,258,991	$5,199,586	$832,500	$13,110	$9,005,983
EVP & Chief Financial Officer	2014	$650,000	$—	$9,865,110	$4,044,646	$731,250	$12,857	$15,303,863
	2013	$582,959	$—	$544,988	$2,361,640	$682,500	$12,675	$4,184,762
David Altshuler	2015	$528,846	$250,000	$9,078,750	$1,964,534	$552,628	$13,110	$12,387,868
EVP & Chief Scientific Officer
Stuart A. Arbuckle	2015	$629,262	$—	$2,258,991	$5,199,586	$721,500	$13,110	$8,822,449
EVP & Chief Commercial	2014	$600,000	$—	$9,865,110	$4,044,646	$675,000	$12,857	$15,197,613
Officer	2013	$553,846	$—	$544,988	$3,077,513	$630,000	$12,675	$4,819,022
Jeffrey Chodakewitz	2015	$615,231	$—	$1,882,493	$4,700,056	$617,382	$15,254	$7,830,416
EVP & Chief Medical Officer	2014	$539,077	$250,000	$8,963,250	$3,171,829	$630,000	$241,936	$13,796,092
Bonus
Pursuant to applicable SEC rules, the annual cash bonuses earned by our named executive officers are set forth under the caption “Non-Equity Incentive Plan Compensation.” Other bonuses, such as sign-on bonuses, are listed separately under the caption “Bonus.”
Stock Awards and Options Awards
Pursuant to applicable SEC rules the grant-date fair values of the equity awards granted in February 2015 for 2014 performance are included in 2015 compensation. Equity awards granted in February 2016 for 2015 performance pursuant to our revised equity compensation program are not reflected in the Summary Compensation Table above and will be included as 2016 compensation in next year’s proxy statement. The amounts set forth under the captions “Stock Awards” and “Option Awards” in the table above represent the grant-date fair value of awards granted during the applicable fiscal year. Our methodology for determining the grant-date fair value, including underlying estimates and assumptions for calculating these values, is set forth in Note N to our consolidated financial statements included in our 2015 Annual Report on Form 10-K filed with the SEC on February 16, 2016.
The "Stock Awards" for 2015 consist of performance-accelerated restricted stock, or PARS, awards granted in February 2015 and a sign-on equity grant for Dr. Altshuler in February 2015. The "Stock Awards" for 2014 consist of PARS awards granted in February 2014, a sign-on equity grant for Dr. Chodakewitz in January 2014 and one-time performance-contingent retention awards granted in the fourth quarter of 2014 to each of our named executive officers (other than Dr. Altshuler).

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COMPENSATION AND EQUITY TABLES (continued)

Non-Equity Incentive Plan Compensation—Annual Cash Bonus
The amounts set forth under the caption “Non-Equity Incentive Plan Compensation” in the table above represent annual cash bonuses for 2015, 2014 and 2013 performance, each of which was paid in the first quarter of the subsequent year. The cash bonus awards to the named executive officers for 2015 performance were determined as follows:

Name	Base Salary		Individual Incentive Target		2015 Target Bonus		Company Performance Factor		Individual Performance Factor		Proration Factor		2015 Performance Cash Bonus
Jeffrey M. Leiden	$1,300,000	x	120%	=	$1,560,000	x	148%	x	150%	x	100%	=	$3,463,200
Ian F. Smith	$750,000	x	50%	=	$375,000	x	148%	x	150%	x	100%	=	$832,500
David Altshuler	$550,000	x	50%	=	$275,000	x	148%	x	140%	x	97%	=	$552,628
Stuart A. Arbuckle	$650,000	x	50%	=	$325,000	x	148%	x	150%	x	100%	=	$721,500
Jeffrey Chodakewitz	$618,000	x	50%	=	$309,000	x	148%	x	135%	x	100%	=	$617,382
All Other Compensation
The amounts set forth under the caption “All Other Compensation” in the table for 2015 consist of:

Name	401(k) Match	Life Insurance Premiums	Relocation Expense	Total
Jeffrey M. Leiden	$11,925	$1,185	$—	$13,110
Ian F. Smith	$11,925	$1,185	$—	$13,110
David Altshuler	$11,925	$1,185	$—	$13,110
Stuart A. Arbuckle	$11,925	$1,185	$—	$13,110
Jeffrey Chodakewitz	$11,925	$1,185	$2,144	$15,254
“All Other Compensation” for Dr. Chodakewitz in 2014 consisted primarily of relocation costs.
OPTION EXERCISES AND STOCK VESTED FOR 2015
The following table sets forth the value realized by our named executive officers from options to purchase common stock exercised by the named executive officers during 2015 and shares of restricted stock that vested during 2015. The value realized per share for options is based on the difference between the exercise price and the fair market value of the shares of common stock on the date the options were exercised. The value realized on vesting of restricted stock awards is based on the fair market value of the shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Jeffrey M. Leiden	—	$—	64,500	$7,739,355
Ian F. Smith	—	$—	26,742	$3,290,219
David Altshuler	20,000	$1,229,700	—	$—
Stuart A. Arbuckle	94,211	$6,826,163	33,117	$3,771,436
Jeffrey Chodakewitz	17,188	$838,864	2,375	$268,565

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COMPENSATION AND EQUITY TABLES (continued)

TOTAL REALIZED COMPENSATION TABLE
To supplement the SEC-required disclosure in the Summary Compensation Table set forth above, we have included the additional table below, which shows “Total Realized Compensation” representing the total compensation realized by each named executive officer in each of the years shown. Total compensation as calculated under SEC rules, as shown in the Summary Compensation Table, includes several items that are driven by accounting assumptions, which are not necessarily reflective of compensation actually realized by the named executive officers in a particular year. The amounts reported in the Total Realized Compensation column differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for those Total amounts. Total Realized Compensation represents: (1) Total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant-date fair value of restricted stock awards and stock option awards (as determined under applicable SEC and accounting rules and reflected in the Stock Awards column and Option Awards column), plus (3) the value realized in the applicable year from the vesting of restricted stock and exercises of stock options (calculated in the same manner as for the Option Exercises and Stock Vested for 2015 table on page 68 of this proxy statement).

Name	Year	Salary	Annual Cash Bonus	All Other Compensation/Bonus	Value Realized from Vesting of Restricted Stock	Value Realized from Stock Options	Total Realized Compensation
Jeffrey M. Leiden	2015	$1,297,692	$3,463,200	$13,110	$7,739,355	$—	$12,513,357
	2014	$1,100,000	$2,970,000	$12,857	$5,988,035	$18,793,100	$28,863,992
	2013	$1,038,462	$2,772,000	$12,675	$4,289,766	$—	$8,112,903
Ian F. Smith	2015	$701,796	$832,500	$13,110	$3,290,219	$—	$4,837,625
	2014	$650,000	$731,250	$12,857	$—	$7,598,771	$8,992,878
	2013	$582,959	$682,500	$12,675	$393,878	$34,925,940	$36,597,952
David Altshuler	2015	$528,846	$552,628	$263,110	$—	$1,229,700	$2,574,284
Stuart A. Arbuckle	2015	$629,262	$721,500	$13,110	$3,771,436	$6,826,163	$11,961,471
	2014	$600,000	$675,000	$12,857	$1,396,788	$2,935,124	$5,619,769
	2013	$553,846	$630,000	$12,675	$1,338,439	$—	$2,534,960
Jeffrey Chodakewitz	2015	$615,231	$617,382	$15,254	$268,565	$838,864	$2,355,296
	2014	$539,077	$630,000	$491,936	$—	$248,291	$1,909,304

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COMPENSATION AND EQUITY TABLES (continued)

GRANTS OF PLAN-BASED AWARDS DURING 2015
The following table provides information with respect to grants of awards to each of our named executive officers during 2015. Pursuant to SEC rules, (i) the threshold, target and maximum amounts payable pursuant to our 2015 annual cash bonus program are set forth in columns three through five, (ii) the threshold, target and maximum number of shares that could vest pursuant to a sign-on equity award granted to Dr. Altshuler is set forth in columns six through eight, (iii) the number of shares granted pursuant to other restricted stock awards in 2015 is set forth in column nine and (iv) the number of shares subject to option awards granted in 2015 is set forth in column ten.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (shares)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Grant Date ($/Sh)	Grant-Date Fair Value of Stock and Option Awards ($)
Jeffrey M.		$0	$1,560,000	$3,510,000
Leiden	2/3/2015							64,500				$7,038,885
	2/3/2015								213,000	$109.14	$108.72	$10,133,326
	7/21/2015								106,500	$131.89	$130.97	$6,153,613
Ian F.		$0	$375,000	$843,750
Smith	2/3/2015							20,700				$2,258,991
	2/3/2015								68,000	$109.14	$108.72	$3,235,052
	7/21/2015								34,000	$131.89	$130.97	$1,964,534
David		$0	$275,000	$618,750
Altshuler	1/12/2015				—	75,000	75,000					$9,078,750
	7/21/2015								34,000	131.89	130.97	$1,964,534
Stuart A.		$0	$325,000	$731,250
Arbuckle	2/3/2015							20,700				$2,258,991
	2/3/2015								68,000	$109.14	$108.72	$3,235,052
	7/21/2015								34,000	$131.89	$130.97	$1,964,534
Jeffrey		$0	$309,000	$695,250
Chodakewitz	2/3/2015							17,250				$1,882,493
	2/3/2015								57,500	$109.14	$108.72	$2,735,522
	7/21/2015								34,000	$131.89	$130.97	$1,964,534
Annual Cash Bonus. The amounts in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column represent the minimum threshold, target and maximum amounts that our named executive officers were eligible for pursuant to our 2015 annual cash bonus program. Actual amounts paid to each of the named executive officers under this program for 2015 performance are set forth in the Summary Compensation Table above.
Sign-on Equity Award. The amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column represent the minimum threshold, target and maximum amounts that Dr. Altshuler is eligible for pursuant to his sign-on equity award granted in February 2015. This award will vest if, and only if, performance objectives are achieved, as described in the footnotes to the table Outstanding Equity Awards at Fiscal Year-End for 2015 below.
Restricted Stock Grants. The amounts in the “All Other Stock Awards: Number of Shares of Stock or Units” column represent the number of shares of restricted stock granted to the named executive officers in 2015 pursuant to the annual equity program that was in place in February 2015. The restricted stock awards to these named executive officers were made in February 2015 on account of the executives’ performances in 2014. Each of these restricted stock awards is characterized as a PARS award that is subject to time-based vesting on the fourth anniversary of the grant date, subject to acceleration as described in the footnotes to the table Outstanding Equity Awards at Fiscal Year-End for 2015 below.
Options. In accordance with our stock and option plans, the exercise prices for the stock options granted to our named executive officers during 2015 were equal to the average of the high and the low prices of our common stock on the grant date. As a result, in 2015 the exercise prices of options granted to our named executive officers were higher than the grant-date closing price for the February 3, 2015 and July 21, 2015 grants. In the future, we expect that options will continue to be granted with exercise prices equal to the average of the high and low prices of our common stock on the

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COMPENSATION AND EQUITY TABLES (continued)

grant date, and that as a result the exercise prices are likely to be different from the closing price of our common stock on the grant date. Each stock option set forth in the table above was granted subject to vesting in 16 quarterly installments during the first four years of its ten-year term.

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COMPENSATION AND EQUITY TABLES (continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2015
The following table provides information with respect to outstanding equity awards held by each of our named executive officers on December 31, 2015, based on the closing price of $125.83 per share of our common stock on December 31, 2015:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (shares) (1)	Number of Securities Underlying Unexercised Options Unexercisable (shares) (1)	Option Exercise Price (per share)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (shares)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (shares)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jeffrey M. Leiden	Restricted Stock
					19,667	(3)	$2,474,699
					64,500	(4)	$8,116,035
								125,000	(5)	$15,728,750
	Stock Options
	213,108	0	$29.98	12/13/2021
	30,000	0	$34.05	7/5/2019
	20,000	0	$34.24	5/31/2020
	1,527	0	$34.39	12/14/2020
	121,687	55,313	$45.11	2/4/2023
	95,875	22,125	$48.74	7/24/2022
	22,500	0	$53.85	5/31/2021
	93,187	119,813	$77.31	2/4/2024
	59,906	46,594	$83.36	7/29/2023
	33,281	73,219	$96.87	7/14/2024
	39,937	173,063	$109.14	2/2/2025
	6,656	99,844	$131.89	7/20/2025
Ian F. Smith	Restricted Stock
					6,042	(6)	$760,265
					6,042	(3)	$760,265
					20,700	(4)	$2,604,681
								75,000	(5)	$9,437,250
	Stock Options
	20,390	3,399	$37.86	2/1/2022
	10,195	0	$38.80	2/2/2021
	20,391	16,992	$45.11	2/4/2023
	11,327	6,797	$48.74	7/24/2022
	9,062	0	$51.75	7/12/2021
	29,750	38,250	$77.31	2/4/2024
	19,125	14,875	$83.36	7/29/2023
	10,625	23,375	$96.87	7/14/2024
	12,750	55,250	$109.14	2/2/2025
	2,125	31,875	$131.89	7/20/2025

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COMPENSATION AND EQUITY TABLES (continued)

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (shares) (1)	Number of Securities Underlying Unexercised Options Unexercisable (shares) (1)	Option Exercise Price (per share)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (shares)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (shares)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David Altshuler	Restricted Stock
								75,000	(5)	$9,437,250
	Stock Options
	3,750	3,750	$63.14	5/23/2022
	7,500	0	$72.14	5/31/2024
	20,000	0	$81.54	5/31/2023
	2,125	31,875	$131.89	7/20/2025
Stuart A. Arbuckle	Restricted Stock
					2,416	(7)	$304,005
					6,042	(3)	$760,265
					20,700	(4)	$2,604,681
								75,000	(5)	$9,437,250
	Stock Options
	0	28,320	$45.11	2/4/2023
	0	13,594	$53.74	9/3/2022
	0	38,250	$77.31	2/4/2024
	19,125	14,875	$83.36	7/29/2023
	10,625	23,375	$96.87	7/14/2024
	12,750	55,250	$109.14	2/2/2025
	2,125	31,875	$131.89	7/20/2025
Jeffrey Chodakewitz	Restricted Stock
					7,125	(8)	$896,539
					17,250	(4)	$2,170,568
								75,000	(5)	$9,437,250
	Stock Options
	3,437	30,938	$73.51	1/1/2024
	5,156	18,907	$96.87	7/14/2024
	10,781	46,719	$109.14	2/2/2025
	2,125	31,875	$131.89	7/20/2025

(1)
Unvested stock options are vesting in 16 quarterly installments during the first four years of their ten-year terms. The option expiration dates listed above reflect the final expiration date for each of the listed options. If the named executive officer’s service with us is terminated, the options would expire, subject to certain exceptions, three months after the termination of service.

(2)
Dr. Leiden’s options expiring in 2019 and 2020 and on May 31, 2021, which were granted in connection with service as a non-employee director, have ten-year terms and will not expire as a result of a termination of service. Dr. Altshuler’s options expiring in 2022 and 2023 and 2024, which were granted in connection with service as a non-employee director, have ten-year terms and will not expire as a result of a termination of service.

(3)
Each of these restricted stock awards is a PARS award, which was subject to time-based vesting on February 5, 2017, the fourth anniversary of grant, subject to acceleration of vesting upon the achievement of specified performance objectives. The vesting accelerated in February 2016 for the shares of each award outstanding as of December 31, 2015 upon reaching $1.0 billion in net product revenues over a one-year period from our cystic fibrosis products.

(4)
Each of these restricted stock awards is a PARS award, which is subject to time-based vesting on February 3, 2019, the fourth anniversary of grant, subject to acceleration of vesting upon the achievement of specified performance objectives. The vesting accelerates for the first half of the shares upon (i) U.S net ORKAMBI sales for a 12-month period ending on a calendar quarter is equal to or greater than $1.25 billion or (ii) completion of a clinical trial that establishes a proof-of-concept for a next-generation CFTR corrector. The vesting accelerates for the second half of the shares upon (i) worldwide net ORKAMBI sales, excluding U.S. net ORKAMBI sales, for a 12-month period ending on a calendar quarter that is equal to

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COMPENSATION AND EQUITY TABLES (continued)

or greater than $500 million or (ii) completion of a pivotal clinical trial of a non-cystic fibrosis drug candidate that provides sufficient data to support a new drug application.

(5)
As disclosed in our 2015 Proxy Statement, these restricted stock awards were granted in the fourth quarter of 2014 or the first quarter of 2015 and will vest only if performance objectives are achieved prior to November 15, 2019. These awards will vest, only if we achieve positive EBITDA for the 12-month period ending September 30, 2017 on the third anniversary of the grant date. Between January 1, 2018 and November 15, 2019, if we achieve positive EBITDA for a 12-month period ending on a calendar quarter, these awards will vest on the day following the applicable earnings release. If the executive is terminated by us without cause prior to the second anniversary of the grant, 10% of the shares subject to the applicable award will vest if the performance condition is ultimately satisfied. If the executive is terminated by us without cause after the second anniversary of the grant date and prior to November 15, 2019, 20% of the shares subject to the applicable award will vest if the performance condition is ultimately satisfied.

(6)
This restricted stock award is a PARS award, which was subject to time-based vesting on February 2, 2016, the fourth anniversary of grant, subject to acceleration of vesting upon the achievement of specified performance objectives. The vesting for the shares of each award outstanding as of December 31, 2015 occurred on February 2, 2016.

(7)	This restricted stock award vests in one remaining annual installment on September 30, 2016.

(8)	This restricted stock award vests in three remaining annual installments on January 31, 2016, 2017 and 2018.

(9)
In 2014, we implemented a career employment/retirement program applicable to all of our employees 55 years of age or older, which provides that qualified employees who have provided significant service to us, are entitled, subject to certain restrictions including the provision of services during a required transition period, to partial or full acceleration of vesting of certain equity awards upon a termination of employment other than for cause. In addition, if such equity award is an option award it would remain outstanding for its original ten-year term. This program is only applicable to equity awards granted on or after February 5, 2014 and is not applicable to the performance-contingent restricted stock granted to our named executive officers in the fourth quarter of 2014 or first quarter of 2015. For Dr. Leiden's 2014 annual equity awards, upon a termination by us without cause or a termination of his employment for good reason, 18 months of service would be added to his length of service as an employee for purposes of calculating this accelerated vesting.

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SUMMARY OF TERMINATION AND CHANGE OF CONTROL BENEFITS

SUMMARY OF TERMINATION AND CHANGE OF CONTROL BENEFITS
The amounts shown in the following table are calculated based on the amounts that would have been payable by us had the listed named executive officer experienced an employment termination on December 31, 2015.

	Voluntary Termination or Retirement/Termination for Cause	Separate From a Change of Control Involuntary Termination Other Than for Cause/ Termination by Executive With Good Reason	In Connection With a Change of Control Involuntary Termination Other Than for Cause/ Termination by Executive for Good Reason	Disability	Death
Jeffrey M. Leiden
Cash Severance Benefits	$—	$7,280,000	$10,111,400	$1,560,000	$1,560,000
Continuation of Employee Benefits	—	27,553	35,504	—	—
Accelerated Vesting of Stock Options	—	—	18,971,499	10,651,733	18,971,499
Continued Vesting of Stock Options	—	12,898,752	—	—	—
Accelerated Vesting of Restricted Stock	—	2,474,699	26,319,484	6,961,748	26,319,484
Total	$—	$22,681,004	$55,437,887	$19,173,481	$46,850,983
Ian F. Smith
Cash Severance Benefits	$—	$1,500,000	$1,500,000	$937,500	$937,500
Continuation of Employee Benefits	—	18,369	18,369	—	—
Accelerated Vesting of Stock Options	—	4,768,173	6,281,279	3,636,003	6,281,279
Accelerated Vesting of Restricted Stock	—	8,123,554	13,562,461	7,020,374	13,562,461
280G Excise Tax	—	—	—	—	—
Total	$—	$14,410,096	$21,362,109	$11,593,877	$20,781,240
David Altshuler
Cash Severance Benefits	$—	$825,000	$1,100,000	$—	$—
Continuation of Employee Benefits	—	23,669	23,669	—	—
Accelerated Vesting of Stock Options	—	—	235,088	—	235,088
Accelerated Vesting of Restricted Stock	—	—	9,437,250	—	9,437,250
Total	—	848,669	10,796,007	—	9,672,338
Stuart A. Arbuckle
Cash Severance Benefits	$—	$975,000	$1,300,000	$—	$—
Continuation of Employee Benefits	—	23,669	23,669	—	—
Accelerated Vesting of Stock Options	—	—	7,352,676	—	7,352,676
Accelerated Vesting of Restricted Stock	—	—	13,106,201	—	13,106,201
Total	$—	$998,669	$21,782,546	$—	$20,458,877
Jeffrey Chodakewitz
Cash Severance Benefits	$—	$927,000	$1,236,000	$—	$—
Continuation of Employee Benefits	—	23,420	23,420	—	—
Accelerated Vesting of Stock Options	—	—	2,945,963	—	2,945,963
Accelerated Vesting of Restricted Stock	—	896,539	12,504,356	—	12,504,356
Total	$—	$1,846,959	$16,709,739	$—	$15,450,319
The amounts in the table above do not include any life insurance payments or disability insurance payments that the executive or the executive’s estate may receive under existing insurance policies. The assumptions underlying the calculations in the table include:

•
the value of each share subject to an option to purchase common stock that would be accelerated or continue to vest in the circumstances described below under Employment Contracts and Change of Control Arrangements equals $125.83 per share (the closing price on the last trading day of 2015), minus the exercise price per share;

•
the value of each share of restricted stock for which our repurchase right would lapse in the circumstances described below equals $125.83 per share (the closing price on the last trading day of 2015);

•	appropriate provision for the continuation of all then-outstanding options would be made in connection with a change of control;

•
our board of directors would elect not to pay a pro rata portion of an executive’s target bonus for the year of termination in cases where the executive’s employment is terminated voluntarily by the executive (for any reason, including retirement) or for cause, under our policy that cash bonuses are payable only to employees who are otherwise eligible and who remain employed by us on the date of bonus payment, typically in February of the next year;

•
in addition to the amounts above, if Dr. Leiden, Mr. Arbuckle or Dr. Chodakewitz had been involuntarily terminated by us as of December 31, 2015, then 10% of the 2014 retention awards granted to them would vest on or after October 2017 to the extent the performance condition related to such awards is ultimately satisfied. The value of the shares that could vest pursuant to this provision was $1,572,875 for Dr. Leiden and $943,725 for each of Mr. Arbuckle and Dr. Chodakewitz; and

•	our board of directors would have assigned the same 2015 individual and company performance ratings on December 31, 2015 as they assigned in the first quarter of 2016.
The actual amounts that the named executive officers could receive in the future as a result of a termination of employment would likely differ materially from the amounts set forth above as a result of, among other things, changes in our stock price, changes in their base salary, target bonus amounts and actual bonus amounts, and the vesting and grants of additional equity awards.

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EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

We have entered into agreements and maintain plans that will require us to provide to our named executive officers cash compensation, benefits and/or acceleration of the vesting of equity awards in the event of termination of employment or service as a director under specified circumstances. The following summary descriptions of such agreements with our named executive officers are qualified by the complete terms and conditions set forth in each of the agreements. In addition to the agreements described below, outstanding options granted under our stock and option plans provide that, in the event of certain changes of control, either appropriate provision for the continuation of all then-outstanding options must be made, or the vesting of those options will be accelerated and they will become fully exercisable immediately prior to such change of control. As described below, the benefits that are to be provided in connection with a change of control are subject to a “double trigger.” A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability or by the executive for good reason during a specified period before or after a change of control.
In addition to the benefits described below, under programs applicable to all employees, if a named executive officer dies while an employee, his estate and/or beneficiaries would receive full acceleration of all outstanding stock options and restricted stock awards.
Jeffrey M. Leiden
The terms and conditions of Dr. Leiden’s employment are governed by a written employment contract, which was entered into on December 14, 2011, as amended on December 10, 2014, and expires on December 31, 2017, provided that, if Dr. Leiden’s employment with us extends beyond the contract expiration date, certain provisions providing for severance benefits upon a “not-for-cause” employment termination by the company survive the contract expiration. Dr. Leiden’s employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Dr. Leiden has agreed not to engage in specified competitive activities for 18 months after his employment with us terminates.
If Dr. Leiden’s employment is terminated by us without cause or he terminates his employment for good reason, he would be entitled to receive:

Severance Payment:	A)	200% of the sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro-rated bonus for the year in which the termination occurs based on his target bonus for the year in which the termination occurs
Options:	Outstanding options unvested on the date of termination shall be subject to continued vesting for an additional 18 months following termination
Restricted Stock:	Vesting in full of each outstanding restricted stock award that would have otherwise vested in the 18 months following the termination
Restricted Stock Units:
Vesting in full of each outstanding RSU award that would have otherwise vested in the 18 months following the termination (using target or earned shares, as applicable, for performance-based awards) or, in the case of certain performance-based RSU awards, vesting in full of the number of target shares if the termination occurs within 18 months of the end of the performance period

Employee Benefits:	Continuation of certain employee benefits for up to 18 months
If Dr. Leiden’s employment is terminated by us without cause or he terminates his employment for good reason within two years after a change of control of Vertex, he would instead be entitled to receive:

Severance Payment:	A)	299% of the sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro-rated bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock awards
Restricted Stock Units:	Vesting in full of all outstanding RSU awards (using target or earned shares, as applicable, for performance-based awards)
Employee Benefits:	Continuation of certain employee benefits for up to 18 months
Severance payments to Dr. Leiden in connection with a change of control may be reduced to increase their value to Dr. Leiden if such payments would be subject to an excise tax under Section 4999 of the Code. Dr. Leiden’s employment agreement does not provide for a so-called Section 4999 excise tax “gross-up.”

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EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS (continued)

Under the employment agreement, Dr. Leiden would have the right to terminate his employment for good reason upon the occurrence of any of the following events without Dr. Leiden’s consent:

•	our failure to continue Dr. Leiden in the positions of chairman of the board, chief executive officer and president at any time during the term of the employment agreement;

•	a material adverse change in his duties, authority and/or responsibilities that, taken as a whole, effectively constitutes a demotion;

•	a material breach of the employment agreement by us, including a material reduction in base salary or target bonus; or

•
the relocation of the office to which he is assigned to a place 35 or more miles away from Cambridge, Massachusetts or Fan Pier, Boston, Massachusetts and such relocation is not at his request or is other than in connection with a change in location of our principal executive offices.

In addition, if there is a change of control and a resulting change in Dr. Leiden’s reporting relationship, without his consent, such that he is reporting to an executive officer of a parent entity, rather than to the board of directors of our company (or a successor corporation) or to the board of directors of a parent thereof, any material erosion of Dr. Leiden’s independent authority shall in itself constitute good reason for termination; provided that (a) such termination for good reason occurs within two years of such change of control and (b) the fact that there has been a change in Dr. Leiden’s reporting relationship shall not itself constitute an erosion of his independent authority.
Under Dr. Leiden’s employment agreement a change of control shall be deemed to have occurred if:

•
any person or group, as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities, having the right to vote in the election of directors; or

•
all or substantially all our business or assets are sold or disposed of, or we or our subsidiary combines with another company pursuant to a merger, consolidation, or other similar transaction (subject to exceptions set forth in the agreement, including transactions in which our shareholders immediately prior to such merger or consolidation continue to own at least a majority of our outstanding voting securities or the outstanding voting securities of the surviving entity immediately after the merger or consolidation).

If Dr. Leiden’s employment is terminated as a result of disability, he would be entitled to receive:

•	a pro-rated bonus for the year of employment termination;

•	vesting of options that would have vested during the 12 months following employment termination;

•	for each restricted stock award that vests proportionally over time, vesting of all shares that would have vested in the 12 months following the employment termination;

•	for each restricted stock award that cliff-vests on a specified date, vesting of shares pro rata over time on a daily basis from the date of grant through the date of employment termination; and

•
for each RSU award, vesting of all shares that would have vested in the 12 months following the employment termination (using target or earned shares, as applicable, for performance-based awards), or, in the case of certain performance-based RSU awards, vesting of target shares pro-rata over time on a daily basis from the date of grant through the date of employment termination.

If Dr. Leiden dies while he is an employee, his estate and/or beneficiaries would receive a pro-rated bonus for the year of employment termination, as well as the full acceleration of his equity awards provided under our company-wide program. In addition, Dr. Leiden is eligible for a company-wide program that provides, subject to certain restrictions, acceleration of all or a portion of outstanding equity awards upon a termination of service other than for cause as described on page 74 of this proxy statement.
After expiration of the agreement on December 31, 2017, we may nominate Dr. Leiden for re-election to our board of directors, provided that from January 1, 2018 through December 31, 2018, our board may request Dr. Leiden resign and Dr. Leiden shall comply with any such request. If Dr. Leiden is not renominated, or resigns at our request between January 1, 2018 and December 31, 2018, his service will be deemed to continue through December 31, 2018 for the purposes of vesting

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EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS (continued)

of any equity, including any length of service calculation pursuant to the program described on page 74 of this proxy statement.
Ian F. Smith
The terms and conditions of Mr. Smith’s employment are governed by a written employment contract, which was entered into in 2001, amended and restated in 2004 and amended in 2008. Mr. Smith’s employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Mr. Smith has agreed not to engage in specified competitive activities for a period of one year after the termination of his employment with us.
If Mr. Smith’s employment is terminated without cause, or if he terminates his employment with us of his own initiative for good reason or we do not renew his agreement, other than in connection with a change of control as described below, he would be entitled to receive:

Severance Payment:	A)	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Vesting of outstanding options that otherwise would have vested in the 18 months following termination
Restricted Stock:
Vesting of each outstanding restricted stock award that would otherwise have vested in the 18 months following the termination, treating each award that vests other than ratably as if it vests ratably over the term of the grant

Restricted Stock Units:
Vesting in full of each outstanding RSU award that would have otherwise vested in the 18 months following the termination (using target or earned shares, as applicable, for performance-based awards) or, in the case of certain performance-based RSU awards, vesting of target shares pro rata over time on a daily basis from the date of grant through the date that is 18 months following the termination

Employee Benefits:	Continuation of certain employee benefits for up to 12 months
If we terminate Mr. Smith’s employment without cause or he terminates his employment with us for good reason on a date within the 90 days prior to or the 12 months after a change of control he would be entitled to receive:

Severance Payment:	A)	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock awards
Restricted Stock Units:	Vesting in full of all outstanding RSU awards (using target or earned shares, as applicable, for performance-based awards)
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Tax Benefits:	Additional payments required to compensate him if payments made under the employment agreement result in certain adverse tax consequences including excise taxes under Section 4999 of the Code
If Mr. Smith’s employment is terminated as a result of his disability, he would receive six months of severance pay, a pro rata portion of his target bonus for the year in which the termination occurred and 12 months’ acceleration of outstanding stock options, restricted stock awards and RSU awards (using target or earned shares, as applicable, for performance-based RSU awards), other than certain performance-based RSU awards which provide for vesting of target shares pro-rata over time on a daily basis from the date of grant through the date that is 12 months following the termination. If Mr. Smith dies while he is an employee, his estate and/or beneficiaries would receive six months of severance pay and a pro-rated target bonus for the year of employment termination, as well as the full acceleration of his equity awards provided under our company-wide program.
Under the employment agreement, Mr. Smith would have the right to terminate his employment for good reason upon the occurrence of the following events without Mr. Smith’s consent:

•
he is assigned to any duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities associated with his positions and offices on the date of the agreement, provided that such reassignment of duties or responsibilities is not due to his disability or performance, or is at his request;

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EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS (continued)

•
he suffers a reduction in the authorities, duties and responsibilities associated with his positions and offices on the date of the agreement, on the basis of which he makes a determination in good faith that he can no longer carry out those positions or offices in the manner contemplated on the date the agreement was entered into, provided that any such reduction of duties or responsibilities is not due to his disability or performance, or at his request;

•	his base salary is decreased;

•	his office location as assigned to him by us is relocated 35 or more miles from Cambridge, Massachusetts; or

•	in the event of a change of control, failure of any successor to assume the obligations and liabilities of the employment agreement.
Under Mr. Smith’s employment agreement cause means:

•	he is convicted of a crime involving moral turpitude;

•	he commits a material breach of any provision of his employment agreement; or

•
in carrying out his duties, he acts or fails to act in a manner which is determined, in the sole discretion of our board, to be (A) willful gross neglect or (B) willful gross misconduct resulting, in either case, in material harm to us unless such act, or failure to act, was believed by him, in good faith, to be in our best interests.

Under Mr. Smith’s employment agreement a change of control shall be deemed to have occurred if:

•
any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing 51% or more of the combined voting power of our outstanding securities, having the right to vote in the election of directors;

•
a majority of our board during any 12-month period is replaced at a meeting of our board or at a meeting of our shareholders with individuals other than individuals nominated or approved by a majority of the disinterested directors (as such term is defined in the employment agreement);

•
all or substantially all of our business is disposed of pursuant to a merger, consolidation or other transaction (subject to exceptions set forth in the agreement) in which we are not the surviving corporation or we are materially or completely liquidated; or

•
we combine with another company and are the surviving corporation but, immediately after the combination, our shareholders hold, directly or indirectly, less than 50% of the total outstanding securities of the combined company having the right to vote in the election of directors.

David Altshuler
Employment Agreement
The terms and conditions of Dr. Altshuler's employment are governed by a written employment contract, which was entered into in December 2014. His employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Dr. Altshuler has agreed not to engage in specified competitive activities for a period of one year after the termination of his employment with us.
Under his employment agreement, if (i) Dr. Altshuler's employment is terminated without cause or (ii) he terminates his employment with us for good reason within 30 days of the event giving rise to his right to terminate for good reason, subject to notice and cure provisions, he would be entitled to receive:

Severance Payment:	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Under the employment agreement, Dr. Altshuler would have the right to terminate his employment for good reason upon the occurrence of the following events without his consent:

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EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS (continued)

•
his duties are materially diminished to an extent that results in Dr. Altshuler either (i) no longer being an “officer,” as such term is defined in Rule 16a-1(f) promulgated under the Exchange Act, or (ii) ceasing to be a member of our executive management team;

•	his base salary is decreased, unless such reduction is part of an across-the-board proportionate reduction in the salaries of our senior management team; or

•
the office to which he is assigned is relocated to a place 35 or more miles away and such relocation is not at his request or with his prior agreement (and other than in connection with a change in location of our principal executive offices).

Under the employment agreement, cause means:

•	Dr. Altshuler is convicted of a crime involving moral turpitude;

•	he commits a material breach of any provision of the agreement not involving the performance or nonperformance of duties; or

•
in carrying out his duties, Dr. Altshuler acts or fails to act in a manner that is determined, in the sole discretion of our board, after written notice of any such act or failure to act and a reasonable opportunity to cure the deficiency has been provided to Dr. Altshuler, to be (A) willful gross neglect or (B) willful gross misconduct, resulting, in either case, in material harm to us unless such act, or failure to act, was believed by him, in good faith, to be in our best interests.

Change of Control Agreement
We have a change of control agreement with Dr. Altshuler, which was entered into in December 2014. Under this agreement, if we terminate Dr. Altshuler’s employment without cause on a date within the 90 days prior to or the 12 months after a change of control or he terminates his employment within 30 days of an event giving rise to a right to terminate for good reason, subject to notice and cure provisions, and the event occurs on a date within the 90 days prior to or the 12 months after a change of control, he would be entitled to receive:

Severance Payment:	A)	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock awards
Restricted Stock Units:	Vesting in full of all outstanding RSU awards (using target or earned shares, as applicable, for performance-based awards)
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Severance payments to Dr. Altshuler in connection with a change of control may be reduced to increase their value to Dr. Altshuler if such payments would be subject to an excise tax under Section 4999 of the Code. Dr. Altshuler’s agreements do not provide for a so-called Section 4999 excise tax “gross-up.”
Under the change of control agreement, Dr. Altshuler would have the right to terminate his employment for good reason upon the occurrence of the following events without his consent:

•	he suffers a material reduction in the authorities, duties or job title and responsibilities associated with his position as of the date of the change of control agreement;

•	his base salary is decreased;

•	the office to which he is assigned is relocated to a place 35 or more miles away; or

•	following a change of control, our successor fails to assume our obligations under the change of control agreement.
Under the change of control agreement, cause means:

•	Dr. Altshuler is convicted of a crime involving moral turpitude;

•
he willfully refuses or fails to follow a lawful directive or instruction of our board or the individual to whom he reports provided that he received prior written notice of the directive or instruction that he failed to follow and, provided further,

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EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS (continued)

that we, in good faith, give him 30 days to correct such failure, and further provided if he corrects such failure any termination of his employment on account of such failure shall not be treated as a termination for cause;

•
he commits willful gross negligence, or willful gross misconduct, resulting in either case in material harm to us, unless such act, or failure to act, was believed by him, in good faith, to be in our best interests; or

•	he violates any of our policies made known to him regarding confidentiality, securities trading or inside information.
Under the change of control agreement, change of control means:

•
any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities having the right to vote in the election of directors; or

•
all or substantially all of our business or assets are sold or disposed of, or we or one of our subsidiaries combines with another company pursuant to a merger, consolidation, or other similar transaction, other than (i) a transaction solely for the purpose of reincorporating us or one of our subsidiaries in a different jurisdiction or recapitalizing or reclassifying our stock; or (ii) a merger or consolidation in which our shareholders immediately prior to such merger or consolidation continue to own at least a majority of the outstanding securities of the surviving entity immediately after the merger or consolidation.

Stuart A. Arbuckle
Employment Agreement
The terms and conditions of Mr. Arbuckle’s employment are governed by a written employment contract, which was entered into in August 2012. His employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Mr. Arbuckle has agreed not to engage in specified competitive activities for a period of one year after the termination of his employment with us.
Under his employment agreement, if (i) Mr. Arbuckle’s employment is terminated without cause or (ii) he terminates his employment with us for good reason within 30 days of the event giving rise to his right to terminate for good reason, subject to notice and cure provisions, he would be entitled to receive:

Severance Payment:	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Under the employment agreement, Mr. Arbuckle would have the right to terminate his employment for good reason upon the occurrence of the following events without his consent:

•
his duties are materially diminished to an extent that results in Mr. Arbuckle either (i) no longer being an “officer,” as such term is defined in Rule 16a-1(f) promulgated under the Exchange Act, or (ii) ceasing to be a member of our executive management team;

•	his base salary is decreased, unless such reduction is part of an across-the-board proportionate reduction in the salaries of our senior management team; or

•
the office to which he is assigned is relocated to a place 35 or more miles away and such relocation is not at his request or with his prior agreement (and other than in connection with a change in location of our principal executive offices).

Under the employment agreement, cause means:

•	Mr. Arbuckle is convicted of a crime involving moral turpitude;

•	he commits a material breach of any provision of the agreement not involving the performance or nonperformance of duties; or

•
in carrying out his duties, Mr. Arbuckle acts or fails to act in a manner that is determined, in the sole discretion of our board, after written notice of any such act or failure to act and a reasonable opportunity to cure the deficiency has been

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EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS (continued)

provided to Mr. Arbuckle, to be (A) willful gross neglect or (B) willful gross misconduct, resulting, in either case, in material harm to us unless such act, or failure to act, was believed by him, in good faith, to be in our best interests.
Change of Control Agreement
We have a change of control agreement with Mr. Arbuckle, which was entered into in August 2012. Under this agreement, if we terminate Mr. Arbuckle’s employment without cause on a date within the 90 days prior to or the 12 months after a change of control or he terminates his employment within 30 days of an event giving rise to a right to terminate for good reason, subject to notice and cure provisions, and the event occurs on a date within the 90 days prior to or the 12 months after a change of control, he would be entitled to receive:

Severance Payment:	A)	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock awards
Restricted Stock Units:	Vesting in full of all outstanding RSU awards (using target or earned shares, as applicable, for performance-based awards)
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Severance payments to Mr. Arbuckle in connection with a change of control may be reduced to increase their value to Mr. Arbuckle if such payments would be subject to an excise tax under Section 4999 of the Code. Mr. Arbuckle’s agreements do not provide for a so-called Section 4999 excise tax “gross-up.”
Under the change of control agreement, Mr. Arbuckle would have the right to terminate his employment for good reason upon the occurrence of the following events without his consent:

•	he suffers a material reduction in the authorities, duties or job title and responsibilities associated with his position as of the date of the change of control agreement;

•	his base salary is decreased;

•	the office to which he is assigned is relocated to a place 35 or more miles away; or

•	following a change of control, our successor fails to assume our obligations under the change of control agreement.
Under the change of control agreement, cause means:

•	Mr. Arbuckle is convicted of a crime involving moral turpitude;

•
he willfully refuses or fails to follow a lawful directive or instruction of our board or the individual to whom he reports provided that he received prior written notice of the directive or instruction that he failed to follow and, provided further, that we, in good faith, give him 30 days to correct such failure, and further provided if he corrects such failure any termination of his employment on account of such failure shall not be treated as a termination for cause;

•
he commits willful gross negligence, or willful gross misconduct, resulting in either case in material harm to us, unless such act, or failure to act, was believed by him, in good faith, to be in our best interests; or

•	he violates any of our policies made known to him regarding confidentiality, securities trading or inside information.
Under the change of control agreement, change of control means:

•
any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities having the right to vote in the election of directors; or

•
all or substantially all of our business or assets are sold or disposed of, or we or one of our subsidiaries combines with another company pursuant to a merger, consolidation, or other similar transaction, other than (i) a transaction solely for the purpose of reincorporating us or one of our subsidiaries in a different jurisdiction or recapitalizing or reclassifying our stock; or (ii) a merger or consolidation in which our shareholders immediately prior to such merger or consolidation continue to own at least a majority of the outstanding securities of the surviving entity immediately after the merger or consolidation.

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EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS (continued)

Jeffrey Chodakewitz
Employment Agreement
The terms and conditions of Dr. Chodakewitz's employment are governed by a written employment contract, which was entered into in December 2013. His employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Dr. Chodakewitz has agreed not to engage in specified competitive activities for a period of one year after the termination of his employment with us.
Under his employment agreement, if (i) Dr. Chodakewitz’s employment is terminated without cause or (ii) he terminates his employment with us for good reason within 30 days of the event giving rise to his right to terminate for good reason, subject to notice and cure provisions, he would be entitled to receive:

Severance Payment:	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
Restricted Stock:	Full vesting of his initial restricted stock award that vests over the four-year period ending in January 2018
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Under the employment agreement, Dr. Chodakewitz would have the right to terminate his employment for good reason upon the occurrence of the following events without his consent:

•	his duties are materially diminished to an extent that results in Dr. Chodakewitz ceasing to be a member of our executive management team;

•	his base salary is decreased, unless such reduction is part of an across-the-board proportionate reduction in the salaries of our senior management team; or

•
the office to which he is assigned is relocated to a place 35 or more miles away and such relocation is not at his request or with his prior agreement (and other than in connection with a change in location of our principal executive offices).

Under the employment agreement, cause means:

•	Dr. Chodakewitz is convicted of a crime involving moral turpitude;

•	he commits a material breach of any provision of the agreement not involving the performance or nonperformance of duties; or

•
in carrying out his duties, Dr. Chodakewitz acts or fails to act in a manner that is determined, in the sole discretion of our board, after written notice of any such act or failure to act and a reasonable opportunity to cure the deficiency has been provided to Dr. Chodakewitz, to be (A) willful gross neglect or (B) willful gross misconduct, resulting, in either case, in material harm to us unless such act, or failure to act, was believed by him, in good faith, to be in our best interests.

Change of Control Agreement
We have a change of control agreement with Dr. Chodakewitz, which was entered into in December 2013. Under this agreement, if we terminate Dr. Chodakewitz’s employment without cause on a date within the 90 days prior to or the 12 months after a change of control or he terminates his employment within 30 days of an event giving rise to a right to terminate for good reason, subject to notice and cure provisions, and the event occurs on a date within the 90 days prior to or the 12 months after a change of control, he would be entitled to receive:

Severance Payment:	A)	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock awards
Restricted Stock Units:	Vesting in full of all outstanding RSU awards (using target or earned shares, as applicable, for performance-based awards)
Employee Benefits:	Continuation of certain employee benefits for up to 12 months

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EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS (continued)

Severance payments to Dr. Chodakewitz in connection with a change of control may be reduced to increase their value to Dr. Chodakewitz if such payments would be subject to an excise tax under Section 4999 of the Code. Dr. Chodakewitz’s agreements do not provide for a so-called Section 4999 excise tax “gross-up.”
Under the change of control agreement, Dr. Chodakewitz would have the right to terminate his employment for good reason upon the occurrence of the following events without his consent:

•	he suffers a material reduction in the authorities, duties or job title and responsibilities associated with his position as of the date of the change of control agreement;

•	his base salary is decreased;

•	the office to which he is assigned is relocated to a place 35 or more miles away; or

•	following a change of control, our successor fails to assume our obligations under the change of control agreement.
Under the change of control agreement, cause means:

•	Dr. Chodakewitz is convicted of a crime involving moral turpitude;

•
he willfully refuses or fails to follow a lawful directive or instruction of our board or the individual to whom he reports provided that he received prior written notice of the directive or instruction that he failed to follow and, provided further, that we, in good faith, give him 30 days to correct such failure, and further provided if he corrects such failure any termination of his employment on account of such failure shall not be treated as a termination for cause;

•
he commits willful gross negligence, or willful gross misconduct, resulting in either case in material harm to us, unless such act, or failure to act, was believed by him, in good faith, to be in our best interests; or

•	he violates any of our policies made known to him regarding confidentiality, securities trading or inside information.
Under the change of control agreement, change of control means:

•
any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities having the right to vote in the election of directors; or

•
all or substantially all of our business or assets are sold or disposed of, or we or one of our subsidiaries combines with another company pursuant to a merger, consolidation, or other similar transaction, other than (i) a transaction solely for the purpose of reincorporating us or one of our subsidiaries in a different jurisdiction or recapitalizing or reclassifying our stock; or (ii) a merger or consolidation in which our shareholders immediately prior to such merger or consolidation continue to own at least a majority of the outstanding securities of the surviving entity immediately after the merger or consolidation.

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table provides aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2015. We are required under applicable SEC rules to disclose in this table the number of shares remaining available for issuance under our equity plans as of December 31, 2015. Accordingly, the figures in the table below do not reflect the equity grants made to our employees under our 2013 Stock and Option Plan, or 2013 Plan, since December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Shareholders (1)	11,145,334	$75.99	15,288,603
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	11,145,334		15,288,603

(1)
These plans consist of our 2013 Plan, 2006 Stock and Option Plan and our Employee Stock Purchase Plan, and awards granted under our 1996 Stock and Option Plan for which we obtained shareholder approval.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 20, 2016, by:

•	each shareholder known by us to be the beneficial owner of more than 5% of our common stock on that date;

•	each of our directors;

•	each named executive officer; and

•	all directors and executive officers as a group.

Name and Address	Shares Beneficially Owned (1)	Percentage of Total (2)
T. Rowe Price Associates, Inc. (3)	25,345,121	10.2%
100 E. Pratt Street
Baltimore, Maryland 21202
Capital World Investors (4)	20,737,911	8.4%
333 South Hope Street
Los Angeles, California 90071
BlackRock, Inc. (5)	18,229,864	7.4%
55 East 52nd Street
New York, New York 10055
FMR LLC (6)	15,009,184	6.1%
245 Summer Street
Boston, Massachusetts 02210
Wellington Management Group LLP (7)	14,863,986	6.0%
280 Congress Street
Boston, Massachusetts 02210
The Vanguard Group (8)	14,503,469	5.9%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
JPMorgan Chase & Co. (9)	12,630,441	5.1%
270 Park Ave.
New York, New York 10017
Sangeeta N. Bhatia (10)	7,500	*
Joshua Boger (10)	1,374,970	*
Terrence C. Kearney (10)	61,875	*
Yuchun Lee (10)	82,500	*
Jeffrey M. Leiden (10)	1,326,254	*
Margaret G. McGlynn (10)	81,088	*
Bruce I. Sachs (10)	141,699	*
Elaine S. Ullian (10)	72,765	*
William D. Young (10)	55,000	*
Ian F. Smith (10)	406,377	*
David Altshuler (10)	207,586	*
Stuart A. Arbuckle (10)	310,897	*
Jeffrey Chodakewitz (10)	254,647	*
All directors and executive officers as a group (16 persons) (10)	4,797,821	1.9%
*    Less than 1%

(1)
Beneficial ownership of shares for purposes of this proxy statement is determined in accordance with applicable SEC rules and includes shares of common stock as to which a person has or shares voting power and/or investment power, including dispositive power. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Information with respect to persons other than directors and executive officers is based solely upon Schedules 13G and amendments thereto filed with the SEC in the first quarter of 2016.

(2)	Percentage ownership is based on 247,349,864 shares of our common stock outstanding on April 20, 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(3)	Reflects the securities beneficially owned by clients of one or more investment advisers directly or indirectly affiliated with T. Rowe Price Associates, Inc.

(4)
Capital World Investors is a division of Capital Research and Management Company ("CRMC") and is deemed the beneficial owner of the shares as a result of CRMC acting as investment adviser to various investment companies.

(5)	Reflects the securities beneficially owned by clients of one or more investment advisers directly or indirectly owned by BlackRock, Inc.

(6)	Reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies.

(7)	Reflects the securities beneficially owned by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP.

(8)
Includes 384,632 shares beneficially owned by Vanguard Fiduciary Trust Company and 176,468 shares held by Vanguard Investments Australia, Ltd., each of which are a wholly-owned subsidiaries of The Vanguard Group, Inc.

(9)	Reflects the securities beneficially owned by JPMorgan Chase & Co. or one of its wholly-owned subsidiaries.

(10)
Includes shares that may be acquired upon the exercise of options exercisable within 60 days after April 20, 2016, unvested shares of restricted stock as of April 20, 2016 and deferred stock units as of April 20, 2016 issued pursuant to our Non-Employee Director Deferred Compensation Plan, as follows:

	Stock Options Exercisable Within 60 Days of April 20, 2016	Unvested Shares of Restricted Stock as of April 20, 2016	Deferred Stock Units as of April 20, 2016
Sangeeta N. Bhatia	7,500	—	—
Joshua Boger	973,700	—	—
Terrence C. Kearney	60,375	—	—
Yuchun Lee	81,459	—	—
Jeffrey M. Leiden	874,429	189,500	—
Margaret G. McGlynn	80,000	—	—
Bruce I. Sachs	120,000	—	489
Elaine S. Ullian	67,500	—	—
William D. Young	55,000	—	—
Ian F. Smith	192,372	95,700	—
David Altshuler	43,170	75,000	—
Stuart A. Arbuckle	96,920	98,116	—
Jeffrey Chodakewitz	45,044	97,000	—
All directors and executive officers as a group (16 persons)	2,920,435	643,116	489
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires directors, officers and persons who are beneficial owners of more than 10% of our common stock to file with the SEC reports of their ownership of our securities and of changes in that ownership. To our knowledge, based upon a review of copies of reports filed with the SEC with respect to the fiscal year ended December 31, 2015 and written representations by our directors and officers that no other reports were required with respect to their transactions, all reports required to be filed under Section 16(a) by our directors and officers and persons who were beneficial owners of more than 10% of our common stock were timely filed.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 87

OTHER INFORMATION

OTHER MATTERS
The 2016 annual meeting of shareholders is called for the purposes set forth in the notice. Our board of directors does not know of any other matters to be considered by the shareholders at the 2016 annual meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the annual meeting and that are not known to our board at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING AND NOMINATIONS FOR DIRECTOR
In order to be considered for inclusion in the proxy statement for our 2017 annual meeting of shareholders, shareholder proposals must be received by us no later than January 2, 2017. If we do not receive notice of a matter to be considered for presentation at the 2017 annual meeting of shareholders by March 18, 2017, our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal without including information regarding the proposal in our proxy materials. Proposals should be sent to the attention of our corporate secretary at our offices at 50 Northern Avenue, Boston, Massachusetts 02210.
If a shareholder wishes to nominate a candidate for election to our board of directors at the 2017 annual meeting of shareholders, but is not eligible or does not elect to have such candidate included in the proxy statement for our 2017 annual meeting of shareholders, such nomination may be submitted to our corporate secretary no later than March 17, 2017, and must include:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•
a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	the other information regarding each nominee proposed by the shareholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

•	the consent of each nominee to serve on our board of directors if so elected.
If a shareholder wishes to nominate a candidate for election to our board of directors at the 2017 annual meeting of shareholders, and is eligible and elects to have such candidate included in the proxy statement for our 2017 annual meeting of shareholders pursuant to our proxy access by-law, such nomination may be submitted to our corporate secretary no later than March 17, 2017 and must include, in addition to the information set forth for above for other shareholder nominees, the information set forth in Section 8(e) of Article II of our by-laws.
SHAREHOLDER COMMUNICATIONS TO THE BOARD
Generally, shareholders who have questions or concerns should contact our investor relations department at (617) 341-6100. However, any shareholder who wishes to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions, in writing, in care of our corporate secretary, to our offices at 50 Northern Avenue, Boston, Massachusetts 02210. Under procedures approved by our board, including a majority of our independent directors, all substantive communications shall be reviewed by our corporate secretary and forwarded or reported to the chair of the corporate governance and nominating committee, the independent directors and/or our full board, as deemed appropriate, with the exception of those communications relating to ordinary or routine business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call our corporate secretary at the following address or phone number: 50 Northern Avenue, Boston, Massachusetts 02210, telephone (617) 341-6100. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 88

OTHER INFORMATION (continued)

record holder, or you may contact us at the above address and phone number.
SOLICITATION
We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of approximately $20,000. Proxies also may be solicited by our directors and employees by mail, by telephone, in person or otherwise. Employees will not receive additional compensation for solicitation efforts. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of common stock and to obtain voting instructions from the beneficial owners. We will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.
AVAILABILITY OF MATERIALS
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 has been filed with the SEC and provides additional information about us. It is available on the internet at www.vrtx.com and is available in paper form (other than exhibits thereto) to beneficial owners of our common stock without charge upon written request to Investor Relations, 50 Northern Avenue, Boston, Massachusetts 02210. In addition, it is available to holders of record of our common stock at www.envisionreports.com/vrtx and to beneficial holders of our common stock at www.edocumentview.com/vrtx.
FORWARD LOOKING STATEMENTS
This proxy statement contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our medicines, statements with respect to potential regulatory approval of our drug candidates and expected clinical development plans and timing, as well as statements with respect to Vertex's potential future financial performance. While we believe the forward-looking statements contained in this proxy statement are accurate, these forward-looking statements represent the our beliefs only as of the date of this proxy statement and there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including risks listed under Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and available through the company's website at www.vrtx.com. We disclaim any obligation to update the information contained in this proxy statement as new information becomes available.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement | 89

VERTEX™

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE_____________ SACKPACK___________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each Director Nominee and proposals 2 and 3 and AGAINST proposals 4 through 7.

1. Election of Class III Directors:

Nominee	For	Withhold
01 - Joshua Boger	☐	☐
02 - Terrence C. Kearney	☐	☐
03 - Yuchun Lee	☐	☐
04 - Elaine S. Ullian	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 2 7 8 0 7 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02CNEC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

VERTEX™

Proxy — Vertex Pharmaceuticals Incorporated

ANNUAL MEETING OF SHAREHOLDERS — JUNE 15, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby constitute and appoint Jeffrey M. Leiden, Ian F. Smith, Michael Parini and Michael J. LaCascia, and each of them, the attorney(s) and proxy of the undersigned, with full power of substitution, with all the powers that the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Vertex Pharmaceuticals Incorporated to be held at 50 Northern Avenue, Boston, Massachusetts, on Wednesday, June 15, 2016 at 9:30 A.M. and at any postponements or adjournments thereof, hereby acknowledging receipt of the proxy statement for such meeting and revoking all previous proxies.

This proxy, when properly executed, will be voted as directed. If no direction is made, this proxy will be voted FOR each of the nominees and proposals 2 and 3 and AGAINST proposals 4 through 7 and, in the case of other matters that legally come before the meeting or any postponement or adjournment thereof, as said proxies may deem advisable.

Please vote, sign and date on the reverse side and return this proxy card promptly using the enclosed envelope.